As filed with the Securities and Exchange Commission on September 26, 1997

                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  ------------

                          CLARK-SCHWEBEL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                           2222
           Delaware                        2262                    13-3883016
(State or other jurisdiction        (Primary Standard           (I.R.S. Employer
       of incorporation          Industrial Classification       Identification
       or organization)                 Code Number)                 Number)

                            2200 South Murray Avenue
                                 (P.O. Box 2627)
                         Anderson, South Carolina 29622
                            Telephone: (864) 224-3506
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                               Donald R. Burnette
                            2200 South Murray Avenue
                                 (P.O. Box 2627)
                         Anderson, South Carolina 29622
                            Telephone: (864) 224-3506
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                  Jack M. Feder
                                Kirkland & Ellis
                     655 Fifteenth Street, N.W., Suite 1200
                             Washington, D.C. 20005
                            Telephone: (202) 879-5000

                                  ------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |_|

================================================================================

                             [cover page continued]

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Title of Each Class of                   Proposed Maximum     Proposed Maximum
Securities to be        Amount to be     Offering Price Per   Aggregate Offering   Amount of
Registered              Registered       Debenture(1)         Price(1)             Registration Fee
---------------------------------------------------------------------------------------------------
Series B 12 1/2%
Senior Debentures
due 2007..............  $153,311,278(2)  $1,000 principal     $153,311,278         $46,458
                                         amount
---------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).

(2) Includes up to $107,317,278 in aggregate principal amount of Series B 12 1/2% Senior Debentures due 2007 which may, upon the occurrence of specified events, be issued in lieu of cash.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 1997

                          CLARK-SCHWEBEL HOLDINGS, INC.

      Offer to Exchange its 12 1/2% Series B Senior Debentures due 2007 for any and all of its outstanding 12 1/2% Series A Senior Debentures due 2007

        The Exchange Offer will expire at 5:00 p.m., New York City time, on ___________, 199_, unless extended

      Clark-Schwebel Holdings, Inc., a Delaware corporation ("Holdings"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 12 1/2% Series B Senior Debentures due 2007 (the "New Debentures"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 12 1/2% Series A Senior Debentures due 2007 (the "Old Debentures"), of which $45,994,000 principal amount is outstanding on the date hereof. The form and terms of the New Debentures are the same as the form and term of the Old Debentures (which they replace) except that the New Debentures will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Old Debentures in certain circumstances relating to the timing of the Exchange Offer. The Old Debentures and the New Debentures are sometimes referred to herein collectively as the "Debentures." The New Debentures will evidence the same debt as the Old Debentures (which they replace) and will be issued under and be entitled to the benefits of the Indenture (the "Indenture") dated as of August 14, 1997 between Holdings and State Street Bank and Trust Company, as trustee, governing the Debentures. See "The Exchange Offer" and "Description of New Debentures."

      Holdings does not have any current plans to issue any significant indebtedness to which the New Debentures would rank senior or pari passu in right of payment.

      The New Debentures will bear interest at a rate of 12 1/2% per annum, payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1998; provided however, that if on any interest payment date Holdings' wholly owned subsidiary Clark-Schwebel, Inc. ("CSI") could not dividend or distribute a sufficient amount of cash to Holdings under the terms of the CSI Indenture (as defined) or the Credit Agreement (as defined) in order to make such interest payment in cash, Holdings may make such interest payment in the form of additional Debentures having an aggregate principal amount equal to the amount of such interest. The New Debentures will mature on July 15, 2007. On or after July 15, 2002, Holdings may redeem the New Debentures at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption. Notwithstanding the foregoing, at any time after January 15, 1998, Holdings may redeem all or any portion of the principal amount of the Debentures with the net proceeds of one or more Equity Offerings (as defined) at a redemption price equal to 106% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. Additionally, notwithstanding the foregoing, at any time after January 15, 1998, Holdings may redeem all or any portion of the principal amount of the Debentures at a redemption price equal to 106% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, in the event of a Change of Control (as defined) or a Subsidiary Change of Control (as defined). Upon a Change of Control, Holdings will be obligated to make an offer to repurchase all of the outstanding Debentures at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. See "Description of New Debentures."

      The New Debentures will be senior unsecured obligations of Holdings and will rank pari passu in right of payment to all existing and future senior indebtedness of Holdings and senior in right of payment to all subordinated indebtedness of Holdings. The New Debentures will be effectively subordinated to all existing and future secured indebtedness of Holdings, including Holdings' guarantee of CSI's indebtedness under the Credit Agreement, to the extent of the value of the assets securing such indebtedness, and will also be effectively subordinated to all existing and future indebtedness of CSI and the other subsidiaries of Holdings. As of June 28, 1997, on a pro forma basis after giving effect to the Transactions, the aggregate principal amount of senior indebtedness, including the Debentures and Holdings' guarantee of CSI's indebtedness under the Credit Agreement, would have been approximately $156.0 million. The Indenture governing the Debentures permits Holdings and its Restricted Subsidiaries (as defined) to incur additional indebtedness, subject to certain limitations. See "Description of New Debentures."

      See "Risk Factors," beginning on page __, for a discussion of certain factors that should be considered by holders who tender their Old Debentures in the Exchange Offer.

      Holdings will accept for exchange any and all Old Debentures validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on ________, 199_, unless extended by Holdings in its sole discretion (the "Expiration Date"). Tenders of Old Debentures may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Old Debentures were issued on August 14, 1997 to the Initial Purchaser (as defined) in exchange for and in redemption of all of Holdings' then outstanding shares of 12.5% Senior Exchangeable Participating Preferred Stock (the "Preferred Stock") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchaser subsequently placed the Old Debentures with qualified institutional buyers and to institutional accredited investors in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Debentures may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Debentures are being offered hereunder in order to satisfy the obligations of Holdings under the Registration Rights Agreement (as defined) entered into by Holdings in connection with the original transfer of the Preferred Stock to the Initial Purchaser. See "The Exchange Offer."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is ________1997.

      Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, Holdings believes the New Debentures issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Debentures are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to, and does not intend to, participate in the distribution of such New Debentures. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "The Exchange Offer -- Resale of the New Debentures." Each broker-dealer (a "Participating Broker-Dealer") that receives New Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Debentures. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Debentures received in exchange for Old Debentures where such Old Debentures were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Holdings has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

      Holders of Old Debentures not tendered and accepted in the Exchange Offer will continue to hold such Old Debentures and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. Holdings will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

      There has not previously been any public market for the Old Debentures or the New Debentures. Holdings does not intend to list the New Debentures on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Debentures will develop. See "Risk Factors -- Lack of Established Public Trading Market; Absence of Trading Market for Old Debentures Not Validly Tendered." Moreover, to the extent that Old Debentures are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Debentures could be adversely affected.

      The New Debentures will be available initially in book-entry form and Holdings expects that the New Debentures issued pursuant to this Exchange Offer will be issued in the form of a Global Debenture (as defined), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Debentures will be shown on, and transfer thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Debentures, New Debentures in certificated form will be issued in exchange for the Global Debentures only under the limited circumstances set forth in the Indenture. See "Description of New Debentures -- Book-Entry, Delivery and Form."

                              AVAILABLE INFORMATION

Holdings has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Debentures being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to Holdings and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

Kevlar(R) and Teflon(R) are registered trademarks of E.I. du Pont de Nemours and Company ("DuPont"). Spectra(R) is a registered trademark of AlliedSignal, Inc. ("AlliedSignal").

The fiscal year for each of Holdings, CSI and Fort Mill A Inc., the predecessor holder of all of the CSI's capital stock ("Fort Mill"), ends on the Saturday closest to December 31. The fiscal years 1992, 1993, 1994, 1995 and 1996 ended on January 2, 1993, January 1, 1994, December 31, 1994, December 30, 1995, and December 28, 1996, respectively. The results of operations for the year ended December 28, 1996 represent the combined results of the predecessor company, for the period of December 31, 1995 through April 17, 1996, and the successor company for the period of April 18, 1996 through December 28, 1996. The fiscal quarters for each of Holdings, CSI and Fort Mill are thirteen weeks and are measured from the fiscal year end of the applicable year. Accordingly, the second quarter for Holdings ended on June 29, 1996 and June 28, 1997 for 1996 and 1997, respectively. The results of operations for the six months ended June 29, 1996 represents the combined results of the predecessor company for the period of December 31, 1995 through April 17, 1996, and the successor Company for the period of April 18, 1996 through June 29, 1996.

                 Disclosure Regarding Forward-Looking Statements

THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, CERTAIN STATEMENTS UNDER THE "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS" AND "THE TRANSACTIONS--ACQUISITIONS" AND LOCATED ELSEWHERE HEREIN REGARDING THE COMPANY'S FINANCIAL POSITION AND BUSINESS STRATEGY, MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS

PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Financial Statements and notes thereto, included elsewhere in this Prospectus. Financial Statements presented herein reflect the consolidated financial statements of Fort Mill. Fort Mill's sole asset was, and Holdings' sole asset is, all of the capital stock of CSI. References in this Prospectus to the "Company" shall, except where the context otherwise requires, refer to Clark-Schwebel Holdings, Inc. and its wholly owned subsidiary CSI. Market data used throughout this Prospectus were obtained from internal Company surveys and industry publications. Industry publications generally indicate that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The Company has not independently verified such market data. Similarly, internal Company surveys, while believed by the Company to be reliable, have not been verified by any independent sources. Unless otherwise stated in this Prospectus or unless the context otherwise requires, references to "CSI" are to Clark-Schwebel, Inc. for periods prior to the Acquisition (as defined) and to Clark-S Acquisition Corporation which, through a series of mergers, was merged into Clark-Schwebel, Inc., for periods following the Acquisition.

                                   THE COMPANY

      The Company believes it has been a leading manufacturer and marketer of industrial fabrics, including electronics fiber glass fabrics, composite materials fiber glass fabric and high performance fabrics since its founding in 1960. The Company believes it is the largest producer of fiber glass fabrics for use in the growing electronics industry, with an estimated 50% market share in the United States. Fiber glass fabrics are a critical component used in the production of printed circuit boards, which are integral to virtually all advanced electronic products, including computers, telecommunications equipment, advanced cable television equipment, network servers, televisions, automotive equipment and home appliances. The Company's fiber glass fabrics are also used in composite materials to strengthen, insulate and enhance the dimensional stability of hundreds of products in a variety of markets, such as aerospace, coating and laminating, marine and tooling, building insulation and sports equipment. The Company is also a leading manufacturer of Kevlar(R), Spectra(R) and quartz fabrics. High performance fabrics composed of Kevlar(R), the most widely used aramid fiber, are used primarily in ballistic protection products, such as vests and helmets worn by state, local and private police forces and the military, and in composite materials for aerospace applications.

      The Company continues to capitalize on its leading positions in the fiber glass and high performance fabrics businesses and, as a result, has achieved significant increases in net sales and profitability. From 1993 to 1996, the Company's net sales, EBITDA (as defined), operating income and net income grew at compounded annual growth rates of 10.5%, 30.6%, 52.6% and 94.8%, respectively. During the same period, the Company's EBITDA margin increased from 11.6% to 19.2% primarily as a result of the growth in sales and management's initiatives to control the Company's fixed manufacturing and operating costs and to improve manufacturing productivity. In 1996, the Company's net sales, EBITDA, operating income and net income were $220.9 million, $42.3 million, $32.1 million and $16.7 million, respectively.

      The Company's principal executive offices are located at 2200 South Murray Avenue, Anderson, South Carolina 29622, and its telephone number is (864) 224-3506.

Electronics Fiber Glass Fabric

      The Company believes it is a leading producer of electronics fiber glass fabric in the United States. The Company sells fiber glass fabric to manufacturers of high pressure laminates ("HPL") who, in turn, convert fiber glass fabric into rigid and thin core laminates that are sold to manufacturers of single-sided, double-sided and multilayered printed circuit boards. Printed circuit boards require a highly engineered substrate material on which to mount and interconnect semiconductor chips, passive electronic devices and other electronic components. Due to its low cost, high strength, dimensional stability, temperature resistance and electrical insulating properties, fiber glass fabric has proven to be the most effective substrate material used in the manufacture of printed circuit boards. In addition, the Company believes that currently there is no cost-effective substitute material which can satisfy the stringent quality and performance specifications required of fiber glass fabric for HPLs in printed circuit boards. Electronics fiber glass fabric represented 57.6%, 58.9% and 62.9% of the Company's net sales in 1994, 1995 and 1996, respectively.

      The Company continues to capitalize on the growth in demand for printed circuit boards resulting from (i) the development of increasingly complex electronics products, including personal computers, cellular phones, pagers and portable computing devices, and (ii) the increasing electronic content of products in which such use has been historically absent or limited, such as automobiles, home appliances and medical equipment.

Composite Materials Fiber Glass Fabric

      Fiber glass fabrics are also used in composite materials for the aerospace, coating and laminating, marine and tooling, building insulation and sports equipment markets. Composite materials fiber glass fabric is used in various applications which require combinations of fiber glass' inherent properties, including light weight, strength, temperature and flame resistance, moisture and chemical resistance, and durability. The Company's customers produce composite materials by impregnating fiber glass fabric with thermosetting epoxy and phenolic resin systems. Applications of composite material fiber glass fabric include aircraft components, such as interior paneling systems and passenger overhead storage compartments. Fiber glass fabrics are also used in a wide range of other industrial applications, such as Teflon(R) coated conveyor belts, window shades, movie screens, electrical insulation products, marine construction materials, automotive tooling and roofing materials. Composite materials fiber glass fabric represented 23.9%, 18.5% and 21.3% of the Company's net sales in 1994, 1995 and 1996, respectively.

      The Company's fiber glass fabrics can be found on major airframe programs at The Boeing Company, McDonnell Douglas Corporation and Airbus Industries. The Company expects increases in commercial aircraft build rates over the next several years. The growing global economy and governmental regulations forcing the removal of older, louder, less fuel efficient aircraft are expected to drive demand for new aircraft.

High Performance Fabrics

      The Company believes it is a leading producer of high performance fabrics used primarily to make ballistic protection products, such as vests and helmets worn by state, local and private police forces and the military and to reinforce composite materials for aircraft applications. The Company's high performance fabrics possess physical properties such as durability, low weight and high tensile strength. The Company's line of high performance products are manufactured by arranging and finishing aramid and other materials, such as Kevlar(R), Spectra(R) and quartz. Wide ranges of fiber types and construction patterns provide broad design potential, allowing the Company to manufacture high performance fabrics to meet stringent customer standards. For instance, the Company manufactures Kevlar(R) fabric, the most widely used aramid fabric, according to ballistic design parameters determined by performance criteria of the end product. The Company sells ballistic protection fabrics designed to capture high mass, relatively low velocity bullets as well as ballistic protection fabrics designed to capture low mass, high velocity fragments. High performance fabrics represented 18.5%, 22.6% and 15.8% of the Company's net sales in 1994, 1995, and 1996, respectively.

Business Strategy

The Company's business strategy is to increase sales and profitability by capitalizing on its leading position in the fiber glass fabrics industry and the expected increased demand for printed circuit boards. The Company believes that its long-standing customer and supplier relationships, manufacturing and technical expertise, and commitment to providing consistent, high quality products will enable the Company to maintain its leading position in the industry.

                                THE TRANSACTIONS

      The "Transactions" refer collectively to the redemption of the Preferred Stock, the issuance of the Old Debentures, the repayment of the Term Loan under the Credit Agreement and the related Credit Agreement Amendment (as defined) and the repayment of the Management Loans. See "The Transactions -- Subsequent Events."

                              THE INITIAL OFFERING

Old Debentures                       The Old Debentures were issued by Holdings
                                     on August 14, 1997 (the "Issue Date") to
                                     Donaldson, Lufkin & Jenrette Securities
                                     Corporation (the "Initial Purchaser") in exchange for and in redemption of all of Holdings' then outstanding shares of 12.5%
                                     Senior Exchangeable Participating Preferred
                                     Stock (the "Preferred Stock"). The Initial
                                     Purchaser originally acquired the Preferred
                                     Stock from Vestar/CS Holding pursuant to a Purchase Agreement dated July 14, 1997, and upon issuance of the Old Debentures in redemption of the Preferred Stock, sold the Old Debentures to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to institutional accredited investors.

Registration Rights Agreement        Pursuant to the Purchase Agreement,
                                     Holdings and the Initial Purchaser entered into a Registration Rights Agreement dated
                                     July 14, 1997 (the "Registration Rights
                                     Agreement"), which grants the holders of the Old Debentures certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered                   $45,994,000 aggregate principal amount of
                                     12 1/2% Series B Senior Debentures due 2007
                                     (the "New Debentures").

The Exchange Offer                   $1,000 principal amount of the New
                                     Debentures in exchange for each $1,000
                                     principal amount of Old Debentures. As of the date hereof, $45,994,000 aggregate principal amount of Old Debentures are outstanding. Holdings will issue the New
                                     Debentures to holders on or promptly after the Expiration Date.

                                     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, Holdings believes that New Debentures issued pursuant to the Exchange Offer in exchange for Old Debentures may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Debentures are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Debentures.

                                     Any Participating Broker-Dealer that
                                     acquired Old Debentures for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating
                                     Broker-Dealer that receives New Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Debentures. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Debentures received in exchange for Old Debentures where such Old Debentures were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities.

                                     Holdings has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                     Any holder who tenders in the Exchange
                                     Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Debentures could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date                      5:00 p.m., New York City time, on
                                     ___________, 199_ unless the Exchange Offer is extended, in which case the term
                                     "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the New
Debentures and the Old Debentures    Each New Debenture will bear interest from
                                     its issuance date. Holders of Old
                                     Debentures that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the New Debentures. Such interest will be paid with the first interest payment on the New Debentures. Interest on the Old Debentures accepted for exchange will cease to accrue upon issuance of the New Debentures.

Conditions to the Exchange Offer     The Exchange Offer is subject to certain
                                     customary conditions, which may be waived by Holdings. See "The Exchange Offer --
                                     Conditions."

Procedures for Tendering
Old Debentures                       Each holder of Old Debentures wishing to
                                     accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof or transmit an Agent's Message

                                     (as defined) in connection with a
                                     book-entry transfer, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile or such Agent's Message, together with the Old Debentures and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal or Agent's Message, each holder will represent to Holdings that, among other things, the New Debentures acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Debentures, whether or not such person is the holder, that neither the holder nor any such other person (i) has any arrangement or understanding with any person to participate in the distribution of such New Debentures, (ii) is engaging or intends to engage in the distribution of such New Debentures or
                                     (iii) is an "affiliate," as defined under Rule 405 of the Securities Act, of Holdings. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering."

Untendered Debentures                Following the consummation of the Exchange
                                     Offer, holders of Old Debentures eligible to participate but who do not tender their Old Debentures will not have any further exchange rights and such Old Debentures will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old
                                     Debentures could be adversely affected.

Consequences of Failure to
Exchange The Old Debentures that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Debentures may be resold only (i) to Holdings, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange."

Shelf Registration Statement         If any holder of the Old Debentures (other
                                     than any such holder which is an
                                     "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has provided information regarding such holder and the distribution of such holder's Old Debentures to Holdings for use therein, Holdings has agreed to register the Old Debentures on a shelf registration statement (the "Shelf
                                     Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. Holdings has agreed to maintain the effectiveness of the Shelf
                                     Registration Statement for, under certain circumstances, a maximum of three years, to cover resales of the Old Debentures held by any such holders.

Special Procedures for Beneficial
Owners Any beneficial owner whose Old Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Debentures, either make appropriate arrangements to register ownership of the Old Debentures in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. Holdings will keep the Exchange Offer open for not less than twenty business days in order to provide for the transfer of registered ownership.

Guaranteed Delivery Procedures       Holders of Old Debentures who wish to
                                     tender their Old Debentures and whose Old
                                     Debentures are not immediately available or who cannot deliver their Old Debentures, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Debentures according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed
                                     Delivery Procedures."

Withdrawal Rights                    Tenders may be withdrawn at any time prior
                                     to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Debentures and
Deliver of New Debentures            Holdings will accept for exchange any and
                                     all Old Debentures which are properly
                                     tendered in the Exchange Offer prior to
                                     5:00 p.m., New York City time, on the
                                     Expiration Date. The New Debentures issued pursuant to the Exchange Offer will be delivered promptly following the Expiration
                                     Date. See "The Exchange Offer -- Terms of the Exchange."

Federal Income Tax
Consequences                         The exchange pursuant to the Exchange Offer
                                     should not be a taxable event for Federal income tax purposes. See "Certain Federal
                                     Income Tax Consequences."

Use of Proceeds                      There will be no cash proceeds to the
                                     Company from the exchange pursuant to the Exchange Offer.

Exchange Agent                       State Street Bank and Trust Company.

                             THE EXCHANGE DEBENTURES

General The form and terms of the New Debentures are the same as the form and terms of the Old Debentures (which they replace) except that (i) the New Debentures bear a Series B designation, (ii) the New Debentures have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of New Debentures will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Debentures in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The New Debentures will evidence the same debt as the Old Debentures and will be entitled to the benefits of the Indenture. See "Description of New Debentures." The Old Debentures and the New Debentures are referred to herein collectively as the "Debentures."

Securities Offered                   $45,994,000 aggregate principal amount of
                                     12 1/2% Series B Senior Debentures due
                                     2007.

Maturity Date                        July 15, 2007.

Interest Payment Dates               January 15 and July 15 of each year,
                                     commencing January 15, 1998; provided
                                     however, that if on any interest payment date Holdings' wholly owned subsidiary
                                     Clark-Schwebel, Inc. ("CSI") could not
                                     dividend or distribute a sufficient amount of cash to Holdings under the terms of the CSI Indenture or the Credit Agreement (as defined) in order to make such interest payment in cash, Holdings may make such interest payment in the form of additional
                                     Debentures having an aggregate principal amount equal to the amount of such interest.

Option Redemption                    On or after July 15, 2002, Holdings may
                                     redeem the New Debentures, at the
                                     redemption prices set forth herein, plus accrued and unpaid interest and Liquidated
                                     Damages (as defined), if any, to the date of redemption. Notwithstanding the foregoing, at any time after January 15, 1998, Holdings may redeem all or any portion of the outstanding principal amount of the Debentures with the net proceeds of one or more Equity Offerings at a redemption price equal to 106% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.
                                     Additionally, notwithstanding the
                                     foregoing, at any time after January 15, 1998, Holdings may redeem all or any portion of the principal amount of the Debentures at a redemption price equal to 106% of the principal amount thereof, plus accrued and unpaid interest and Liquidated
                                     Damages, if any, to the date of redemption, in the event of a Change of Control (as defined) or a Subsidiary Change of Control
                                     (as defined). See "Description of New
                                     Debentures -- Optional Redemption."

Mandatory Redemption                 None.

Change of Control                    Upon a Change of Control, Holdings will be
                                     obligated to make an offer to repurchase all of the outstanding Debentures at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. See "Description of New
                                     Debentures -- Change of Control."

Ranking The New Debentures will be senior unsecured obligations of Holdings and will rank pari passu in right of payment to all existing and future senior indebtedness of Holdings and senior in right of payment to all subordinated indebtedness of Holdings. The New Debentures will be effectively subordinated to all existing and future secured indebtedness of Holdings, including indebtedness pursuant to Holdings' guarantee of CSI's indebtedness under the Credit Agreement, to the extent of the value of the assets securing such indebtedness, and will also be effectively subordinated to all existing and future indebtedness of CSI and the other subsidiaries of Holdings. See "Description of New Debentures."

Certain Covenants                    The Indenture contains certain covenants
                                     which, among other things, limits the
                                     ability of Holdings and its Restricted
                                     Subsidiaries to: (i) incur additional
                                     indebtedness and issue preferred stock;
                                     (ii) repay certain other indebtedness;
                                     (iii) pay dividends or make certain other distributions; (iv) repurchase equity interests; (v) consummate certain asset values; (vi) enter into certain transactions with affiliates; (vii) enter into sale and lease-back transactions;
                                     (viii) incur liens; (ix) merge or
                                     consolidate with any other person; or (x) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Holdings. In addition, under certain circumstances, Holdings will be required to make an offer to repurchase the Debentures at a price equal to the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, with the proceeds of certain Asset Sales (as defined). See "Description of New
                                     Debentures -- Certain Covenants." In
                                     addition, Holdings' interests in certain joint ventures are not subject to the covenants of the Indenture or the Credit
                                     Agreement. See "The Business - Joint
                                     Ventures."

                                  RISK FACTORS

      See "Risk Factors" for a discussion of certain material factors that should be considered in connection with the Exchange Offer.

                 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                              (Dollars in millions)

      Set forth below are summary historical financial data of Fort Mill, the predecessor company, derived from the historical consolidated financial statements for the fiscal years ended 1992 through 1995. Fort Mill's sole asset was all of the capital stock of CSI. Fort Mill had no operations and held no investments other than its investment in CSI. The selected historical financial data were derived from the historical balance sheets for 1994 and 1995 and the historical income statements for 1993, 1994 and 1995. The historical balance sheets for 1995 and the historical income statements for 1994 and 1995 were audited by Deloitte & Touche LLP. The selected historical consolidated balance sheet data for 1992 and 1993 and the income statement data for 1992 were derived from unaudited historical financial statements of Fort Mill. The 1996 selected historical and other financial data represents the results of operations of Fort Mill, the predecessor company, through April 17, 1996, and Holdings, the successor company, for the period of April 18, 1996 through December 28, 1996. Holdings' sole asset is all of the common stock of CSI, its operating company. The 1996 selected historical financial data were derived from the 1996 consolidated financial statements which were audited by Arthur Andersen, LLP. Also set forth below are selected historical and other financial data for the first six months of 1996 and 1997. These results are unaudited, but include all normal recurring adjustments necessary for a fair presentation of the financial data for such periods. This analysis compares the results of operations of the successor Company, for the six months ended June 28, 1997 to the six months ended June 29, 1996. The results of operations for the six months ended June 29, 1996 represents the combined results of the predecessor company, for the period of December 31, 1995 through April 17, 1996, and the successor Company for the period of April 18, 1996 through June 29, 1996, in order to establish comparative periods. The following summary pro forma financial data represents those of Holdings. The pro forma income statement data for 1996 and for the first six months of 1997 give effect to the Transactions as if they had occurred on December 31, 1995. The pro forma balance sheet data give effect to the Transactions as if they had occurred on June 28, 1997. The pro forma financial data do not purport to be indicative of Holdings' financial position or results of operations had the Transactions been completed as of the date or for the periods presented, nor do such data purport to project Holdings' financial position or results of operations at any future date or for any future period. The information contained in this table should be read in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Statements" and the Financial Statements and accompanying notes thereto included elsewhere in this Prospectus.

                                                                FISCAL YEAR
                           ------------------------------------------------------------------------------------
                                                                                       1996          1996
                                                                                   (3.5 months)  (8.5 months)
                              1992(2)        1993          1994          1995     (Predecessor)  (Successor)
                           (Historical)  (Historical)  (Historical)  (Historical)  (Historical)  (Historical)
                           ------------  ------------  ------------  ------------  ------------  ------------
Income Statement Data:
Net sales................     $158.8        $163.7        $189.4        $231.3        $68.9         $152.0
Gross profit.............       19.9          24.5          28.7          39.3         13.9           33.4
Selling, general and
  administrative expenses       16.3          15.5          14.4          17.8          4.8           10.4
Idle equipment write-
  off (1)................       ---           ---            1.8          ---          ---            ---
Operating income.........        3.6           9.0          12.5          21.6          9.1           23.0
Interest expense.........        0.5           0.4           0.4           0.4          0.1           10.1
Income (loss) from equity
  investees, net.........       (5.4)         (3.4)          1.2           2.6          1.2            2.6
Income from continuing
  operations.............       (3.8)          1.6           8.3          15.3          6.6           10.1
Accrued dividends on
preferred
  stock..................       ---           ---           ---           ---          ---             3.1
Income from continuing
  operations applicable
  to common shares.......       (3.8)          1.6           8.3          15.3          6.6            7.0

Other Data:
EBITDA(3)................      $13.0         $19.0         $22.5         $32.7        $12.7          $29.6
EBITDA, as adjusted (3)         13.0          19.0          24.3          34.1         12.7           29.6
Depreciation and
  amortization...........        9.4          10.0          10.0          11.1          3.5            7.3
Capital expenditures.....        4.3           8.8          11.5           8.4          1.6            2.0
Gross profit as a percentage
  of net sales...........       12.5%         15.0%         15.1%        17.0%         20.2%         22.0%
EBITDA, as a percentage of
  gross sales............        8.2%         11.6%         11.9%        14.1%         18.4%         19.5%
EBITDA, as adjusted as a
  percentage of gross sales      8.2%         11.6%         12.8%        14.7%         18.4%         19.5%
Net cash provided by (used
  in) (4):
  Operating Activities...       (1.4)         17.3          16.2          18.0          8.0           41.1
  Investing Activities...       (4.3)         (8.7)          7.6          (8.4)        (1.6)        (194.9)
  Financing Activities...        5.7          (8.7)        (23.8)         (9.1)        (6.5)         157.4
Ratio of earnings to fixed
  charges................        4.3x         15.0x         23.2x         45.7x        47.5x           2.0x

Other Pro Forma Data:
Cash interest expense (5)       ---           ---           ---           ---          ---            ---
Ratio of EBITDA to cash
  interest expense.......       ---           ---           ---           ---          ---            ---
Ratio of EBITDA, as
  adjusted to cash
  interest expense.......       ---           ---           ---           ---          ---            ---
Ratio of net debt to
  EBITDA (6).............       ---           ---           ---           ---          ---            ---
Ratio of net debt to
  EBITDA, as adjusted (6)       ---           ---           ---           ---          ---            ---

                                   FISCAL YEAR                                  SIX MONTHS ENDED
                           --------------------------  -------------------------------------------------------------------
                             Combined                      1996          1996       Combined
                               1996                    (3.5 months)  (2.5 months)      1996
                           (12 months)       1996     (Predecessor)  (Successor)   (6 months)        1997         1997
                           (Historical)  (Historical)  (Historical)  (Historical)  (Historical)  (Historical)  (Pro Forma)
                           ------------  ------------  ------------  ------------  ------------  ------------  -----------
Income Statement Data:
Net sales................      $220.9       $220.9        $68.9          $47.3        $116.2        $123.3        123.3
Gross profit.............        47.3         47.3         13.9            9.6          23.5          27.4         27.4
Selling, general and
  administrative expenses        15.2         15.2          4.8            3.0           7.8           7.7          7.7
Idle equipment write-
  off (1)................        ---          ---          ---            ---           ---           ---          ---
Operating income.........        32.1         32.1          9.1            6.6          15.7          19.7         19.7
Interest expense.........        10.2         16.5          0.1            3.2           3.3           6.4          9.8
Income (loss) from equity
  investees, net.........         3.8          3.8          1.2            1.0           2.2           1.6          1.6
Income from continuing
  operations.............        16.7         12.9          6.6            2.9           9.5           9.4          7.3
Accrued dividends on
preferred
  stock..................         3.1         ---          ---             0.9           0.9           2.4         ---
Income from continuing
  operations applicable
  to common shares.......        13.6         12.9          6.6            2.0           8.6           7.0          7.3

Other Data:
EBITDA(3)................       $42.3        $42.3        $12.7           $8.5         $21.2         $24.3        $24.3
EBITDA, as adjusted (3)          42.3         42.3         12.7            8.5          21.2          24.3         24.3
Depreciation and
  amortization...........        10.8         10.8          3.5            2.0           5.5           4.6          4.6
Capital expenditures.....         3.6          3.6          1.6            0.4           2.0           3.5          3.5
Gross profit as a percentage
  of net sales...........        21.4%        21.4%       20.2%          20.3%          20.3%         22.3%        22.3%
EBITDA, as a percentage of
  gross sales............        19.1%        19.1%       18.4%          18.0%          18.2%         19.7%        19.7%
EBITDA, as adjusted as a
  percentage of gross sales      19.1%        19.1%       18.4%          18.0%          18.2%         19.7%        19.7%
Net cash provided by (used
  in) (4):
  Operating Activities...        49.1         N/A           8.0           21.5          29.5          14.6         N/A
  Investing Activities...      (196.5)        N/A          (1.6)        (193.3)       (194.9)         (2.0)        N/A
  Financing Activities...       150.9         N/A          (6.5)         174.9         168.4          (2.3)        N/A
Ratio of earnings to fixed
  charges................         2.5x         2.5x        47.5x           1.9x          3.7x          2.4x         2.3x

Other Pro Forma Data:
Cash interest expense (5)        ---         $15.4         ---            ---           ---           ---          $8.9
Ratio of EBITDA to cash
  interest expense.......        ---           2.7x        ---            ---           ---           ---           2.7x
Ratio of EBITDA, as
  adjusted to cash
  interest expense.......        ---           2.7x        ---            ---           ---           ---           2.7x
Ratio of net debt to
  EBITDA (6).............        ---           4.1x        ---            ---           ---           ---           3.5x
Ratio of net debt to
  EBITDA, as adjusted (6)        ---           4.1x        ---            ---           ---           ---           3.5x

                                                                June 28, 1997
                                                            --------------------
                                                             Actual   Pro Forma
                                                             ------   ---------

Balance Sheet Data:
      Working Capital......................................    33.2       17.7
      Total assets.........................................   250.1      235.8
      Total long-term debt (including current portion).....   121.2      156.0
      Total stockholders' equity...........................    54.6        9.5

-----------------------

(1) During 1994, the Company recorded a $1.8 million charge against operating income related to the write-off of certain idle manufacturing equipment.

(2) In 1992, CSI's European operations were conducted through two wholly owned subsidiaries (the "European Subsidiaries"). On March 25, 1993, CSI contributed its two European Subsidiaries and $8.8 million in cash to CS-Interglas AG, in consideration for a DM20 million convertible subordinated note and a minority equity interest in CS-Interglas AG. At the end of 1996, the DM20.0 million convertible note had a carrying value of $13.0 million. The value assigned to CSI's minority interest at the time of the Acquisition was $14.1 million. Beginning in 1993, CSI accounted for this investment using the equity method of accounting. In order to show comparable financial data, the results of the European Subsidiaries for 1992 have been restated using the equity method of accounting. The financial results of Fort Mill on a consolidated basis for 1992 are reflected below (in millions).

                                                                    Fiscal Year
                                                                       1992
                                                                       ----
  Income Statement Data:

  Net Sales......................................................     $200.5
  Operating loss.................................................       (4.3)
  Net loss.......................................................       (4.0)
                                                                        ====

(3) EBITDA is defined herein as operating income plus depreciation and amortization. EBITDA, as adjusted, is defined herein as operating income plus depreciation, amortization, the write-off of certain idle equipment ($1.8 million in 1994) and the provision for a customer bad debt ($1.4 million in 1995) related to a receivable retained by Springs Industries. EBITDA and EBITDA, as adjusted, do not include any income (loss) from equity investees, net. EBITDA is not a defined term under generally accepted accounting principles ("GAAP") and should not be construed as an alternative to operating income, net income or cash flows from operating activities as determined by GAAP and should not be construed as an indication of the Company's operating performance or as a measure of liquidity. EBITDA and EBITDA, as adjusted, do not represent available or discretionary funds of the Company.

(4) This cash flow information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(5) Pro forma cash interest expense represents total interest expense less amortization of deferred financing costs of $0.6 million for fiscal year 1996 and $0.4 million for the first six months of 1997.

(6) Net debt represents total debt plus accrued interest less cash and was calculated based on pro forma net debt of $172.8 million and $158.4 million as of December 28, 1996 and June 28, 1997, respectively. EBITDA for the latest twelve months ended June 28, 1997 of $45.4 million was used for the purpose of this calculation. The ratio of net debt to EBITDA is a key ratio used by the financial community to evaluate an entity's ability to service its debt.

                                  RISK FACTORS

      Prospective investors should carefully consider the following factors in addition to the other information set forth in this Prospectus before tendering Old Debentures in exchange for the New Debentures. The risk factors set forth below are generally applicable to the Old Debentures as well as the New Debentures.

Significant Leverage

      The Company is highly leveraged and has indebtedness that is substantial in relation to stockholders' equity. As of June 28, 1997, on a pro forma basis after giving effect to the Transactions, the Company would have had an aggregate of $156.0 million of outstanding indebtedness and stockholders' equity of $9.5 million. In addition, subject to the restrictions in the Credit Agreement, the CSI Indenture and the Indenture, the Company and its subsidiaries may incur additional indebtedness. For the six months ended June 28, 1997, on a pro forma basis, after giving effect to the Transactions as if they had occurred on December 29, 1996, the Company's ratio of earnings to fixed charges would have been 2.3x.

      The Company's high degree of leverage could have important consequences to holders of the New Debentures, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (iii) certain of the Company's borrowings will be at variable rates of interest, which will expose the Company to the risk of higher interest rates; (iv) the indebtedness outstanding under the Credit Agreement is secured by substantially all of the assets of the Company and matures prior to the maturity of the New Debentures; (v) the indebtedness outstanding under the Senior Notes is secured by guarantees of Holdings and the subsidiaries of CSI and matures prior to the maturity of the New Debentures; (vi) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and (vii) the Company's degree of leverage may hinder its ability to adjust rapidly to changing market conditions and could make it more vulnerable in the event of a downturn in general economic conditions or its business.

      Holdings' ability to pay principal and interest on the New Debentures and to satisfy its other obligations will depend on the financial and operating performance of CSI and its subsidiaries, which in turn are subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. Holdings anticipates that CSI's operating cash flow will be sufficient to meet its operating expenses, to provide funds for distribution to Holdings to allow Holdings to service the Debentures and to satisfy its other obligations. However, if CSI cannot generate sufficient cash flow from operations to meet its obligations, then the Company may be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There is no assurance that any of these remedies could be effected on satisfactory terms, if at all. In addition, even if CSI is able to generate sufficient cash flow from operations to meet its obligations, there is no assurance that such cash flow will be sufficient to permit distributions to Holdings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

Structural Subordination

      The Indenture permits the Company to incur certain indebtedness, including indebtedness under the Credit Agreement, which is secured by a lien on substantially all of the assets of CSI, and indebtedness under the Senior Notes, which has been guaranteed by Holdings and the subsidiaries of CSI. The New Debentures are unsecured and will be effectively subordinated to all indebtedness incurred by CSI (including the indebtedness under the Credit Agreement and the Senior Notes). Accordingly, if an event of default occurs under the Credit Agreement, the lenders thereto will have a prior right to the assets of the Company and may foreclose upon such collateral to the exclusion of the holders of the New Debentures. In addition, once the indebtedness under the Credit Agreement has been repaid, the holders of the Senior Notes, upon an event of default under the CSI Indenture, will have the right to be repaid from the assets of the Company to the exclusion of the holders of the New Debentures. Thus, upon such events, such assets would first be used to repay in full amounts outstanding under the Credit Agreement and, thereafter, the Senior Notes and any other holder of unsecured indebtedness of CSI, resulting in all or a portion of the Company's assets being unavailable to satisfy the claims of the holders of New Debentures.

Restrictions Imposed by Terms of the Company's Indebtedness

      The Indenture contains covenants which, among other things, restrict the ability of the Company and its subsidiaries, and the CSI Indenture restricts the ability of CSI and its subsidiaries, to incur additional indebtedness, repay certain other indebtedness, pay dividends, or make certain other distributions, repay certain indebtedness, consummate certain asset sales, enter into certain transactions with affiliates, enter into sale and leaseback transactions, incur liens, incur additional indebtedness, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. See "Description of New Debentures -- Certain Covenants." In addition, the Credit Agreement contains other and more restrictive covenants and also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. See "Description of Certain Indebtedness."

      The Company's ability to comply with the covenants contained in the Indenture, the CSI Indenture and the Credit Agreement may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any of such covenants or restrictions could result in a default under the Indentures and/or the Credit Agreement which would permit the secured lenders, the holders of the Senior Notes or the holders of the Debentures, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the secured lenders to make further extensions of credit under the Credit Agreement could be terminated. If the Company were unable to repay its indebtedness to its secured lenders, the secured lenders could proceed against any or all the collateral securing such indebtedness, which collateral consists of the capital stock and substantially all of the assets of CSI.

Dependence on Electronics Industry/Cyclicality

      The Company's business is dependent on manufacturers of electronic laminates who in turn are dependent upon printed circuit board fabricators who supply electronic equipment manufacturers. The electronics industry is cyclical and has experienced recurring downturns. A future downturn could reduce demand for, and prices of, materials used in electronics, including those manufactured by the Company. Over the past four years, the electronics industry has experienced significant growth, but there can be no assurance that such growth will continue. A significant downturn or change in any particular market segment of the electronics industry could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Concentration of Customers

      In 1996, sales to two of the Company's customers, Allied-Signal Laminate System and Park Electrochemical, each accounted for more than 10% of the Company's net sales, and sales to the Company's top ten customers accounted for approximately 70% of net sales. As customers seek to establish closer relationships with their suppliers, the Company expects its customer base to continue to be concentrated. If, for any reason, any of its key customers were to purchase significantly less of the Company's products in the future, such decreased level of purchases could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Customers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Technological Change

      Rapid technological advances in the electronics industry have demanded increased performance from suppliers of components and raw materials. These advances have placed increasingly rigorous demands on the weight, thickness and consistency of fiber glass products produced by the Company. Technological change in the printed circuit board industry is rapid and continuous and will continue to require increased technological and manufacturing capability and expertise. Advances in semiconductor technology could further reduce the surface area of printed circuit boards and possibly demand for the Company's products. There can be no assurance that the Company will be able to maintain its current technological position.

      The Company could face increased competition if cost-effective alternatives to fiber glass fabrics were developed for the electronics industry. Currently, only lower-end electronics, which use a paper based laminate system for printed circuit boards, and very high-end electronics, which use a variety of very expensive materials for printed circuit boards, use non-fiber glass fabrics. However, the development and introduction of cost-competitive alternatives could have a material adverse impact on the Company's business, financial condition and results of operations.

Competition

      The Company believes that competition in its markets is primarily based on long-term relationships with customers and suppliers, quality, technical support, price and reliability. The Company's primary competitors are BGF Industries, Inc. in the fiber glass fabrics market and Hexcel Corporation in the high performance fabrics market. Some of the Company's competitors may have greater financial and other resources than the Company.

Availability of Raw Materials

      Fiber glass yarn is the principal raw material used in the production of fiber glass fabric. There are two major suppliers of fiber glass yarn in the United States, and substitutes are not readily available. The Company purchases most of its aramid yarn from one supplier. Any disruption in the ability or willingness of the Company's suppliers to deliver fiber glass or aramid yarns to the Company could have a material adverse effect on the Company's business, financial condition and results of operations. In the fourth quarter of 1994, shortages of fiber glass yarn occurred, and in the first quarter of 1995 suppliers of fiber glass yarn reduced shipments, limiting its supply to the Company and other purchasers of fiber glass yarn. This shortage, which continued through mid-1996, limited the ability of the Company to expand production of fiber glass fabrics. In addition, due in part to fiber glass yarn shortages, the price of fiber glass yarn increased in 1996 at a higher than historical rate. During the latter part of 1996, fiber glass yarn supply became sufficient to meet the Company's requirements. The supply of fiber glass yarn has remained adequate in 1997 and should be adequate for the foreseeable future. While the Company generally has been able to pass through increases in the cost of fiber glass yarn, the inability of the Company to do so in the future could have a material adverse effect on the Company's business, financial condition and results of operations.

Environmental Matters

      The Company's facilities are subject to a broad range of federal, state, local and foreign environmental laws and requirements, including those governing discharges to the air and water, the handling and disposal of solid and hazardous substances and wastes and the remediation of contamination associated with releases of hazardous substances at Company facilities and offsite disposal locations. The Company has made, and will continue to make, expenditures to comply with such laws and requirements. The Company believes, based upon information currently available to management, that it will not require material capital expenditures to maintain compliance with environmental requirements during this or the following fiscal year or in the foreseeable future. However, future events, such as changes in existing laws and regulations or the discovery of contamination at sites owned or operated by the Company, may give rise to additional compliance or remediation costs which could have a material adverse effect on the Company's financial condition or results of operations. Moreover, the nature of the Company's business exposes it to some risk of claims with respect to environmental matters, and there can be no assurance that material costs or liabilities will not be incurred in connection with any such claims. See "Business -- Environmental Matters."

Control by Principal Stockholder

      Vestar/CS Holding holds 82% of the fully diluted common stock of Holdings. Vestar, through its interests in Vestar/CS Holding and certain agreements, controls Holdings and, through its control of Holdings, has the power to elect a majority of the Company's directors, appoint new management and approve any action requiring the approval of the holders of Holdings' common stock, including adopting certain amendments to Holdings' certificate of incorporation. See "Management -- Directors and Executive Officers of the Registrant" and "Security Ownership" and "Certain Relationships and Related Transactions."

Dependence on Key Personnel

      The Company's success is dependent upon certain key management personnel. There is competition for qualified employees among companies in the electronic materials industry, and the loss of certain of the Company's employees or an inability to continue to attract and motivate highly skilled employees could have a material adverse effect on the Company's business, financial condition and results of operations.

Purchase of Debentures Upon a Change of Control

      Upon a Change of Control, the Company is required to offer to repurchase all outstanding Debentures at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. The source of funds for any such repurchase will be the Company's available cash or cash generated from operating or other sources, including borrowing, sales of assets, sales of equity or funds provided by a new controlling person. A Change of Control will likely trigger an event of default under the Credit Agreement which would permit the lenders thereto to accelerate the debt under the Credit Agreement. In addition, upon the occurrence of substantially all of the events that would constitute a Change of Control for purposes of the Indenture, CSI is required to offer to repurchase all outstanding Senior Notes pursuant to the CSI Indenture. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Debentures and to repay debt under the Credit Agreement and the Senior Notes. See "Description of New Debentures -- Repurchase at the Option of Holders" and "Description of Certain Indebtedness."

Fraudulent Conveyance Considerations

      In connection with the Transactions, Holdings incurred substantial indebtedness under the Debentures. If under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of Holdings, a court were to find that, at the time the Debentures were issued, (i) Holdings issued the Debentures, with the intent of hindering, delaying or defrauding current or future creditors or (ii)(a) Holdings received less than reasonably equivalent value or fair consideration for issuing the Debentures and
(B) Holdings (1) was
insolvent or was insolvent by reason of the Transactions, (2) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), such court could avoid or subordinate the Debentures to presently existing and future indebtedness of Holdings and take other action detrimental to the holders of the Debentures including, under certain circumstances, invalidating the Debentures.

      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or local law that is being applied in any such proceeding. Generally, however, Holdings would be considered insolvent if, at the time it incurs the indebtedness constituting the Debentures, either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probably liability on contingent liabilities) as they become absolute and matured or (ii) it is incurring debts beyond its ability to pay as such debts as they mature.

      Holdings' Board of Directors and management believe that at the time of its issuance of the Debentures Holdings (i)(a) was or will be neither insolvent nor rendered insolvent thereby, (b) had or will have sufficient capital to operate their respective businesses effectively and (C) was or will be incurring debts within its ability to pay as the same mature or become due and (ii) had or will have sufficient resources to satisfy any probable money judgment against it in any pending action. In reaching the foregoing conclusions, the Company has relied upon its analyses of internal cash flow projections and estimated values of assets and liabilities of the Company. There can be no assurance, however, that such analyses will prove to be correct or that a court passing on such questions would reach the same conclusions.

Lack of Established Public Trading Market; Absence of Trading Market for Old Debentures Not Validly Tendered

      The Old Debentures were issued to, and Holdings believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Debentures. The Old Debentures have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for New Debentures by holders who are entitled to participate in this Exchange Offer. The holders of Old Debentures (other than any such holder that is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and Holdings is required to file a Shelf Registration Statement with respect to such Old Debentures. The New Debentures will constitute a new issue of securities with no established trading market. Holdings does not intend to list the New Debentures on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchaser advised Holdings that it currently intends to make a market in the New Debentures, but it is not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the New Debentures or as to the liquidity of the trading market for the New Debentures. If a trading market does not develop or is not maintained, holders of the New Debentures may experience difficulty in reselling the New Debentures or may be unable to sell them at all. If a market for the New Debentures develops, any such market may be discontinued at any time.

      If a public trading market develops for the New Debentures, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Debentures may trade at a discount from their principal amount.

      Issuance of the New Debentures in exchange for the Old Debentures pursuant to the Exchange Offer will be made only after a timely receipt by Holdings of such Old Debentures, a properly completed and duly executed Letter of Transmittal or transmission of an Agent's Message and all other required documents. Therefore, holders of the Old Debentures desiring to tender such Old Debentures in exchange for New Debentures should allow sufficient time to ensure timely delivery. Holdings is under no duty to give notification of defects or irregularities with respect to the tenders of Old Debentures for exchange. Old Debentures that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Debentures who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Debentures may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Debentures for its own account in exchange for Old Debentures, where such Old Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Debentures. See "Plan of Distribution." To the extent that Old Debentures are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Debentures could be adversely affected. See "The Exchange Offer."

                                THE TRANSACTIONS

The Acquisition

      Holdings, its wholly owned subsidiary, Clark-S Acquisition Corporation ("Clark-S Acquisition"), and Clark-S Acquisition's wholly owned subsidiary, CS Finance Corporation of Delaware, were all incorporated in Delaware by Vestar Equity Partners, L.P. ("Vestar") in 1996 to effect the acquisition (the "Acquisition") of Fort Mill A Inc. ("Fort Mill") and Clark-Schwebel, Inc., Fort Mill's wholly owned subsidiary. Pursuant to an Agreement and Plan of Merger, dated February 24, 1996, as amended (the "Merger Agreement"), among Vestar/CS Holding Company, L.L.C. ("Vestar/CS Holding"), Clark-S Acquisition, Springs Industries, Inc. ("Springs Industries") and Fort Mill, Clark-S Acquisition purchased all of the issued and outstanding capital stock of Fort Mill from Springs Industries. Concurrently with the consummation of the Acquisition, Clark-S Acquisition merged into Fort Mill, with Fort Mill as the surviving corporation, and CS Finance Corporation of Delaware merged into Clark-Schwebel, Inc. with Clark-Schwebel, Inc. as the surviving corporation. On the day following the closing of the Acquisition, Fort Mill merged (the "Merger") into Clark-Schwebel, Inc., and immediately following such Merger, Holdings' primary asset was and continues to be the capital stock of Clark-Schwebel, Inc. Clark-Schwebel, Inc. was incorporated as a Delaware corporation in 1994.

      The consideration for the Acquisition was $192.9 million in cash. In order to finance the Acquisition, including the payment of related fees and expenses:
(i) Vestar/CS Holding and certain key members of management and their lineal descendants (the "Management Investors") made an equity contribution of $45.0 million in exchange for all of the capital stock of Holdings (including without limitation the Preferred Stock); (ii) Clark-S Acquisition consummated an offering of $110.0 million in Senior Notes (the "Senior Notes") which are governed by an Indenture dated as of April 17, 1996 (the "CSI Indenture"); and
(iii) Clark-S Acquisition entered into a Credit Agreement (as amended through the date of this Prospectus, the "Credit Agreement") originally providing for a term loan (the "Term Loan") of $15.0 million and a revolving credit facility (the "Revolving Credit Facility") of $55.0 million. Holdings guaranteed the indebtedness under the Senior Notes and the Credit Agreement. As a result of these transactions, the obligations of Clark-S Acquisition with respect to the Senior Notes and the Credit Agreement were assumed by the Company. On August 5, 1996, the Company consummated the exchange of $110 million principal amount of Senior Notes registered under the Securities Act of 1933, as amended, for the $110 million principal amount of Senior Notes issued in connection with the Acquisition.

Subsequent Events

      On July 14, 1997, Holdings amended the terms of its outstanding Preferred Stock by amending and restating its certificate of incorporation (the "Certificate") to allow Holdings to redeem such Preferred Stock using one of the following alternatives: (i) on or after August 14, 1997 for 12.5% Series A Senior Debentures due 2007 of Holdings and up to $5 million in cash (on the terms and subject to the conditions set forth in the Certificate); (ii) on or after August 14, 1997 but prior to July 15, 2002 for cash in an amount equal to 112.5% of the sum of the liquidation value of the Preferred Stock and all accumulated dividends thereon; (iii) after July 15, 2002 for cash in an amount equal to a percentage of the sum of the liquidation value of the Preferred Stock and all accumulated dividends thereon (106.25% for redemptions in the year beginning on July 15, 2002; 104.167% for redemptions in the year beginning on July 15, 2003; 102.083% for redemptions in the year beginning on July 15, 2004; and 100% for redemptions in the year beginning on July 15, 2005 and thereafter); and (iv) upon the consummation of a change of control transaction or a public or private equity offering for cash in an amount equal to 106% of the liquidation value of the Preferred Stock and all accumulated dividends thereon. All accrued but unpaid dividends on the Preferred Stock to the date of redemption and certain consideration (either cash, Old Debentures and/or shares of Holdings' Common Stock) for the participation feature of the Preferred Stock would be payable on the date of any such redemption.

      Additionally, on July 14, 1997, the Company prepaid all of its outstanding indebtedness under the Term Loan and amended the Credit Agreement to allow, among other things, the Company subject to certain conditions, to pay cash dividends on the Preferred Stock, pay up to $5 million in cash and issue the Old Debentures in a redemption of the Preferred Stock, and make semi-annual interest payments in cash on the Senior Debentures. The Revolving Credit Facility under the Credit Agreement was also amended on July 14, 1997 (the "Credit Agreement Amendment") to increase the aggregate amount of commitments thereunder to $65 million.

      Vestar/CS-Holding sold the Preferred Stock on July 14, 1997 to the Initial Purchaser and simultaneously purchased 10% of the outstanding Holdings Common Stock from the Management Investors on a pro rata basis. Upon the consummation of that transaction, all of the Management Loans were repaid in full.

      On August 14, 1997, Holdings issued the Old Debentures to the Initial Purchaser and paid $5 million in cash to the Initial Purchaser in exchange for and redemption of the Preferred Stock. As used in this Prospectus, the "Transactions" refer to the transactions described under this caption "--Subsequent Events."

Other Matters

      The following chart depicts the present organizational structure and fully diluted common stock ownership of Holdings and CSI.

                               [GRAPHIC OMITTED]

Sources and Uses of Funds

      The estimated sources and uses of funds in connection with the redemption of the Preferred Stock are set forth below (in millions):

      Sources of funds:

      Old Debentures..........................................    $46.0

      Available cash..........................................      5.5
                                                                 -------
                 Total sources................................    $51.5
                                                                 =======
      Uses of funds:
      Redeem Preferred Stock at par...........................    $35.0
      Redeem Participation Feature of Preferred Stock (1).....     10.0
      Pay accrued Preferred Stock dividends...................      6.0
      Estimated fees and expenses.............................      0.5
                                                                 -------
                 Total uses...................................    $51.5
                                                                 =======

(1) The Preferred Stock had a participating common equity component (the "Participation Feature") for which Vestar/CS Holding paid $1.0 million at the time of the Acquisition. On August 14, 1997, when the Preferred Stock was redeemed, the Participation Feature was purchased for $10.0 million.

Vestar/CS Holding and Vestar Equity Partners, L.P.

      Vestar CS/Holding, a Delaware limited liability company, was formed by Vestar Equity Partners, L.P. to hold all the investments of Vestar Equity Partners, L.P. and certain other investors. Vestar Equity Partners, L.P. is an institutional equity fund managed by Vestar Capital Partners. Founded in 1988, Vestar Capital Partners is a New York-based investment firm focusing on investing in management buyouts and recapitalizations of middle market companies. Since 1988, Vestar Capital Partners has organized and invested in 21 management buyouts and recapitalizations with an aggregate value exceeding $2.5 billion. Included among these are Clark-Schwebel, Inc., Celestial Seasonings, Inc., Westinghouse Air Brake Company, Hampshire Chemical Corporation, MAG Aerospace Industries, Inc., Consolidated Cigar Corporation, La Petite Academy, Inc., Pyramid Communications, Inc., Prestone Products Corporation, Anvil Knitwear, Inc., Cabot Safety Corporation and Pinnacle Automation, Inc.

                                 USE OF PROCEEDS

      This Exchange Offer is intended to satisfy certain of Holdings' obligations under the Purchase Agreement and the Registration Rights Agreement. Holdings' did not receive any cash proceeds from the issuance of the Old Debentures and will not receive any cash proceeds from the issuance of the New Debentures offered hereby. In consideration for issuing the New Debentures contemplated in this Prospectus, Holdings will receive Old Debentures in like principal amount, the form and terms of which are the same as the form and terms of the New Debentures (which they replace), except as otherwise described herein. The Old Debentures surrendered in exchange for New Debentures will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Debentures will not result in any increase or decrease in the indebtedness of Holdings.

                                 CAPITALIZATION
                              (Dollars in millions)

      The following table sets forth the cash and consolidated capitalization of Holdings at June 28, 1997 and pro forma to give effect to the Transactions as if they had occurred on June 28, 1997. This table should be read in conjunction with the "Unaudited Pro Forma Financial Statements" included elsewhere in this Prospectus.

                                                             At June 28, 1997
                                                           Actual      Pro Forma
                                                           ------      ---------
Cash ...................................................    $14.4      $ ----

Long-term debt (including current portion):
     Term Loan..........................................    $11.2      $ ----
     Revolving Credit Facility..........................    ----         ----
     Notes..............................................    110.0        110.0
     Senior Debentures..................................    ----          46.0
                                                         ----------   ----------
        TOTAL LONG-TERM DEBT............................   $121.2       $156.0
                                                         ==========   ==========

Stockholders' equity
     Participating Preferred Stock (1,000 and 0
        shares issued and outstanding, historically and
        pro forma, respectively)........................    $35.0      $ ----
     Common Stock (9,000 shares issued
        and outstanding, historically and pro forma,
        respectively)...................................      9.2          9.0
     Retained Earnings..................................     14.0          4.1
     Cumulative translation adjustment..................     (3.6)        (3.6)
                                                         ----------   ----------
        TOTAL STOCKHOLDERS' EQUITY......................     54.6          9.5
                                                         ----------   ----------
TOTAL CAPITALIZATION....................................   $175.8       $165.5
                                                         ==========   ==========

                       SELECTED HISTORICAL FINANCIAL DATA
                              (Dollars in Millions)

      Set forth below are selected historical and other financial data of Fort Mill, the predecessor company, for the fiscal years ended 1992 through 1995. Fort Mill had no other operations other than Clark-Schwebel, Inc. and its sole asset was all of the capital stock of Clark-Schwebel, Inc. The selected historical financial data were derived from the historical balance sheets for 1994 and 1995 and the historical income statements for 1993, 1994 and 1995. The historical balance sheets for 1995 and the historical income statements for 1994 and 1995 were audited by Deloitte & Touche LLP. The selected historical consolidated balance sheet data for 1992 and 1993 and the income statement data for 1992 were derived from unaudited historical financial statements of Fort Mill. The 1996 selected historical and other financial data represents the results of operations of Fort Mill, the predecessor company, through April 17, 1996, and Holdings, the successor company, for the period of April 18, 1996 through December 28, 1996. Holdings' sole asset is all of the common stock of Clark-Schwebel, Inc., its operating company. The 1996 selected historical financial data were derived from 1996 consolidated financial statements which were audited by Arthur Andersen, LLP. Also set forth below are selected historical and other financial data for the first six months of 1996 and 1997. These results are unaudited, but include all normal recurring adjustments necessary for a fair presentation of the financial data for such periods. This analysis compares the results of operations of Holdings, the successor company, for the six months ended June 28, 1997 to the six months ended June 29, 1996. The results of operations for the six months ended June 29, 1996 represents the combined results of Fort Mill, the predecessor company, for the period of December 31, 1995 through April 17, 1996, and the successor Company for the period of April 18, 1996 through June 29, 1996. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and accompanying notes thereto included elsewhere in this Prospectus.

                                                                         FISCAL YEAR
                                   -----------------------------------------------------------------------------------
                                                                                1996           1996         Combined
                                    1992 (2)    1993      1994       1995   (3.5 months)   (8.5 months)      1996
                                                                            (Predecessor   (Successor)    (12 months)
                                   ---------  --------  --------  --------- ------------   ------------   -----------
Net sales........................    $158.8    $163.7    $189.4     $231.3     $68.9         $152.0        $220.9
Cost of sales....................     138.9     139.2     160.7      192.0      55.0          118.6         173.6
                                      -----     -----     -----      -----     -----          -----         -----
Gross profit.....................      19.9      24.5      28.7       39.3      13.9           33.4          47.3
Selling, general and
 administrative expenses.........      16.3      15.5      14.4       17.8       4.8           10.4          15.2
Idle equipment write-off (1).....       --        --       1.8         --        --             --            --
                                      -----     -----     -----      -----     -----          -----         -----
Operating income.................       3.6       9.0      12.5       21.6       9.1           23.0          32.1
Interest expense.................       0.5       0.4       0.4        0.4       0.1           10.1          10.2
Other, net.......................       0.1       --        --         --        --             --            0.1
                                      -----     -----     -----      -----     -----          -----
Income before income taxes.......       3.2       8.6      12.0       21.2       9.0           13.0          22.0
Provision for income taxes.......       1.6       3.6       4.9        8.4       3.6            5.5           9.1
Income (loss) from equity
 investees, net (2)..............      (5.4)     (3.4)      1.2        2.6       1.2            2.6           3.8
                                      -----     -----     -----      -----     -----          -----         -----
Income (loss) from continuing
  operations.....................      (3.8)      1.6       8.3       15.3       6.6           10.1          16.7

Discounted operations (3)........      (0.2)      0.7       3.0        0.1       --             --            --
                                      ------    -----     -----      -----     -----          -----         -----
Net income (loss)................      (4.0)      2.3      11.3       15.4       6.6           10.1          16.7
Accrued dividends on preferred
 stock...........................       --        --        --         --        --             3.1           3.1
                                      ------    -----     -----      -----     -----          -----         -----
Net income (loss) applicable to
 common shares...................     $(4.0)    $ 2.3     $11.3      $15.4     $ 6.6          $ 7.0         $13.6
                                      ======    =====     =====      =====     =====          =====         =====
Other Data:
 EBITDA (4)......................     $13.0     $19.0     $22.5      $32.7     $12.7          $29.6         $42.3
 EBITDA, as adjusted (4).........      13.0      19.0      24.3       34.1      12.7           29.6          42.3
 Depreciation & amortization.....       9.4      10.0      10.0       11.1       3.5            7.3          10.8
 Capital expenditures............       4.3       8.8      11.5        8.4       1.6            2.0           3.6
 Gross profit as a percentage
  of net sales...................      12.5%     15.0%     15.1%      17.0%     20.2%          22.0%         21.4%
 EBITDA, as a percentage of
  net sales......................       8.2%     11.6%     11.9%      14.1%     18.4%          19.5%         19.1%
 EBITDA, as adjusted as a
  percentage of net sales........       8.2%     11.6%     12.8%      14.7%     18.4%          19.5%         19.1%
 Ratio of earnings to fixed
  charges (5)....................       4.3x     15.0x     23.x      45.7x     47.5x           2.0x          2.5x
 Net cash provided by (used
  in) (6):
  Operating activities...........     $(1.4)   $ 17.3     $16.2      $18.0      $8.0         $ 41.1        $ 49.1
  Investing activities...........      (4.3)     (8.7)      7.6       (8.4)     (1.6)        (194.9)       (196.5)
  Financing activities...........       5.7      (8.7)    (23.8)      (9.1)     (6.5)         157.4         150.9

                                                       FIRST SIX MONTHS
                                   ----------------------------------------------------
                                        1996           1996        Combined
                                    (3.5 months)   (2.5 months)      1996
                                   (Predecessor)   (Successor)    (6 months)     1997
                                   -------------   ------------   ----------   --------
Net sales........................      $68.9          $47.3         $116.2      $123.3
Cost of sales....................       55.0           37.7           92.7        95.9
                                       -----          -----          -----       -----
Gross profit.....................       13.9            9.6           23.5        27.4
Selling, general and
 administrative expenses.........        4.8            3.0            7.8         7.7
Idle equipment write-off (1).....        --             --             --          --
                                       -----          -----          -----       -----
Operating income.................        9.1            6.6           15.7        19.7
Interest expense.................        0.1            3.2            3.3         6.4
Other, net.......................        --             --             --          --
                                       -----          -----          -----       -----
Income before income taxes.......        9.0            3.4           12.4        13.3
Provision for income taxes.......        3.6            1.5            5.1         5.5
Income (loss) from equity
 investees, net (2)..............        1.2            1.0            2.2         1.6
                                       -----          -----          -----       -----
Income (loss) from continuing
  operations.....................        6.6            2.9            9.5         9.4

Discounted operations (3)........        --             --             --          --
                                       -----          -----          -----       -----
Net income (loss)................        6.6            2.9            9.5         9.4
Accrued dividends on preferred
 stock...........................        --             0.9            0.9         2.4
                                       -----          -----          -----       -----
Net income (loss) applicable to
 common shares...................      $ 6.6          $ 2.0          $ 8.6       $ 7.0
                                       =====          =====          =====       =====
Other Data:
 EBITDA (4)......................      $12.7          $ 8.5          $21.2       $24.3
 EBITDA, as adjusted (4).........       12.7            8.5           21.2        24.3
 Depreciation & amortization.....        3.5            2.0            5.5         4.6
 Capital expenditures............        1.6            0.4            2.0         3.5
 Gross profit as a percentage
  of net sales...................       20.2%          20.3%          20.3%       22.3%
 EBITDA, as a percentage of
  net sales......................       18.4%          18.0%          18.2%       19.7%
 EBITDA, as adjusted as a
  percentage of net sales........       18.4%          18.0%          18.2%       19.7%
 Ratio of earnings to fixed
  charges (5)....................      47.5x           1.9x           3.7x        2.4x
 Net cash provided by (used
  in) (6):
  Operating activities...........       $8.0         $ 21.5         $ 29.5       $14.6
  Investing activities...........       (1.6)        (193.3)        (194.9)       (2.0)
  Financing activities...........       (6.5)         174.9          168.4        (2.3)

                                                  Fiscal Year                       Six Months
                                      1992(2)   1993    1994    1995    1996      1996    1997
                                    ------------------------------------------  ----------------
                                                (Predecessor)       (Successor)
Balance Sheet Data (at end
of period):
  Working Capital                    $  37.9   $ 38.1   $41.2   $46.3   $25.2    $32.1    $33.2
  Total assets                         184.8    186.2   179.6   188.7   240.7    248.7    250.1
  Total long-term debt
  (including current
   portion)                              5.9      5.9     6.1     6.0   123.5    141.3    121.2
  Total stockholders' equity           148.7    147.6   137.5   144.0    49.8     45.5     54.6

(1) During 1994, the Company recorded a $1.8 million charge against operating income related to the write-off of certain idle manufacturing equipment.

(2) In 1992, CSI's European operations were conducted through the European Subsidiaries. On March 25, 1993, CSI contributed its two European Subsidiaries and $8.8 million in cash to CS-Interglas AG, in consideration for a DM20 million convertible subordinated note and a minority equity interest in CS-Interglas AG. At the end of 1996, the DM20.0 million convertible note had a carrying value of $13.0 million. The value assigned to CSI's minority interest at the time of the Acquisition was $14.1 million. Beginning in 1993, CSI accounted for this investment using the equity method of accounting. In order to show comparable financial data, the results of the European Subsidiaries for 1992 have been restated in the "Selected Historical Financial Data" chart using the equity method of accounting. The financial results of Fort Mill on a consolidated basis for 1992 are reflected below (in millions).

                                                                   Fiscal Year
                                                                       1992
                                                                       ----
Income Statement Data:

Net Sales                                                             $200.5

Operating loss                                                          (4.3)

Net loss                                                                (4.0)

(3) In 1994, the Company sold substantially all of the assets of a subsidiary engaged in a separate line of business. In January 1996, the Company sold its equity investment in a company engaged in a separate line of business. For further discussion, see Note 15 to the Audited Financial Statements.

(4) EBITDA is defined herein as operating income plus depreciation and amortization. EBITDA, as adjusted, is defined herein as operating income plus depreciation, amortization, the non-recurring asset write-off ($1.8 million in 1994) and the provision for a customer bad debt ($1.4 million in 1995) related to a receivable retained by Springs Industries. EBITDA and EBITDA, as adjusted, do not include any income (loss) from equity investees, net. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA is not a defined term under generally accepted accounting principles ("GAAP") and should not be construed as an alternative to operating income, net income or cash flows from operating activities as determined by GAAP and should not be construed as an indication of the Company's operating performance or as a measure of liquidity. EBITDA and EBITDA, as adjusted, do not represent available or discretionary funds of the Company.

(5) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before taxes, earnings (loss) from a 50% owned equity investment, distributed income from the less than 50% owned equity investments and fixed charges. Fixed charges include interest expense, including the interest portion of lease expense, and amortization of bond issue costs.

(6) This cash flow information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      The following unaudited consolidated pro forma financial statements (the "Unaudited Pro Forma Financial Statements") of Clark-Schwebel Holdings, Inc. have been derived by the application of pro forma adjustments to historical consolidated financial statements, included elsewhere in this Prospectus. The unaudited pro forma income statements for the year ended December 28, 1996 and the six months ended June 28, 1997 give effect to the Transactions as if such transactions were consummated as of December 31, 1995. The unaudited pro forma balance sheet gives effect to the Transactions as if such transactions had occurred on June 28, 1997. The Unaudited Pro Forma Financial Statements should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The Unaudited Pro Forma Financial Statements should be read in conjunction with the historical financial statements and the notes thereto included elsewhere in the Prospectus.

      The redemption of the Preferred Stock, the issuance of the Old Debentures, the repayment of the Term Loan under the Credit Agreement and the related Credit Agreement Amendment, and the repayment of the Management Loans are referred to in the Unaudited Pro Forma Financial Statements as the "Transactions."

                      UNAUDITED PRO FORMA INCOME STATEMENT
                      For the Year Ended December 28, 1996
                             (Dollars in thousands)

                                         December
                                            31,                         Combined
                                           1995 -        April 18 -       1996
                                         April 17,       December      Historical     Pro Forma
                                           1996          28, 1996         (1)        Adjustments     Pro Forma
                                       ------------     ----------     ----------    -----------     ---------
                                       (Predecessor     (Successor
                                          Basis)          Basis)
Net sales.............................    $68,911        $152,003       $220,914       $----         $220,914
Cost of goods sold....................     54,958         118,605        173,563        ----          173,563
                                         ---------      ----------     ----------    ------------   -----------
Gross profit..........................     13,953          33,398         47,351        ----           47,351
Selling, general and administrative
  expenses............................      4,812          10,418         15,230        ----           15,230
                                         ---------      ----------     ----------    ------------   -----------
Operating income......................      9,141          22,980         32,121        ----           32,121
Other income (expense):
        Interest expense..............       (148)        (10,061)       (10,209)      (6,249)(2)     (16,458)
        Other, net....................        (5)              50             45        ----               45
                                         ---------      ----------     ----------    ------------   -----------
Income before income taxes............      8,988          12,969         21,957       (6,249)         15,708
Provision for income tax..............     (3,595)         (5,460)        (9,055)       2,450(3)       (6,605)
Income from equity investees,
  net.................................      1,174           2,633          3,807        ----            3,807
                                         ---------      ----------     ----------    ------------   -----------
Net income............................     $6,567          10,142         16,709       (3,799)         12,910
                                         =========
Accrued dividends on preferred
  stock...............................                     (3,137)        (3,137)       3,137(4)            0
                                                        ----------     ----------    ------------   -----------
Net income applicable to common
  shares..............................                     $7,005        $13,572        $(662)        $12,910
                                                        ==========     ==========    ============   ===========

               See notes to unaudited pro forma income statement.

                  NOTES TO UNAUDITED PRO FORMA INCOME STATEMENT
                      For the Year Ended December 28, 1996
                             (Dollars in thousands)

      The pro forma financial data have been derived by the application of pro forma adjustments to the historical financial statements for the period noted.

      (1) This historical income statement includes the results of operations of Fort Mill A, Inc. (predecessor company) for the period of December 31, 1995 to April 17, 1996, and the results of operations of Clark-Schwebel Holdings, Inc. (successor company) for the period April 18, 1996 to December 28, 1996.

      (2) The pro forma adjustment to interest expense under the new capital structure represents the annual interest cost of the Old Debentures calculated as 12.5% of the principal amount of $45,994 plus the charge related to estimated financing costs.

      (3) The pro forma adjustment to the provision for income taxes represents the reduction to income tax expense for the additional interest deduction and charge for financing costs using a combined federal and state statutory income tax rate of 39.2%.

      (4) The pro forma adjustment to accrued dividends on preferred stock represents the elimination of the dividend requirement as a result of the redemption of the preferred stock.

                      UNAUDITED PRO FORMA INCOME STATEMENT
                     For the Six Months Ended June 28, 1997
                             (Dollars in thousands)

                                                                            Pro Forma
                                                            Historical     Adjustments    Pro Forma
                                                           ------------  --------------  -----------
Net sales ..............................................    $123,299            ---        $123,299
Cost of goods sold......................................      95,851            ---          95,851
                                                           ------------  --------------  -----------
Gross profit............................................      27,448            ---          27,448
Selling, general and administrative expenses............       7,727            ---           7,727
                                                           ------------  --------------  -----------
         Operating income...............................      19,721            ---          19,721
Other income (expense):
         Interest expense...............................      (6,427)       (3,375)(1)       (9,802)
         Other, net.....................................          (3)          ---               (3)
                                                           ------------  --------------  -----------
Income before income taxes..............................      13,291        (3,375)           9,916
Provision for income tax................................      (5,475)        1,323(2)        (4,152)
Income from equity investees, net.......................       1,582            ---           1,582
                                                           ------------  --------------  -----------
Net income..............................................       9,398        (2,052)           7,346
Accrued dividends on preferred stock....................      (2,416)        2,416(3)             0
                                                           ------------  --------------  -----------
         Net income applicable to common shares.........      $6,982          $364           $7,346
                                                           ============  ==============  ===========

               See notes to unaudited pro forma income statement.

                  NOTES TO UNAUDITED PRO FORMA INCOME STATEMENT
                     For the Six Months Ended June 28, 1997
                             (Dollars in thousands)

      The pro forma financial data have been derived by the application of pro forma adjustments to the historical financial statements for the period noted.

      (1) The pro forma adjustment to interest expense under the new capital structure represents the semi-annual interest cost of the Old Debentures calculated as 12.5% of the principal amount of $45,994 plus the charge related to estimated financing costs.

      (2) The pro forma adjustment to the provision for income taxes represents the reduction to income tax expense for the additional interest deduction and charge for financing costs using a combined federal and state statutory income tax rate of 39.2%.

      (3) The pro forma adjustment to accrued dividends on preferred stock represents the elimination of the dividend requirement as a result of the redemption of the Preferred Stock.

                        UNAUDITED PRO FORMA BALANCE SHEET
                               As of June 28, 1997
                             (Dollars in thousands)

                                                                                Pro Forma
                                                                 Historical    Adjustments         Pro Forma
                                                                -----------   ------------        -----------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents................................. $    14,352   $    (14,352) (1)   $         0
     Accounts receivable, net..................................      26,351         ------             26,351
     Inventories, net..........................................      36,763         ------             36,763
     Other.....................................................         703         ------                703
                                                                -----------   ------------        -----------
         Total current assets..................................      78,169        (14,352)            63,817
                                                                -----------   ------------        -----------
PROPERTY, PLANT AND EQUIPMENT..................................      68,149         ------             68,149
   Accumulated depreciation....................................      (8,514)        ------            (8,514)
                                                                -----------   ------------        -----------
     Property, plant and equipment, net........................      59,635         ------             59,635
                                                                -----------   ------------        -----------
EQUITY INVESTMENTS.............................................      62,130         ------             62,130
GOODWILL.......................................................      43,780         ------             43,780
OTHER ASSETS...................................................       6,391         ------              6,391
                                                                -----------   ------------        -----------
TOTAL ASSETS................................................... $   250,105   $    (14,352)       $   235,753
                                                                ===========   ============        ===========
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
      Accounts payable, including book overdraft............... $    28,973   $      1,539  (1)   $    30,512
      Accrued liabilities......................................      13,561         ------             13,561
      Deferred tax liabilities -- current......................       2,056         ------              2,056
      Current maturities of long-term debt.....................         366           (366) (2)             0
                                                                -----------   ------------        -----------
          Total current liabilities............................      44,956          1,173             46,129
                                                                -----------   ------------        -----------
LONG-TERM DEBT.................................................     120,824         35,170  (2)       155,994
DEFERRED TAX LIABILITIES ......................................      20,170         ------             20,170
ACCRUED PREFERRED STOCK DIVIDEND...............................       5,551         (5,551) (3)             0
LONG-TERM BENEFIT PLANS AND OTHER .............................       3,984         ------              3,984
COMMITMENTS AND CONTINGENCIES..................................
                                                                -----------   ------------        -----------
TOTAL LIABILITIES..............................................     195,485         30,792            226,277
                                                                -----------   ------------        -----------
EQUITY:
      Preferred stock (1,000 and 0 shares issued and
         outstanding on a historical and pro forma basis,            35,000        (35,000) (4)             0
         respectively).........................................
      Common  Stock (9,000 shares issued and
         outstanding, less management loans of $799 and
         $0, respectively on a historical and pro forma basis)        9,201           (201) (4)         9,000
      Retained earnings........................................      13,987         (9,943) (4)         4,044
      Cumulative translation adjustment........................      (3,568)        ------             (3,568)
                                                                -----------   ------------        -----------
          Total equity.........................................      54,620        (45,144)             9,476
                                                                -----------   ------------        -----------
TOTAL LIABILITIES AND EQUITY................................... $   250,105   $    (14,352)       $   235,753
                                                                ===========   ============        ===========

                 See notes to unaudited pro forma balance sheet.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                               As of June 28, 1997
                             (Dollars in thousands)

      The pro forma financial data have been derived by the application of pro forma adjustments to historical financial statements for the period noted. The table below shows the sources of funds used to redeem the Preferred Stock, the Participation Feature of the Preferred Stock, and accrued dividends:

      Total sources of funds:
      Old Debentures                                       $     45,994
      Available cash balance                                      5,500
                                                           ------------
           Total source of funds                           $     51,494
                                                           ============

      Total uses of funds:
      Preferred stock book value                           $     35,000
      Participation Feature value                                10,000
      Accrued dividends on preferred stock to the date
         of redemption                                            5,994
      Estimated fees and expenses                                   500
                                                           ------------
           Total uses of funds                             $     51,494
                                                           ============

(1) The adjustment to cash reflects the prepayment of the term loan, use of cash on hand to redeem the preferred stock, repayment of management loans and a book overdraft necessary to fund the transaction on a pro forma basis as follows:

      Prepay term loan                                     $    (11,190)
      Cash redemption of preferred                               (5,000)
      Repayment of management loans                                 799
      Pay estimated fees and expenses                              (500)
                                                           ------------
                                                                (15,891)
      Less amount funded by book overdraft                        1,539
                                                           ------------
      Total adjustment                                     $    (14,352)
                                                           ============

(2) The pro forma adjustment to debt reflects the prepayment of the term loan and the issuance of the Old Debentures as follows:

      Prepay term loan                                     $    (11,190)
      Issue Old Debentures                                       45,994
                                                           ------------
      Change in total debt                                       34,804
      Amount of term loan classified as current maturities
        of long-term debt                                           366
                                                           ------------
         Total adjustment                                  $     35,170
                                                           ============

(3) The pro forma adjustment to accrued preferred stock dividends reflects the additional accrual of dividends to the redemption date less the payment of the dividends on the redemption date.

(4) The pro forma adjustment reflects the redemption of preferred stock at book value, repayment of management loans, the additional accrual of preferred stock dividends to the redemption date, and the redemption of the Participation Feature of the preferred stock. The Participation Feature of the preferred stock was valued at

      $10,000 of which $1,000 represents the book value of the Participation Feature at the time of the Acquisition. The $9,000 difference between the Participation Feature value and book value was redeemed from the Company's retained earnings.

                                                 Preferred   Capital   Retained
                                                   Stock      Stock    Earnings
                                                ----------  --------  ----------

Redeem preferred stock                          $ (35,000)  $  -----  $  -----
Repay management loans                              -----        799     -----
Additional preferred stock dividend accrual         -----      -----       (443)
Redeem Participation Feature                        -----     (1,000)    (9,000)
Charge for estimated fees and expenses              -----      -----       (500)
                                                ---------   --------  ---------
   Total adjustment                             $ (35,000)  $   (201) $  (9,943)
                                                =========   ========  =========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      The following information should be read in conjunction with "Selected Financial Data" and the Financial Statements and the notes thereto included elsewhere in this Prospectus.

General

      The Company believes it is the largest United States manufacturer of fiber glass fabrics for use in the electronics industry and a leading manufacturer of fiber glass fabrics and high performance fabrics for a wide variety of industrial applications. Fiber glass fabric is a critical component of printed circuit boards which are used in virtually all electronic products, including computers, telecommunications equipment, advanced cable television equipment, network servers, televisions, automotive equipment and home appliances. Fiber glass fabrics are also used to reinforce plastic composite materials for aircraft and aerospace applications and for marine and tooling markets. Other applications of fiber glass fabrics include reinforcing electrical tape and providing high temperature dust filtration for the carbon black, steel and power industries. The Company's high performance fabrics are used primarily for civilian and military ballistics protection in bullet-resistant vests and helmets, and by the aerospace industry in the manufacture of composite material aircraft parts.

      Sales of the Company's fiber glass fabrics are principally driven by the electronics industry which has experienced growth due to: (i) expanded applications for computer systems; (ii) technological advancements; and (iii) new product introductions. The Company believes that there is no cost-effective substitute for fiber glass fabric that can satisfy the stringent quality and performance criteria demanded of printed circuit boards. The Company's high performance sales to the military end-use market are generally dependent upon government expenditures and may fluctuate from year to year; however, sales to the civilian ballistics protection market have historically been stable.

      From 1994 to 1996, the Company's gross profit margin increased from 15.1% to 21.4% due to management's initiatives to increase weekly production schedules from five days to seven days and improve productivity on selected equipment, thereby enabling the Company to better leverage the fixed component of its cost structure. Furthermore, management's efforts to control the aggregate level of fixed operating expenses in a period of increasing sales resulted in a reduction of the Company's selling, general and administrative expenses as a percentage of net sales from 7.6% in 1994 to 6.9% in 1996. Consequently, during the same period, EBITDA as a percentage of net sales increased from 11.9% to 19.1%, operating income as a percentage of net sales increased from 6.6% to 14.5%, and net income as a percentage of net sales increased from 6.0% to 7.6%.

      The Company's financial results have historically been affected by general economic conditions and by conditions affecting the electronics industry in particular. However, the Company believes the impact of the economic recession occurring from 1990 to 1992, was particularly severe with regard to sales of electronic components for several reasons: (i) the 1990 to 1992 recession was global in nature, affecting North America, Europe and Asia; (ii) United States electronics manufacturers were less competitive in the global market than today;
(iii) the end-user markets for electronics products were fewer and less diversified than today; (iv) many electronics products, such as personal computers, fax machines and cellular telephones, were owned by a smaller percentage of the population than today and used primarily for business purposes; and (v) complex multilayer printed circuit boards (with increased piles of fiber glass fabric) were less prevalent than today. The domestic economy's stable growth from 1992 to 1996 have positively impacted the Company's operations and financial condition. Although there have been downturns in demand for electronics fiber glass fabric during this period, they have been temporary in nature. The Company experienced softening demand for electronics fiber glass fabric in the third quarter of 1996, but shipments returned to pre-correction levels in the fourth quarter of 1996. Likewise, electronics fiber glass fabric volume moderated in the latter part of the second quarter of 1997 from levels experienced earlier in 1997. The Company expected this slowdown to be temporary in nature and, by mid-third quarter, the Company began to see improving demand for electronics fiber glass fabric. Technology advancements as well as cost reductions for personal computers and cellular telephones continue to drive the proliferation of electronic devices and growth in wireless telecommunications. These factors increase demand for the Company's fiber glass fabric products, which in turn fuels growth in the Company's operations and improves the Company's financial condition.

      Fiber glass yarn is the principal raw material used in the production of fiber glass fabric. There are two major suppliers of fiber glass yarn in the United States, and substitutes are not readily available. The Company purchases most of its aramid yarn from one supplier. Beginning in the fourth quarter of 1994, shortages of fiber glass yarn occurred, and, in the first quarter of 1995, suppliers of fiber glass yarn reduced shipments, limiting supply to the Company and other purchasers of fiber glass yarn. However, since mid-1996, fiber glass yarn supply has been sufficient to meet demand because of capacity increases by the Company's suppliers coupled with periodic softness in electronics fiber glass fabric requirements as mentioned above. Yarn prices increased in 1996 at a higher than historical rate due in part to the yarn shortage. The Company generally has been able to pass through such price increases to its customers.

      The accompanying analysis compares the results of operations of Holdings, the successor company, for the three months ended June 28, 1997 to the three months ended June 29, 1996. The results of operations for the three months ended June 29, 1996 represents the combined results of Fort Mill, the predecessor company ("Predecessor Company"), for the period of March 31, 1996 through April 17, 1996, and the successor Company for the period of April 18, 1996 through June 29, 1996. The accompanying analysis also compares the results of operations of the Company for the six months ended June 28, 1997 to the six months ended June 29, 1996. The results of operations for the six months ended June 29, 1996 represents the combined results of the Predecessor Company for the period of December 31, 1995 through April 17, 1996, and the successor Company for the period of April 18, 1996 through June 29, 1996.

      The accompanying analysis also compares the results of operations of Holdings, the successor company, on a consolidated basis, for the year ended December 28, 1996 to the results of operations of Fort Mill, the predecessor company, for the year ended December 30, 1995, and the results of operations of the predecessor company for the 1995 fiscal year to those for the 1994 fiscal year. The results of operations for the year ended December 28, 1996 represent the combined results of the Predecessor Company, for the period of December 31, 1995 through April 17, 1996, and the successor company for the period of April 18, 1996 through December 28, 1996, in order to establish comparative periods.

      No pro forma adjustments were made to the financial statements for purposes of these analyses due to the insignificance of the adjustments on operating income. Interest expense for the periods is not comparable and the impact of interest expense on the successor company is discussed below.

Results of Operations

Second Quarter 1997 Compared to Second Quarter 1996

   The following table sets forth for the Company selected income statement data for the periods indicated.

                                                     Period from         Period from         Combined three    Three month period
                                                     March 31 -           April 18 -       month period from    from March 30 -
                                                   April 17, 1996       June 29, 1996     March 31 - June 29,    June 28, 1997
                                                 (Predecessor Basis)  (Successor Basis)           1996         (Successor Basis)
                                                 -------------------  -----------------   -------------------  -----------------
                                                                                (Dollars in thousands)

Net sales                                              $8,741              $47,330             $56,071             $61,061

Cost of goods sold                                      7,107               37,744              44,851              47,217
                                                 -------------------  -----------------   -------------------  -----------------

Gross profit                                            1,634                9,586              11,220              13,844

Selling, general and administrative expenses              937                3,023               3,960               3,825
                                                 -------------------  -----------------   -------------------  -----------------

Operating income                                          697                6,563               7,260              10,019

Interest expense                                          (20)              (3,134)             (3,154)             (3,147)

Other income (expense), net                                (5)                  (1)                 (6)                 (3)

Provision for income tax                                 (269)              (1,471)             (1,740)             (2,824)

Income from equity investees, net                         267                  985               1,252                 944
                                                 -------------------  -----------------   -------------------  -----------------

Net income                                               $670               $2,942              $3,612              S4,989
                                                 ===================  =================   ===================  =================

PERCENTAGE OF NET SALES

Net sales                                                100.0%               100.0%              100.0%              100.0%
Cost of goods sold                                        81.3                 79.7                80.0                77.3
                                                 -------------------  -----------------   -------------------  -----------------
Gross profit                                              18.7                 20.3                20.0                22.7
Selling, general and administrative expenses              10.7                  6.4                 7.1                 6.3
                                                 -------------------  -----------------   -------------------  -----------------
Operating income                                           8.0                 13.9                12.9                16.4
Interest expense                                          (0.2)                (6.6)               (5.6)               (5.1)
Provision for income tax                                  (3.1)                (3.1)               (3.1)               (4.6)
Income from equity investees, net                          3.0                  2.0                 2.2                 1.5
                                                 -------------------  -----------------   -------------------  -----------------
Net income                                                 7.7%                 6.2%                6.4%                8.2%
                                                 ===================  =================   ===================  =================

      Net Sales. Net sales for the second quarter of 1997 increased $5.0 million, or 8.9%, to $61.1 million from $56.1 million in 1996. Overall fiber glass sales were up by $2.9 million, or 6.1%, while high performance sales were up by $2.1 million, or 24.7%. Sales of electronic fiber glass and composite material fiber glass increased by 6.3% and 5.5%, respectively, when compared to 1996. High performance sales in the second quarter of 1997 improved significantly from second quarter 1996 as a result of higher sales to the military ballistics market.

      Gross Profit. Gross profit for the second quarter of 1997 increased $2.6 million, or 23.4%, to $13.8 million from $11.2 million in 1996. Gross profit as a percentage of net sales improved to 22.7% in 1997 from 20.0% in 1996. The improvement in gross profit resulted primarily from higher sales in 1997 compared to 1996, a shift in sales mix weighted more towards higher margin fiber glass fabrics, and the favorable impact of improved manufacturing efficiencies.

      SG&A. Selling, general, and administrative expenses, at $3.8 million, were slightly lower than the $4.0 million reported in the second quarter of 1996. The decline resulted primarily from the second quarter 1996 payout to certain executives of compensation under Springs Industries' executive compensation plans which vested and were paid on the closing of the Acquisition. As a percentage of net sales, SG&A expenses decreased to 6.3% in 1997 from 7.0% in 1996.

      Operating Income. Operating income increased $2.7 million to $10.0 million in the second quarter of 1997 from $7.3 million in the same period a year ago. As a percentage of net sales, operating income was 16.4%, up from 12.9% in 1996. The increases in sales and gross profit led to the increase in operating income.

      Interest Expense. Interest expense incurred by the Company was flat at $3.1 million, for both the second quarter of 1997 and 1996.

      Income From Equity Investees, Net. Income from equity investees, net, decreased by $0.3 million to $0.9 million from $1.2 million in the second quarter of 1996. A decrease in the operating results reported by CS-Interglas primarily caused the decrease in equity income. CS-Interglas reported an improvement in demand from the weak levels experienced in the first quarter of 1997, but the market did not recover to the demand levels experienced in the second quarter a year ago. Results reported by Asahi-Schwebel continue strong and were slightly higher than a year ago while results for CS-Tech Fab were slightly lower than last year's results.

      The equity investment balance as of June 28, 1997 decreased by $1.3 million from the December 28, 1996 balance sheet. The decline resulted primarily from a strengthening U.S. dollar relative to the German mark (the functional currency for CS-Interglas) and the Japanese yen (the functional currency for Asahi-Schwebel), net of additional equity income recorded in 1997. The change in the equity investment balance had no impact on results of operations or on cash flows in the second quarter or the first half of 1997.

      Net Income. The $2.8 million increase in operating income reported in the second quarter of 1997 led to a $1.1 million increase in the provision for taxes. After considering the $0.3 million decrease in income from equity investees, the overall net effect was a $1.4 million increase in second quarter net income when compared to the same period last year.

First Six Months of 1997 Compared to the First Six Months of 1996
Results of Operations

      The following table sets forth for the Company selected income statement data for the periods indicated.

                                   Period from December                              Combined six-month      Six-month period from
                                   31, 1995 to April 17,  Period from April 18 to       period from        December 29, 1996 to June
                                           1996               June 29, 1996         December 31, 1995 to            28, 1997
                                    (Predecessor Basis)    (Successor Basis)            June 28, 1996          (Successor Basis)
                                    -------------------   -----------------------   ---------------------  -------------------------
                                                                       (Dollars in thousands)

Net Sales                                 $68,911                $47,330                  $116,241                 $123,299

Cost of goods sold                         54,958                 37,744                    92,702                   95,851
                                    -------------------   -----------------------   ---------------------  -------------------------

Gross profit                               13,953                  9,586                    23,539                   27,448

Selling, general and administrative
    expenses                                4,812                  3,023                     7,835                    7,727
                                    -------------------   -----------------------   ---------------------  -------------------------

Operating income                            9,141                  6,563                    15,704                   19,721

Interest expense                             (148)                (3,134)                   (3,282)                  (6,427)

Other income (expense), net                    (5)                    (1)                       (6)                      (3)

Provision for income tax                   (3,595)                (1,471)                   (5,066)                  (5,475)

Income from equity investees, net           1,174                    985                     2,159                    1,582
                                    -------------------   -----------------------   ---------------------  -------------------------

Net income                                $ 6,567                $ 2,942                  $  9,509                 $  9,398
                                    ===================   =======================   =====================  =========================
PERCENTAGE OF NET SALES

Net sales                                    100.0%                 100.0%                    100.0%                   100.0%

Cost of Goods Sold                            79.7                   79.7                      79.7                     77.7
                                    -------------------   -----------------------   ---------------------  -------------------------

Gross profit                                  20.3                   20.3                      20.3                     22.3

Selling, general and administrative
    expenses                                   7.0                    6.4                       6.8                      6.3
                                    -------------------   -----------------------   ---------------------  -------------------------

Operating income                              13.3                   13.9                      13.5                     16.0

Interest expense                              (0.2)                  (6.6)                     (2.8)                    (5.2)

Provision for income tax                      (5.2)                  (3.1)                     (4.3)                    (4.5)

Income (loss) from equity
    investees, net                             1.7                    2.0                       1.8                      1.3
                                    -------------------   -----------------------   ---------------------  -------------------------

Net income                                     9.6%                   6.2%                      8.2%                     7.6%
                                    ===================   =======================   =====================  =========================

      Net Sales. Net sales for the six months ended June 28, 1997 increased $7.1 million, or 6.1%, to $123.3 million from $116.2 million in 1996. Overall fiber glass sales were up by $6.1 million, or 6.3%, while high performance sales were up by $1.0 million, or 5.0%. Sales of electronic fiber glass increased 4.9%, while sales of composite material fiber glass increased by 10.8% when compared to the first six months in 1996. Higher demand from the aerospace industry accounted for most of the increased sales of composite material fiber glass.

      Gross Profit. Gross profit for the first half of 1997 increased $3.9 million, or 16.6%, to $27.4 million from $23.5 million in 1996. Gross profit as a percentage of net sales improved to 22.3% in 1997 from 20.3% in 1996. The improvement in gross profit resulted primarily from higher sales in 1997 compared to 1996, a shift in sales mix weighted more towards higher margin fiber glass fabrics, and the favorable impact of improved manufacturing efficiencies.

      SG&A. Selling, general, and administrative expenses were relatively flat at $7.7 million and $7.8 million, respectively, for the first half of 1997 and 1996. As a percentage of net sales, SG&A expenses decreased to 6.3% in 1997 from 6.7% in 1996.

      Operating Income. As a result of the above factors, operating income for the first half of 1997 increased by $4.0 million to $19.7 million from $15.7 million in 1996. As a percentage of net sales, operating income increased to 16.0% in the first half of 1997 from 13.5% in 1996.

      Interest Expense. Interest expense is not fully comparable to the prior period because of the financing related to the Acquisition of the Company from Springs. Interest expense incurred by the Company in the first half of 1997 was $6.4 million, attributable primarily to interest expense related to the Senior Notes.

      Income From Equity Investees, Net. Income from equity investees, net, decreased by $0.6 million to $1.6 million in the first half of 1997 from $2.2 million in 1996. A decrease in the operating results reported by CS-Interglas primarily caused the decrease in equity income. Weaker demand relative to a year ago in Europe for electronic fiber glass fabric led to the decrease in operating results reported by CS-Interglas. Results reported by Asahi-Schwebel were slightly higher and results for CS-Tech Fab were slightly lower than last year's comparable results.

      Net Income. The significant improvement in operating income ($4.0 million) was more than offset by the increase in interest expense ($3.1 million), higher income tax expense ($0.4 million), and lower income from equity investees, net ($0.6 million), as net income for the first half of 1997 decreased by $0.1 million to $9.4 million from $9.5 million in the first half of 1996.

Results Of Operations
1996 Compared To 1995

                                         12-month period     Period from Dec.                         Combined 12-
                                         from Jan. 1-Dec.   31, 1995 to April     Period from         month period
                                             30, 1995           17, 1996        April 18-Dec. 28,     from Dec. 31,
                                           (Predecessor       (Predecessor            1996          1995 to Dec. 28,
                                              Basis)              Basis         (Successor Basis           1996
                                         ----------------   -----------------   -----------------   ----------------
                                                                      (Dollars in thousands)

Net sales                                    $231,306            $68,911             $152,003           $220,914

Cost of goods sold                            191,978             54,958              118,605            173,563
                                         ----------------   -----------------   -----------------   ----------------
Gross profit                                   39,328             13,953               33,398             47,351

Selling, general and administrative
  expenses                                     17,750              4,812               10,418             15,230
                                         ----------------   -----------------   -----------------   ----------------
Operating income                               21,578              9,141               22,980             32,121

Interest expense                                 (401)              (148)             (10,061)           (10,209)

Other income (expense), net                        12                 (5)                  50                 45

Provision for income tax                       (8,444)            (3,595)              (5,460)            (9,055)

Income from equity investees, net               2,553              1,174                2,633              3,807
                                         ----------------   -----------------   -----------------   ----------------
Income from continuing
  operations                                  $15,298             $6,567              $10,142            $16,709
                                         ================   =================   =================   ================

PERCENTAGE OF NET SALES

Net sales                                      100.0%             100.0%               100.0%             100.0%

Cost of goods sold                              83.0               79.7                 78.0               78.6
                                         ----------------   -----------------   -----------------   ----------------
Gross profit                                    17.0               20.3                 22.0               21.4

Selling, general and administrative
  expenses                                       7.7                7.0                  6.9                6.9
                                         ----------------   -----------------   -----------------   ----------------
Operating income                                 9.3               13.3                 15.1               14.5

Interest expense                                (0.2)              (0.2)                (6.6)              (4.6)

Other income (expense), net                      ---                ---                  ---                ---

Provision for income tax                        (3.6)              (5.2)                (3.6)              (4.1)

Income (loss) from equity
  investees, net                                 1.1                1.7                  1.7                1.7
                                         ----------------   -----------------   -----------------   ----------------
Income from continuing
  operations                                     6.6%               9.6%                 6.7%               7.5%
                                         ================   =================   =================   ================

      Net Sales. Net sales for 1996 decreased by $10.4 million, or 4.5%, to $220.9 million from $231.3 million in 1995. Despite reduced demand for electronics fiber glass fabric in the third quarter due to an inventory correction in the supply chain, sales of electronics fiber glass in 1996 increased modestly by 2.0% in 1996 over 1995. Composite material fiber glass sales increased 10.2% in the same period. Higher sales to the aerospace and coating & laminating markets accounted for this increase. While overall fiber glass sales were up $7.1 million, or 3.9%, the increase was more than offset by a $17.5 million, or 33.4%, decline in high performance fabric sales. After a strong first quarter in high performance fabric sales, there was a significant reduction in the number of contract quotes requested by the government for military ballistic fabrics.

Management's decision to exit the automotive airbag fabric business also contributed to the decline in high performance sales.

      Gross Profit. Gross profit for 1996 increased $8.0 million or 20.4% to $47.4 million from $39.3 million in 1995. Gross profit as a percentage of sales improved to 21.4% in 1996 from 17.0% in 1995. The significant improvement in both gross profit dollars and gross profit percentage resulted from several factors including a shift in sales mix weighted more towards fiberglass fabrics which generate higher margins than high performance fabric, improved operating efficiencies which allow management the flexibility to run extended workweeks at electronic fiber glass plants and to adjust running schedules to customer demand when necessary, and improved pricing.

      SG&A. SG&A for 1996 decreased by $2.5 million, or 14.2%, to $15.2 million. As a percentage of net sales, SG&A decreased to 6.9% in 1996 from 7.7% in 1995. This decrease resulted from lower bad debt expense and lower stand alone expenses in 1996 compared to parent company allocations in 1995, offset somewhat by higher goodwill amortization and the payout to certain executives of compensation under Springs Industries' executive compensation plans which vested and were paid on the Closing of the Acquisition.

      Operating Income. Operating income increased by 48.8% in 1996 to $32.1 million from $21.6 million in 1995. As a percentage of sales, operating income increased to 14.5% in 1996 from 9.5% in 1995 due to all the factors mentioned above.

      Interest Expense. Interest expense is not comparable to prior periods as a result of the financing related to the Acquisition. Interest expense for the successor company was $10.2 million, for the period of April 18,1996 to December 28,1996.

      Income From Equity Investees, Net. Income from equity investees, net, improved by $1.3 million to $3.8 million in 1996. This improvement resulted from higher net income reported by Asahi-Schwebel. Asahi-Schwebel's results were favorably impacted primarily by the strength of sales in Japan, driven by improved pricing and a stronger dollar, and, to a lesser degree, by the inclusion of the financial results of its newly acquired 51% owned subsidiary, Asahi-Schwebel (Taiwan) Co., Ltd. The results of operations of Taiwan were included with the results of Asahi-Schwebel effective with the acquisition on April 1, 1996. CS-Interglas results were flat when compared to last year. Demand for electronic fiber glass fabric in the last quarter of 1996 moderated somewhat in Europe from earlier demand levels. CS-Tech Fab results in 1996 were slightly lower than those experienced in 1995.

      Income From Continuing Operations. The significant improvements in operating results and income from equity investees were more than enough to offset the increase in interest expense, as income from continuing operations for 1996 was 9.2% higher than in 1995.

1995 Compared To 1994

      Net Sales. Net sales for 1995 increased $41.9 million, or 22.1%, to $231.3 million from $189.4 million in 1994. This increase was substantially driven by volume increases in the electronics fiber glass and high performance fabrics categories. Net sales of electronics fiber glass fabric grew in 1995 by 25.0%, with volume increases accounting for the majority of this increase. Net sales of composite materials fiber glass fabric in 1995 decreased 5.8% due primarily to lower volume in the markets for coated and laminated fabrics. Net sales of high performance fabrics grew by $17.3 million, or 49.4%, to $52.3 million in 1995. Military contract related volume increases accounted for $14.1 million of this increase. In late 1995, the Company elected to discontinue sales of high performance fabrics to the automotive industry for use in airbags due to the existence of several well-established competitors and significant price competition in the market. Airbag sales were $4.7 million, or 2.0%, of the Company's net sales, in 1995 compared to $2.4 million in 1994. The Company exited this business in the first half of 1996.

      Gross Profit. Gross profit for 1995 increased to $39.3 million, or by 37.2%, from $28.7 million in 1994. The increase in gross profit resulted primarily from increased volume in electronics fiber glass and high performance fabrics. Gross profit as a percentage of net sales improved to 17.0% in 1995 from 15.1% in 1994 due primarily to improved capacity utilization resulting from the volume increases and management's initiatives to improve productivity at its manufacturing facilities.

      SG&A. SG&A for 1995 increased by $3.4 million to $17.8 million from $14.4 million in 1994. Increased bad debt expense, higher intercompany charges allocated by the Company's parent, Springs Industries, and increased distribution costs related to higher volume accounted for $1.6 million, $0.6 million and $0.4 million, respectively, of the increase. Approximately $1.4 million of the increase in bad debt expense related to the potential uncollectibility of an outstanding receivable from a high performance fabric customer servicing the military end-use market. The outstanding accounts receivable balance and corresponding reserve was transferred to Springs Industries prior to the Closing of the Acquisition. As a percentage of net sales, SG&A increased to 7.7% in 1995 from 7.6% in 1994.

      Operating Income. Operating income for 1995 increased $9.1 million to $21.6 million from $12.5 million in 1994. As a percentage of net sales, operating income for 1995 increased to 9.3% from 6.6% in 1994. During 1994, the Company took a $1.8 million charge against operating earnings related to the write-off of certain idle manufacturing equipment. Operating income for 1994 excluding the write-off of certain idle equipment was $14.3 million or 7.6% of net sales.

      Income From Equity Investees, Net. Income from equity investees, net, increased $1.4 million in 1995 from $1.2 million in 1994. This improvement resulted primarily from higher net income reported by Asahi-Schwebel and CS-Interglas due to increased world wide demand for fiber glass fabric. Similar to the U.S. market, this increase was driven primarily by the strong demand for electronics. CS Tech-Fab reported a slight increase in net income.

      Income From Continuing Operations. The significant improvements in operating results and income from equity investees were more than enough to offset the increase in SG&A expenses, as income from continuing operations for 1995 was 83.9% higher than in 1994.

Liquidity And Capital Resources

      Historical. On April 17, 1996, the Company was purchased from Springs Industries for approximately $192.9 million, funded by a combination of equity and debt. Equity of $45.0 million was provided by Vestar/CS Holding and the Management Investors in exchange for all of the capital stock of Holdings. Vestar/CS Holding contributed $43.2 million in exchange for $35.0 million liquidation value of the 12.5% participating preferred stock of Holdings ("Preferred Stock") and $8.2 million of the common stock of Holdings ("Holdings Common Stock"). The Management Investors invested $1.8 million in Holdings Common Stock. Approximately $0.8 million of the contribution from the Management Investors was financed by loans from the Company. The funded debt used to finance the Acquisition consisted of $110.0 million of Senior Notes, $15.0 million of loans under a Term Loan under the Credit Agreement, and $35.0 million of loans under a Revolving Credit Facility under the Credit Agreement. The required amortization payments under the Term Loan are $0.4 million in 1997, $1.6 million in 1998, $2.1 million in 1999, $2.5 million in 2000, $2.9 million in 2001 and $1.6 million in 2002. As required by the Credit Agreement, the Company prepaid $2.3 million of the Term Loan in the first quarter of 1997. The Company may prepay the Term Loan at any time without penalty. The Revolving Credit Facility matures in April 2002. Substantially all of the assets of CSI, the operating company, are subject to liens in favor of the Credit Agreement lenders. Other than upon a change of control or as a result of certain asset sales, the Company will not be required to make any principal payments in respect of the Senior Notes until maturity in April 2006. The Company is required to make semi-annual interest payments on April 15 and October 15 with respect to the Senior Notes.

      Six Months 1997 Compared to Six Months 1996. Cash provided by operating activities in the first six months of 1997 was $14.6 million, compared with $29.5 million provided in the same period a year ago. Despite improved profitability in 1997 compared to 1996, cash provided by operating activities declined because 1997 requirements for working capital were greater than those of 1996. The Company spent $3.5 million on capital additions during that period. The Company anticipates capital expenditures will approximate $10.0 million for fiscal 1997. As of June 28, 1997, the Company had cash and cash equivalents of approximately $14.3 million. In addition, the Company had $55.0 million of undrawn availability under the Revolving Credit Facility. The Company ended the quarter with debt, net of cash, of $106.8 million, consisting of $110.0 million in Senior Notes, $11.2 million under the Term Loan, and $14.3 million in cash and cash equivalents.

      1996 Compared to 1995. Cash provided by operations for the period from April 18, 1996 to December 28, 1996 was $41.1 million, and for the period from December 31, 1995 to April 17, 1996 was $8.0 million compared with $18.0 million provided by operations in fiscal 1995. Strong profitability coupled with the Company's efforts to reduce its investment in working capital led to the significant improvement in cash generated from operations for 1996. The Company invested $2.0 million in capital expenditures for the period from April 18, 1996 to December 28, 1996, and an additional $1.6 million for the period from December 31, 1995 to April 17, 1996, which was moderate compared to previous periods. The moderate level of capital spending was primarily the result of fewer planned major projects for fiscal 1996. The Company typically makes capital expenditures to enhance capacity and improve manufacturing facilities and processing equipment. The Company anticipates that capital spending in 1997 will increase to approximately $9.5 million. Strong cash flow from operations and moderate capital spending allowed the Company to reduce total long-term debt by $36.6 million since April 18, 1996. Debt of $35.0 million which was borrowed under the Credit Agreement's Revolving Credit Facility at Closing was repaid during the period, while the amount outstanding under the Credit Agreement's Term Loan was reduced by $1.6 million. As of December 28, 1996, the Company had $55.0 million of undrawn availability under the Revolving Credit Facility. The Company ended the year with debt, net of cash, of $119.4 million, consisting of $110.0 million in Senior Notes, $13.4 million under the Term Loan, and $4.0 million in cash and cash equivalents.

      To meet its liquidity needs, the Company has relied and expects to continue to rely on internally generated funds and, to the extent necessary, on undrawn commitments available under the Revolving Credit Facility. The Company's ability to borrow in excess of the commitments set forth in the Credit Agreement is limited by the terms of the Credit Agreement and the Senior Notes' Indenture. Additionally, such terms place restrictions on the Company with respect to liens, investments, dividends, debt repayments, capital expenditures, transactions with affiliates, and mergers. All assets of Clark-Schwebel, Inc. represent restricted net assets with the exception of the foreign equity investments and distributions received from the foreign equity investments. Except in limited circumstances, Clark-Schwebel, Inc. is prohibited from transferring restricted net assets to Clark-Schwebel Holdings, Inc. in the form of cash dividends, loans, or advances without the consent of a third party lender. The amount of unrestricted net assets at December 28, 1996 is $61,221, which represents the book value of the foreign equity investments ($59,906) and distributions received in the form of cash from the foreign equity investments ($1,315). The Company believes that cash generated from operations and borrowing resources will be sufficient to fund the Company's cash needs for the foreseeable future.

      Following the Transactions. Following the closing of the Transactions, the Company had outstanding indebtedness of $156.0 million ($110.0 million in Senior Notes and $46.0 million in Old Debentures) compared to outstanding indebtedness of $121.2 million before the Transactions. Additionally, the

Company's cash on hand was reduced by $16.2 million following the Transactions as a result of prepaying the Term Loan ($11.2 million) and paying $5.0 million in redemption of the Preferred Stock. Other than upon a change of control or as a result of certain asset sales, the Company will not be required to make any principal payments in respect of the Senior Notes or the Debentures until April 2006 and July 2007, respectively. Additionally, borrowings under the Revolving Credit Facility under the Credit Agreement mature April 2002.

      The Company's primary capital requirements continue to be debt service and capital expenditures. The Company is required to make semi-annual interest payments with regard to its Senior Notes on April 15 and October 15, and with regard to its Debentures on January 15 and July 15. Interest payments on the Debentures are subject to CSI meeting certain earnings thresholds and complying with certain financial ratio tests under the terms of the CSI Indenture and Credit Agreement. If, on any interest payment date relating to the Debentures, CSI could not dividend or distribute a sufficient amount of cash to Holdings under the terms of the CSI Indenture or Credit Agreement in order to make such interest payment in cash, Holdings may make such interest payment in the form of additional Debentures having an aggregate principal amount equal to the amount of such interest.

      The Company typically makes capital expenditures related primarily to the maintenance and improvement of manufacturing facilities and processing equipment. The Company estimates that capital expenditures will be approximately $10.0 million in 1997.

      To meet its liquidity needs, the Company will rely on internally generated funds and, to the extent necessary, on undrawn commitments available under the Revolving Credit Facility, subject to certain drawing conditions. At the time of redemption of the Preferred Stock and issuance of the Debentures, the Company had no drawings under its Revolving Credit Facility and $65.0 million in undrawn availability. The Company believes that cash generated from operations and borrowing resources are adequate to permit the Company to meet both its debt service requirements and capital requirements for the foreseeable future, although no assurance can be given in this regard.

Joint Ventures

      The Company accounts for its three joint venture interests using the equity method of accounting. Accordingly, the Company's operating income excludes net income (loss) from such interests. Historically, each of the three joint venture interests has been wholly self-supporting and received no distributions from the Company. See "Business--Joint Ventures."

Accounting Standards

      A summary of the Company's significant accounting policies is included in
Note 3 to the footnotes of the Audited Financial Statements for the fiscal year ended December 28, 1996, enclosed in this Prospectus.

Certain Relevant Factors

      Under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, forward looking statements, such as earnings projections, are protected from liability as long as they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from projected results. The Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company whether contained herein, in other documents subsequently filed by the Company with the SEC, or in oral statements:

o A moderating growth rate or reduction in sales of electronics products, which incorporate a significant percentage of the Company's products, could materially affect operating results. The electronics industry is cyclical and has experienced recurring downturns. A future downturn could reduce demand for, and prices of, materials used in electronics products, including those manufactured by the Company.

o Rapid technology changes in the electronics industry have placed increasingly rigorous demands on weight, thickness, and consistency of fiber glass products produced by the Company. Technological change in the printed circuit board industry is rapid and continuous and will continue to require increased technological and manufacturing capability and expertise. Advances in semi-conductor technology could further reduce the surface area of printed circuit boards and possibly demand for the Company's products. Operating results could be materially affected by the Company's ability to maintain its technological position.

o The Company could face increased competition if cost-effective alternatives to fiber glass fabrics were developed for the electronics industry. Currently, only lower-end electronics, which use a paper based laminate system for printed circuit boards, and very high-end electronics, which use a variety of very expensive materials for printed circuit boards, use non-fiber glass fabrics. However, the development and introduction of cost-competitive alternatives could have a material adverse impact on the Company's business, financial condition, and results of operations.

o Virtually all fiber glass yarn manufactured in North America is produced by two suppliers, and substitutes are not readily available. The Company purchases substantially all of its fiber glass yarn from these two suppliers. The Company purchases most of its aramid yarn from one supplier. Any disruption in the ability or willingness of the Company's suppliers to deliver fiber glass or aramid yarns to the Company could have a material adverse effect on the Company's business, financial condition, and results of operations. During 1995 and through mid-1996, the Company experienced a fiber glass yarn shortage which limited the Company's ability to expand production of fiber glass fabrics. Additionally, due in part to the fiber glass yarn shortage, the price of fiber glass yarn increased over the prior year at a higher than historical rate. While the Company generally has been able to pass through increases in the cost of fiber glass yarn, the inability of the Company to do so in the future could have a material adverse effect on the Company's business, financial condition, and results of operations.

o The Company's customer base is concentrated. In 1996, sales to two of the Company's customers each accounted for more than 10% of the Company's net sales, and sales to the Company's top ten customers accounted for approximately 70% of net sales. As customers seek to establish closer relationships with their suppliers, the Company expects its customer base to continue to become more concentrated. If, for any reason, any of its key customers were to purchase significantly less of the Company's products in the future, such decreased level of purchases could have a material adverse effect on the Company's business, financial condition, and results of operations.

o The Company could face an increasingly competitive market place in electronics fiber glass fabric resulting from expected capacity growth in glass yarn and woven fiber glass both domestically and world wide.

o The Company relies on constant communication with its customers to anticipate the future volume of purchase orders. A variety of conditions, both specific to the individual customer and generally affecting the customer's industry, can cause a customer to reduce or delay orders previously anticipated by the Company.

o The Company's facilities are subject to a broad range of federal, state, local, and foreign environmental laws and requirements, including those governing discharges to the air and water, the handling and disposal of solid and hazardous substances and wastes and the remediation of contamination associated with releases of hazardous substances at Company facilities and offsite disposal locations. The Company has made, and will continue to make, expenditures to comply with such laws and requirements. The Company believes, based on information currently available to management, that it will not require material capital expenditures to maintain compliance with environmental requirements during this or the following fiscal year or the foreseeable future. However, future events, such as changes in existing laws and regulations or the discovery of contamination at sites owned or operated by the Company, or to which Company waste has been transported, may give rise to additional compliance or remediation costs which could have a material adverse effect on the Company's financial condition or results of operations.

o The Company's success is dependent upon certain key management personnel. There is competition for qualified employees among companies in the electronic materials industry, and the loss of certain of the Company's employees or an inability to continue to attract and motivate highly skilled employees could have a material adverse effect on the Company's business, financial condition, and results of operations.

o The Company's international joint ventures are subject to risks, including exchange rates, unexpected changes in regulatory requirements, tariffs, international trade restrictions or prohibitions, political and economic instability, and changes in taxation. Equity income from the international joint ventures may be materially affected by currency exchange rate fluctuations.

Inflation

      The Company generally attempts to pass cost increases to its customers. Costs are affected by, among other things, inflation, and the effects of inflation may be experienced by the Company in future periods. The Company believes, however, that inflationary effects have not been material to the Company during the past three years.

                                  THE BUSINESS

      The Company believes it has been a leading manufacturer and marketer of industrial fabrics, including electronics fiber glass fabric, composite materials fiber glass fabric and high performance fabrics since the founding of the business in 1960. The Company believes it is the largest producer of fiber glass fabrics for use in the growing electronics industry, with an estimated 50% market share in the United States. Fiber glass fabrics are a critical component used in the production of printed circuit boards, which are integral to virtually all advanced electronic products, including computers, telecommunications equipment, advanced cable television equipment, network servers, televisions, automotive equipment and home appliances. The Company's fiber glass fabrics are also used in composite materials to strengthen, insulate and enhance the dimensional stability of hundreds of products in a variety of markets, such as aerospace, coating and laminating, marine and tooling, building insulation and sports equipment. The Company is also a leading manufacturer of high performance fabrics composed of Kevlar(R), Spectra(R) and quartz fibers. High performance fabrics composed of Kevlar(R), the most widely used aramid fiber, are used primarily in ballistic protection products, such as vests and helmets worn by state, local and private police forces and the military, and in composite materials for aerospace applications.

Electronics Fiber Glass Fabric

      The Company believes it is a leading producer of electronics fiber glass fabric in the United States. The Company sells fiber glass fabric to manufacturers of high pressure laminates ("HPL") who, in turn, convert fiber glass fabric into rigid and thin core laminates that are sold to manufacturers of single-sided, double-sided and multilayered printed circuit boards. Printed circuit boards require a highly engineered substrate material on which to mount and interconnect semiconductor chips, passive electronic devices and other electronic components. Due to its low cost, high strength, dimensional stability, temperature resistance and electrical insulating properties, fiber glass fabric has proven to be the most effective substrate material used in the manufacture of printed circuit boards. In addition, the Company believes that currently there is no cost-effective substitute material which can satisfy the stringent quality and performance specifications required of fiber glass fabric for HPLs in printed circuit boards. Electronics fiber glass fabric represented 57.6%, 58.9% and 62.9% of the Company's net sales in 1994, 1995 and 1996, respectively.

      The Company continues to capitalize on the growth in demand for printed circuit boards resulting from (i) the development of increasingly complex electronics products, including personal computers, cellular phones, pagers and portable computing devices, and (ii) the increasing electronic content of products in which such use has been historically absent or limited, such as automobiles, home appliances and medical equipment.

Composite Materials Fiber Glass Fabric

      Fiber glass fabrics are also used in composite materials for the aerospace, coating and laminating, marine and tooling, building insulation and sports equipment markets. Composite materials fiber glass fabric is used in various applications which require combinations of fiber glass' inherent properties, including light weight, strength, temperature and flame resistance, moisture and chemical resistance, and durability. The Company's customers produce composite materials by impregnating fiber glass fabric with thermosetting epoxy and phenolic resin systems. Applications of composite material fiber glass fabric include aircraft components, such as interior paneling systems and passenger overhead storage compartments. Fiber glass fabrics are also used in a wide range of other industrial applications, such as Teflon(R) coated conveyor belts, window shades, movie screens, electrical insulation products, marine construction materials, automotive tooling and roofing materials. Composite materials fiber glass fabric represented 23.9%, 18.5% and 21.3% of the Company's net sales in 1994, 1995 and 1996, respectively.

      The Company's fiber glass fabrics can be found on major airframe programs at The Boeing Company, McDonnell Douglas Corporation and Airbus Industries. The Company expects increases in commercial aircraft build rates over the next several years. The growing global economy and governmental regulations forcing the removal of older, louder, less fuel efficient aircraft are expected to drive demand for new aircraft.

High Performance Fabrics

      The Company believes it is a leading producer of high performance fabrics used primarily to make ballistic protection products, such as vests and helmets worn by state, local and private police forces and the military and to reinforce composite materials for aircraft applications. The Company's high performance fabrics possess physical properties such as durability, low weight and high tensile strength. The Company's line of high performance products are manufactured by arranging and finishing aramid and other materials, such as Kevlar(R), Spectra(R) and quartz. Wide ranges of fiber types and construction patterns provide broad design potential, allowing the Company to manufacture high performance fabrics to meet stringent customer standards. For instance, the Company manufactures Kevlar(R) fabric, the most widely used aramid fabric, according to ballistic design parameters determined by performance criteria of the end product. The Company sells ballistic protection fabrics designed to capture high mass, relatively low velocity bullets as well as ballistic protection fabrics designed to capture low mass, high velocity fragments. High performance fabrics represented 18.5%, 22.6% and 15.8% of the Company's net sales in 1994, 1995, and 1996, respectively.

Business Strategy

      The Company's business strategy is to increase sales and profitability by capitalizing on its leading position in the fiber glass fabrics industry and the expected increased demand for printed circuit boards. The Company believes that its long-standing customer and supplier relationships, manufacturing and technical expertise, and commitment to providing consistent, high quality products will enable the Company to maintain its leading position in the industry.

The Electronics Fiber Glass Fabric Industry

      Fiber glass fabric suppliers to the electronics industry, such as the Company, convert fiber glass yarn into a variety of fabrics which are then sold to HPL manufacturers. HPL manufacturers, in turn, convert fiber glass fabric into rigid, layered laminates that are sold to printed circuit board manufacturers. There are many intermediate steps between the manufacture of unstuffed printed circuit boards (i.e. without semiconductors) and final electronics products. The following chart illustrates the role of electronics fiber glass fabric suppliers in the large and growing electronics industry.

                               [GRAPHIC OMITTED]

      Increasing Demand for Electronic Products. Fiber glass fabrics are a critical component in the production of printed circuit boards, which are used in virtually all electronics products. Demand for electronics products has experienced substantial growth in recent years and is expected to continue to grow due to expanded applications for computer systems, technological advancements and new product introductions. This growth is primarily attributable to the development of more complex and sophisticated electronic products, including cellular phones, pagers, personal computers and portable computing devices, as well as the increasing electronic content of products in which such use has been historically absent or limited, such as automobiles, home appliances and medical equipment.

      The following table illustrates the historical growth of the major end-user markets for electronics fiber glass fabric.

                  United States Electronic Equipment Production
                              (Dollars in Billions)

                                                                                              Historical
                                                                                                 CAGR
                                      1992        1993        1994       1995        1996      1992-1996
                                      ----        ----        ----       ----        ----      ---------

Computer & office equipment          $ 82.7     $ 91.5      $106.8      $125.7      $143.1       14.7%
Industrial/Instrumentation             57.6       61.5        67.1        77.5        84.9       10.2
Communications                         36.7       40.2        47.9        53.6        59.8       13.0
Military                               52.2       49.0        45.5        44.5        43.7       (4.3)
Automotive/Consumer                    16.9       18.2        20.9        21.6        22.6        7.5
                                     ------     ------      ------      ------      ------       ----
Total                                $246.1     $260.5      $288.2      $322.9      $354.1        9.5%
                                     ======     ======      ======      ======      ======        ===

Source: PCI Quarterly Forecast (4th Quarter 1995) and Henderson Electronic Market Forecast (December 1996)

      High Performance Standards. As the proliferation of advanced electronics products continues, electronics producers require printed circuit boards and fiber glass materials which: (i) operate at higher speeds and frequencies; (ii) have higher temperature tolerances; and (iii) have reliable, predictable performance characteristics. Printed circuit boards that perform at faster speeds with limited power usage must employ printed circuit materials with improved electrical conductivity properties and insulating characteristics. The ability of printed circuit boards to perform in high temperature environments is directly correlated to the electronic materials used to construct the board. Printed circuit board components must have consistently manufactured dimensional characteristics and purity to extremely high tolerance levels in order for printed circuit board manufacturers to achieve acceptable production yields.

      Faster Production Cycles Require Closer Collaboration with Customers. Competitive pressures have led electronic equipment manufacturers to introduce new products and increase production volume to satisfy growing commercial demand. These trends have increased the level of collaboration among system providers, fabricators and printed circuit materials suppliers. Manufacturers of electronics component materials, such as the Company, must maintain strong customer and supplier relationships and provide greater technical support to high pressure laminators on a timely basis.

Product Characteristics

      The versatility of fiber glass fabric makes it a unique industrial material. The Company's fiber glass fabrics offer an excellent combination of properties from high strength to fire resistance. Wide ranges of yarn sizes and weave patterns provide broad design potential, enabling the Company to work with its customers to choose the best combination of material performance, economics and product flexibility. Fiber glass fabrics have the properties shown below:

      o Dimensional Stability. Fiber glass is a dimensionally stable engineering material. Fiber glass does not stretch or shrink after exposure to extremely high or low temperatures.

      o Moisture Resistance. Fiber glass does not absorb moisture and does not change physically or chemically when exposed to water.

      o High Strength. The high strength-to-weight ratio of fiber glass makes it a superior material in applications where high strength and minimum weight are required. When manufactured into a fiber glass fabric, this strength can be unidirectional or bi-directional, allowing flexibility in design and cost.

      o Temperature Resistance. Fiber glass is an inorganic material and does not burn or support combustion.

      o Chemical Resistance. Most chemicals have little or no effect on fiber glass. Fiber glass fabric does not mildew, rot or deteriorate.

      o Electrical Properties. Fiber glass fabric is an excellent material for electrical insulation. The combination of properties such as low moisture absorption, high strength, heat resistance and low dielectric constant makes fiber glass fabric suitable as a reinforcement for printed circuit boards and insulating varnishes.

      o Thermal Conductivity. High thermal conductivity properties enable fiber glass fabric to rapidly dissipate heat.

Product Applications

      The Company manufactures approximately 600 products which are used in a broad range of technical, highly engineered product applications as shown below:

                                              Percentage
                                                of 1996                 Product
       Product                  Market        Net Sales              Application
       -------                  ------        ----------             ------------

Electronics Fiber       High pressure            62.9%     Personal and mainframe computers,
Glass Fabric            laminates                          printers, cellular telephones,
                        manufactured for                   automotive electronics, advanced
                        printed circuit                    cable television
                        boards                             equipment, personal communication
                                                           devices, network servers

Composite Materials     Aerospace,               21.3%     Commercial aircraft components,
water
Fiber Glass Fabric      Coating/                           skis, electrical cable insulation,
                        Laminating,                        movie screens, window shades,
                        Filtration, Marine,                pollution control, reinforced roofing
                        Tooling, Building                  products

High Performance        Aerospace,               15.8%     Bullet-resistant vests and helmets,
Fabrics                 Ballistics                         aircraft interior/exterior components
(Kevlar(R),
Spectra(R),
quartz)

Research And Development

      The Company has a modern, well-equipped research and development laboratory located at its headquarters in Anderson, South Carolina. The laboratory is equipped to (i) test the physical properties of yarns, fabrics, and high pressure laminates and the chemical analysis of finishes, sizings and resins and (ii) produce laminate samples similar to those made by its customers.

      The Company's product development and technical staff works with the in-house technical staffs of its customers in the early stages of product development to produce and manufacture products with certain qualities and performance specifications to meet specific customer needs. The Company believes that its emphasis on product development and technology exchanges with its German and Japanese joint ventures has enhanced its technical knowledge and ability to serve its customers.

Customers

      The Company's customer list includes many leading companies in their respective industry segments. In 1996, the Company sold its products to nearly 500 customers, with the ten largest accounting for approximately 70% of net sales. Sales to two of the Company's customers, Allied-Signal Laminate Systems and Park Electrochemical, each accounted for more than 10% of the Company's 1996 net sales. Sales to the two customers represented as a percentage of net sales 40.2% in 1994, 42.3% in 1995, and 43.3% in 1996, respectively. The Company's top ten customers have been customers for over five years.

      As customers seek to establish closer relationships with suppliers, the Company expects its customer base to continue to be concentrated. The Company believes that each of its four largest electronics customers purchased over 50% of its fiber glass fabrics supplies from the Company in 1996. If, for any reason, any of its key customers were to purchase significantly less of the Company's products in the future, such decreased level of purchases could have a material adverse effect on the Company's business, financial condition and results of operations.

      The Company markets its products primarily through a direct sales force and distributes its products primarily through the use of common carriers. The Company generally manufactures products according to customer forecasts and regular communications with its customers.

Raw Materials

      The principal materials used in the manufacture of the Company's products are fiber glass, Kevlar(R) and Spectra(R) yarns, PVA sizing and silane binding agents and coating materials. Over the past 35 years, the company has developed close beneficial relationships with the two companies that produce virtually all the fiber glass yarn manufactured in North America, PPG Industries, Inc. and Owens-Corning. The Company currently purchases substantially all of its fiber glass yarn from these two suppliers. Based on its long-standing relationships with its fiber glass yarn suppliers and the volume of its purchases, the Company believes it receives favorable terms on its purchases of fiber glass yarn. DuPont, the sole manufacturer of Kevlar(R), has provided its Kevlar(R) yarn to the Company for more than 20 years. The Company currently purchases substantially all of its aramid yarn from this one supplier. There are a limited number of manufacturers of fiber glass yarn and aramid yarn. Any disruption in the ability or willingness of the Company's suppliers to deliver fiber glass or aramid yarn to the Company, or any adverse changes to the terms governing its yarn purchases, could have a material adverse effect on the Company's business, financial condition, and results of operations.

      Through mid-1996, fiber glass yarn was in short supply on a global basis, and the price of fiber glass yarn increased in 1996 at a higher than historical rate. During the latter half of 1996, fiber glass yarn supply became sufficient to meet the Company's requirements and supply should be sufficient for the foreseeable future. The Company generally has been able to pass through its raw material price increases to customers.

Competition

      The Company believes it is the market share leader in its targeted fiber glass fabrics markets in the United States, where it competes primarily on the basis of long-term relationships with customers and suppliers, quality, technical support, price and reliability. The Company's major competitor in the fiber glass fabrics market is BGF Industries. Other fiber glass fabrics manufacturers are smaller and generally compete in niche markets. The Company's major competitor in the high performance fabrics market is Hexcel Corporation.

Joint Ventures

      The Company has three joint ventures: Clark-Schwebel Tech-Fab Company ("CS Tech-Fab") in the United States, CS-Interglas AG ("CS-Interglas") in Europe and Asahi-Schwebel Co., Ltd. ("Asahi-Schwebel") in Asia.

      CS-Interglas. Through a DM20 million convertible subordinated note and a 25% common stock ownership position, the Company effectively has a 42% fully diluted equity interest in CS-Interglas, a publicly held German company. CS-Interglas is the successor corporation to a 1993 combination of the Company's European operations with Interglas. Today, CS-Interglas is Europe's leading manufacturer of fiber glass fabrics with plants in England, Belgium, France and Germany. In 1996, CS-Interglas had net sales of approximately $168.7 million.

      Asahi-Schwebel. The Company owns a 39% interest in Asahi-Schwebel, a manufacturer of fiber glass fabrics for the electronics industry headquartered in Japan. Asahi-Schwebel has plant facilities in Japan and a majority interest in a fiber glass fabric manufacturing and finishing plant in Taiwan. In 1996, Asahi-Schwebel had net sales of $135.8 million.

      CS Tech-Fab. CS Tech-Fab is 50% owned by each of the Company and Les Fils d'Auguste Chomarat, a French Company. CS Tech-Fab manufactures nonwoven fiber glass materials for roofing and cement construction applications and for high performance sails. In 1996, CS Tech-Fab had net sales of approximately $13.4 million.

      The Company's joint venture interests are not subject to the covenants of the Indenture governing the Senior Notes or the Credit Agreement.

Employees

      As of August 27, 1997, the Company had 1,346 full time employees, all of whom were located in the United States. Of these employees, 1,246 were engaged in manufacturing and manufacturing related services, and 100 were engaged in sales, marketing and administrative functions. The Company's employees are not represented by labor unions. The Company considers its relationship with its employees to be satisfactory.

Environmental Matters

      The Company's facilities are subject to a broad range of federal, state and local environmental laws and requirements, including those governing discharges to the air and water, the handling and disposal of solid and hazardous substances and wastes and the remediation of contamination associated with releases of hazardous substances at Company facilities and offsite disposal locations. Liability with respect to hazardous substance releases arises principally under the federal Comprehensive Environmental Response, Compensation and Liability Act and similar state laws, which impose strict, retroactive, joint and several liability upon statutorily defined classes of "potentially responsible parties." The Company's foreign joint venture operations are subject to varying degrees of environmental regulation in the jurisdictions in which those facilities are located.

      Based upon an environmental review conducted by outside consultants in connection with the Acquisition, the Company believes that it is currently in substantial compliance with all material environmental requirements, and will not require material capital expenditures to maintain compliance with such requirements in the foreseeable future. Nevertheless, as is the case with manufacturing operations in general, if a release of hazardous substances occurs on or from the Company's properties or any offsite disposal locations, or if contamination from prior activities is discovered at such properties or locations, the Company may be held liable and may be required to pay the cost of remedying the condition and/or satisfying third party damage claims. The Company has from time to time been the subject of administrative proceedings, litigation or investigations relating to environmental matters. Management does not believe that the Company is currently subject to any environmental proceedings, litigation or investigations which will have a material adverse effect on the Company.

Patents And Trademarks

      The Company has several United States patents, patent applications and trademarks. While the Company considers its patents to be valuable assets, the Company does not believe that its competitive position is dependent on patent protection or that its operations are dependent on any individual patent or group of related patents. However, in some instances, patents and patent protection may serve as a barrier to entry in certain product lines. The Company's policy is to obtain patents on its new products and enforce its patent rights.

Properties

      The Company's executive offices are located in Anderson, South Carolina. The Company leases warehouses in Santa Fe Springs, California and Anderson, South Carolina and owns a warehouse that is part of its Statesville facility. The Company owns and operates four principal manufacturing facilities located in the southeastern United States.

                              Facility size
        Location              (Square Feet)     Principal Product Manufactured
        --------              -------------     ------------------------------

Statesville, North Carolina      553,000        Electronics Fiber Glass Fabric
Washington, Georgia              160,000        Electronics Fiber Glass Fabric
Cleveland, Georgia                93,000        Electronics Fiber Glass Fabric
Anderson, South Carolina         432,000        Composite Materials Fiber Glass Fabric,
                                                High Performance Fabrics

      In 1994, 1995 and 1996 the Company spent an aggregate of approximately $23.6 million on facilities maintenance, capacity expansion, modernization, and upgrades of equipment. Management believes that substantially all of its property and equipment is in good condition and that, with current capacity substantially full, it has sufficient capacity to meet its current manufacturing needs. Through capacity expansion and productivity improvements, management believes that the Company will meet its projected manufacturing needs. The Company's existing manufacturing facilities have approximately 1.2 million square feet of floor space and are highly automated in their manufacturing processes and equipment. The manufacturing processes and standards comply with applicable environmental and worker safety laws and regulations. Three of the Company's four manufacturing facilities produce a family of closely related products. Management believes that this focused approach to manufacturing allows these facilities to shorten manufacturing time, optimize product flow, and avoid long and costly equipment retooling and employee training time, all of which lead to overall reduced costs.

      Substantially all of the Company's assets are subject to liens in favor of the Credit Agreement lenders.

                                   MANAGEMENT

Directors and Executive Officers of the Registrant

      The following sets forth certain information with respect to members of the Board of Directors and executive officers of the Company.

Name                     Age                Position

Jack P. Schwebel          72   Chairman of the Board
William D. Bennison       53   President and Director
Richard C. Wolfe          49   Executive Vice President and Director
William H. Boyles         54   Vice President--Fiber Glass Sales and Marketing
Donald R. Burnette        49   Chief Financial Officer, Treasurer and Secretary
Harvey A. Morse           43   Vice President--Human Resources
Dieter R. Wachter         53   Vice President--High Performance Fabrics
Norman W. Alpert          38   Director
John D. Howard            45   Director
Sander M. Levy            35   Director
Arthur J. Nagle           59   Director
Daniel S. O'Connell       43   Director
Frank Greenberg           68   Director
Gerard Seelig             71   Director

      All of the above have been Directors since the Acquisition.

      Jack P. Schwebel has served as Chairman of the Board of the Company since the Acquisition. Mr. Schwebel also serves as a director of CS-Interglas and Asahi-Schwebel. Mr. Schwebel co-founded Clark-Schwebel, Inc. in 1960 and served as Chairman, President and Chief Executive Officer from 1964 until retiring at the end of 1992. Mr. Schwebel received a B.S. degree from The Wharton School of the University of Pennsylvania.

      William D. Bennison joined the Company in 1989 as Vice President, Sales and Marketing, and since 1992 has served as President. Mr. Bennison also serves as President of CS Tech-Fab and director of CS-Interglas and Asahi-Schwebel. Mr. Bennison was President of BGF Industries and its predecessor, Burlington Glass Fabrics Co., from 1981 to 1989. Mr. Bennison received a B.S. degree from Indiana University and an M.B.A. degree from Columbia University.

      Richard C. Wolfe has served as Executive Vice President of the Company since the Acquisition. Mr. Wolfe joined the Company in 1986 as Vice President, Manufacturing, and from 1989 to 1996, he served as Senior Vice President of United States Manufacturing and Operational Functions. Mr. Wolfe received a B.S. degree from the Georgia Institute of Technology and is a graduate of the Advanced Management Program of The Harvard Business School.

      William H. Boyles joined the Company in 1988 as National Sales Manager and since 1989 has served as Vice President, Fiber Glass Sales and Marketing. Prior to 1988, Mr. Boyles was Vice President and General Manager of Uniglass Industries.

      Donald R. Burnette has served as Chief Financial Officer, Treasurer and Secretary of the Company since the Acquisition. Mr. Burnette was Vice President and Controller of the Company from 1993 to 1996. From 1987 to 1993, Mr. Burnette was Vice President of Administration and Controller for the Wamsutta

Home Products Division (a manufacturer of home furnishings) of Springs Industries. Mr. Burnette served in various financial positions with Springs Industries from 1978 to 1987. Mr. Burnette received a B.S. degree from Francis Marion University.

      Harvey A. Morse has served as Vice President, Human Resources since 1994. From 1987 to 1994, Mr. Morse served as Director of Human Resources for the Company, and from 1978 to 1987, he served in various human resource positions for Springs Industries. Mr. Morse received a bachelor's degree from the University of North Carolina at Chapel Hill.

      Dieter R. Wachter has served as Vice President, High Performance Fabrics since 1989. Prior to 1989, Mr. Wachter was involved in the development of the High Performance Fabrics unit and held positions in a variety of areas within High Performance Fabrics, including sales and marketing. Mr. Wachter graduated from business school in Zurich, Switzerland.

      Norman W. Alpert is a Managing Director of Vestar Capital Partners* (engaged in merchant banking) and was a founding partner of Vestar at its inception in 1988. Mr. Alpert is Chairman of the Board of Directors of Advanced Organics, Inc. and International AirParts Corporation and a director of Russell-Stanley Corporation, Remington Products Company and Aearo Corporation, all companies in which Vestar or its affiliates have a significant equity interest. Mr. Alpert received an A.B. degree from Brown University.

      John D. Howard is a Senior Managing Director for Bear Stearns & Co. Inc. serving as head of its Merchant Banking Group. Mr. Howard founded Gryphon Capital Partners (engaged in merchant banking) and serves as its Chief Executive Officer. Previously Mr. Howard was Co-Chief Executive Officer of Vestar Capital Partners. Mr. Howard is a director of Celestial Seasonings, Inc. and Access Beyond, Inc. Mr. Howard received a B.A. degree from Trinity College and an M.P.P.M. degree from Yale University School of Management.

      Sander M. Levy is a Managing Director of Vestar Capital Partners* and was a founding partner of Vestar at its inception in 1988. Mr. Levy received a B.S. degree from The Wharton School of the University of Pennsylvania and an M.B.A. degree from Columbia University.

      Arthur J. Nagle is a Managing Director of Vestar Capital Partners* and was a founding partner of Vestar at its inception in 1988. Mr. Nagle is a director of Aearo Corporation, Chart House Enterprises, Inc., Russell-Stanley Corporation, La Petite Holdings Corporation and Remington Products Company, all companies (other than Chart House Enterprises, Inc.) in which Vestar or its affiliates have a significant equity interest. Mr. Nagle received a B.S. degree from Pennsylvania State University and an M.B.A. degree from Columbia University.

      Daniel S. O'Connell is the Chief Executive Officer and founder of Vestar Capital Partners.* Mr. O'Connell is a director of Advanced Organics, Inc., Aearo Corporation, Pinnacle Automation, Inc., Russell-Stanley Corporation and Remington Products Company, all companies in which Vestar or its affiliates have a significant equity interest. Mr. O'Connell received an A.B. degree from Brown University and an M.P.P.M. degree from Yale University School of Management.

      Frank Greenberg was the Chairman of the Board of Directors and Chief Executive Officer of Burlington Industries, Inc. (engaged in textile manufacturing) from 1986 until his retirement in 1994. Mr.

--------
* Vestar/CS Holding Co., L.L.C., which is an affiliate of Vestar Capital Partners, is the principal shareholder of the Company.

Greenberg now serves as Chairman of the Board of Burlington. Mr. Greenberg received a B. A. degree from the University of Chicago.

      Gerard L. Seelig has over 35 years of experience in managing worldwide industrial and technology based businesses. Most recently he was an Executive Vice President with Allied Signal, Inc. Prior to joining Allied Signal, Inc., he held Senior Executive positions at ITT (12 years) and Lockheed Corporation (10 years). Mr. Seelig is a Director of Advanced Organics, Inc. and International AirParts Corporation, companies in which Vestar or its affiliates have a significant equity interest, Simplicity Corporation and Larson-Davis Corporation. Mr. Seelig received a B. S. degree from Ohio State University and an M.S. degree from New York University.

      The term in office of each director ends when his or her successor has been elected or upon his or her removal or resignation. Each executive officer serves at the discretion of the Board of Directors.

Executive Compensation

      The compensation of executive officers of the Company is determined by the Board of Directors of the Company upon the recommendation of the Compensation Committee. None of the historical benefit or compensation plans of Springs Industries is described herein because each was terminated with respect to the named officers in connection with the Acquisition. The following table sets forth information concerning compensation received by the five executive officers of the Company who received the most salary and bonus in 1996 (the "Named Executive Officers") for services rendered in 1996 and 1995.

                                                     Summary Compensation Table

                              Annual Compensation                Long-Term Compensation
                              -------------------                ----------------------
                                                         Restricted
Name and Principal                                         Stock       Options                    All Other
  Position                Year   Salary($)   Bonus($)     Awards($)    SAR's(#)   Payouts($)    Compensation($)
----------                ----   ---------   --------    ---------    --------    ---------     --------------
                                                            (1)          (2)         (3)

William D. Bennison        1996   199,250     239,100         --           --            --         626,325(4)
   President               1995   191,211     133,848      4,859        6,000        33,317          38,600(5)

Schwebel, Jack P.(6)       1996   170,192     204,230         --           --            --           9,873(4)
   Chairman of the
   Board                   1995        --          --         --           --            --                 --

Wolfe, Richard C           1996   161,000     193,200         --           --            --         254,483(4)
   Executive Vice
  President                1995   153,846      92,308      4,859        4,000        22,846          27,640(5)

Boyles, William H          1996   125,077     125,077         --           --            --          14,594(4)
   Vice President          1995   118,500      56,000      2,916           --            --          12,500(5)

Burnette, Donald R         1996   114,000     114,000         --           --            --          82,275(4)
   Chief Financial
  Officer,                 1995   106,385      63,832      2,916           --            --          12,851(5)
   Treasurer &
  Secretary

(1) Under a Springs Industries' restricted stock award plan, certain of the Named Executive Officers were awarded restricted shares of Springs Industries Class A Common Stock. The dollar value shown in the table for these shares is based on the $38.875 per share closing market price on the date of grant of such shares. The number of such shares is as follows: Mr. Bennison, 125: Mr. Wolfe, 125: Mr. Boyles, 75; and Mr. Burnette, 75. One-third of these shares vested in 1994, one-third in 1995 and one-third in 1996. Dividends were paid on all restricted stock holdings.

(2) On February 16, 1995, Messrs. Bennison and Wolfe received options to purchase 6,000 and 4,000 shares of Springs Industries Class A Common Stock, respectively, pursuant to the Springs Industries, Inc. 1991 Incentive Stock Plan.

(3) Messrs. Bennison and Wolfe received cash payments pursuant to performance unit awards granted under an incentive stock plan of Springs Industries of $16,659 and $11,423, respectively. Messrs. Bennison and Wolfe received shares of Springs Industries Class A Common Stock under the Restated and Amended Springs Industries, Inc. Deferred Unit Stock Plan with a value on the date of issuance of $16,658 and $11,423, respectively.

(4) In connection with the Acquisition, benefits payable under certain executive compensation plans of Springs Industries were accelerated and paid in cash to Messrs. Bennison, Wolfe, Boyles and Burnette on the closing date of the Acquisition as follows: Mr. Bennison received $613,452 under the Springs Industries Incentive Stock Plan, Deferred Unit Stock Plan, Contingent Compensation Plan and Excess Benefit Plan; Mr. Wolfe received $241,619 under the Springs Industries Incentive Stock Plan, Deferred Unit Stock Plan, Contingent Compensation Plan, and Excess Benefit Plan; Mr. Boyles received $1,721 under the Springs Industries Excess Benefit Plan; and Mr. Burnette received $69,402 under the Springs Industries Deferred Unit Stock Plan and Excess Benefit Plan. Additionally, the Named Executive Officers participated in the Company's Profit Sharing and 401(k) match programs. The payments made pursuant to these programs for 1996 were as follows: Mr. Bennison - $12,873, Mr. Schwebel - $9,873, Mr. Wolfe $12,873, Mr. Boyles - $12,873, Mr. Burnette - $12,873. The
      payments made pursuant to all the above programs are listed under All Other Compensation for 1996.

(5) The Named Executive Officers participated in Springs Industries' profit sharing, 401(k) match, contingent compensation and excess benefit programs. The aggregate payments made by Springs Industries pursuant to such programs are listed under All Other Compensation for 1995.

(6)   Represents compensation from April 18, 1996 to the end of the year.

Management Equity Participation

      In connection with the Acquisition, in order to provide financial incentives for certain of its employees, the Company entered into a management subscription agreement with each of the Management

Investors (each, a "Management Subscription Agreement"). The Management Subscription Agreement provides for certain rights with respect to shares of Holdings Common Stock purchased by the Management Investors (the "Purchased Shares").

      At Closing, the Management Investors purchased an aggregate of $1.8 million of Purchased Shares representing 18% of the fully diluted Common Stock of Clark-Schwebel Holdings, Inc. Approximately $0.8 million of the purchase price of the Purchased Shares was financed by the Company (the "Management Loans"), which was secured by a pledge of the relevant Management Investor's Holdings Common Stock. On July 14, 1997, Vestar/CS-Holding purchased 10% of the Purchased Shares from the Management Investors on a pro rata basis, and a portion of the proceeds of such purchase were used by the relevant Management Investors to repay the Management Loans in full. Upon the termination of employment of the holder, the Purchased Shares will be subject to certain call provisions exercisable by the Company and/or Vestar/CS Holding at a purchase price that varies depending upon the reason for the termination and the number of years from the Acquisition. Upon the termination of the holder's employment due to disability, death or retirement, the holder will have the right, subject to certain limitations, to cause the Company to purchase the holder's Holdings Common Stock at a price that varies according to the number of years that have elapsed following the Acquisition.

Compensation of Directors

      Mr. Schwebel receives base annual compensation of $260,000 plus bonus for his services as Chairman of the Board. Directors of the Company who are neither employees of the Company nor affiliated with Vestar receive annual compensation of $12,500 plus $2,500 per Board meeting attended plus $1,250 for each Board Committee meeting. Other directors do not receive any compensation for services in such capacity.

Compensation Committee Interlocks and Insider Participation

      Messrs. Greenberg, Nagle and Levy are the members of the Compensation Committee which reviews and makes recommendations to the Board of Directors regarding the compensation and benefits of the Company's executive officers and key employees.

      Since the Acquisition, each of these individuals has had an interest in transactions or business relationships involving the Company. See the information contained in Item 13, "Certain Relationships and Related Transactions", which is incorporated herein by reference.

Bonus

      The Company intends to provide performance-based compensation awards to executive officers and key employees for achievement during each year as part of a bonus plan. Such compensation awards may be a function of individual performance and consolidated corporate results. The qualitative and quantitative criteria will be determined by the Board of Directors of the Company.

401(k) Plan

      The Company has adopted a savings plan (the "Savings Plan"), which is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. All regular employees of the Company in the United States are eligible to participate in the Savings Plan. For each employee who elects to participate in the Savings Plan and makes a contribution thereto, the Company makes a matching contribution. The maximum contribution for any participant for any year will be 12.0% of such participant's eligible compensation.

                               SECURITY OWNERSHIP

      All of CSI's issued and outstanding capital stock is owned by Holdings. Set forth below is certain information regarding the beneficial ownership of Holdings Common Stock as of the date of this Prospectus by each person known by Holdings to beneficially own 5.0% or more of the outstanding shares of Holdings Common Stock, each director and Named Executive Officer and all directors and Executive Officers as a group. Except as indicated below, the address for each of the persons listed below is c/o Clark-Schwebel, Inc., 2200 South Murray Avenue, Anderson, South Carolina, 29622.

                                                          Holdings' Common Stock
                                                          ----------------------
Name                                                      Number      Percentage
----                                                      ------      ----------

Vestar/CS Holding Company, L.L.C.(1)(2)..................  7,380          82.0%
    c/o Vestar Equity Partners
    245 Park Avenue, 41st Floor
    New York, New York 10167
William D. Bennison(2)...................................  432             4.8%
Richard C. Wolfe(2)......................................  324             3.6%
William H. Boyles(2).....................................  108             1.2%
Donald R. Burnette(2)....................................  135             1.5%
Jack P. Schwebel(3)......................................  0              0
Norman W. Alpert(4)......................................  7,380          82.0%
John D. Howard...........................................  0              0
Sander M. Levy(4)........................................  7,380          82.0%
Arthur J. Nagle(4).......................................  7,380          82.0%
Daniel S. O'Connell(4)...................................  7,380          82.0%
Frank Greenberg..........................................  0              0
Gerard L. Seelig.........................................  0              0
Directors and Executive Officers
  as a group (14 persons)................................  8,514          94.6%

(1) The sole manager of Vestar/CS Holding is Vestar. The sole general partner of Vestar is Vestar Associates L.P., a limited partnership whose sole general partner is Vestar Associates Corporation ("VAC"). In such capacity, VAC exercises sole voting and investment power with respect to all of the shares of Holdings held of record by Vestar/CS Holding. Messrs. Alpert, Levy, Nagle and O'Connell, who are directors of the Company, are affiliated with Vestar in the capacities described under "Management--Directors and Executive Officers of the Company" and are directors, executive officers and stockholders of VAC. Individually, no stockholder, director or officer of VAC is deemed to have or share such voting or investment power with respect to shares of Holdings held of record by Vestar/CS Holding within, the meaning of Rule 13d-3 under the Exchange Act. Accordingly, no part of the shares of Holdings Common Stock is beneficially owned by Messrs. Alpert, Levy, Nagle or O'Connell or any other stockholder, director or officer of VAC.

(2) Messrs. Bennison, Wolfe, Boyles, and Burnette have entered into the Securityholders Agreement which contains certain agreements with respect to the capital stock and corporate governance of the Company and the Voting Trust Agreement (as defined herein) pursuant to which Messrs. Bennison, Wolfe, Boyles and Burnette have agreed to vote their shares as directed by Vestar/CS Holding with respect to certain matters. All outstanding shares of Holdings Common Stock are held by Vestar/CS Holding, as trustee under the Voting Trust Agreement. Each of Messrs. Bennison, Wolfe, Boyles and Burnette is also party to a Management Subscription Agreement. See the information under the subheading, "Management Equity Participation", in Item 11, "Executive Compensation".

(3) Each of Mr. Schwebel's three adult children owns 1.94% of the fully diluted Holdings Common Stock which shares are not included in the table above as beneficially owned by Mr. Schwebel. Mr. Schwebel has no voting or investment power with respect to the shares owned by any of his daughters, and accordingly no part of such shares is beneficially owned by Mr. Schwebel.

(4) Messrs. Alpert, Levy, Nagle and O'Connell are affiliated with Vestar/CS Holdings in the capacities described in Note (1) above and under "Management--Directors and Executive Officers of the Company." Beneficial ownership of Holdings capital stock for each of these individuals includes 7,380 shares of Holdings Common Stock included in the above table beneficially owned by Vestar/CS Holding, of which such persons disclaim beneficial ownership. Each such person's business address is c/o Vestar Equity Partners, L.P., 245 Park Avenue, 41st Floor, New York, New York 10167.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Securityholders Agreement and Voting Trust Agreement

      In connection with the Acquisition, Vestar/CS Holding and the Management Investors entered into a securityholders agreement (the "Securityholders Agreement") which contains certain agreements among such parties with respect to the capital stock and corporate governance of the Company.

      Pursuant to the Securityholders Agreement, Vestar/CS Holding has the right to appoint all members to the Board of Directors of the Company, provided that two of the directors designated by Vestar/CS Holding shall be elected from the management of the Company. In addition, pursuant to the Securityholders Agreement and a voting trust agreement (the "Voting Trust Agreement"), the Management Investors will vote all of their Holdings Common Stock as directed by Vestar/CS Holding for the approval of any amendment to Holdings' Certificate of Incorporation, the merger, share exchange, combination or consolidation of the Company with any other person, the sale, lease or exchange of all or substantially all of the property and assets of the Company and its subsidiaries on a consolidated basis or the reorganization, recapitalization, liquidation, dissolution or winding-up of the Company.

      The Securityholders Agreement contains certain provisions which, with certain exceptions, (i) restrict the ability of the Management Investors to transfer their respective equity interest in Holdings except pursuant to, among other things, an exercise of tag-along rights upon the sale of Holdings Common Stock held by Vestar/CS Holding, a sale of the Company, the exercise of certain put and call options under the Management Subscription Agreements, or a public sale of Holdings Common Stock; and (ii) restrict the ability of Vestar/CS Holding to transfer its securities of the Company, except pursuant to, among other things, the tag-along rights of the Management Investors, a public sale of Holdings Common Stock, or a sale of the Company.

      The Securityholders Agreement contains certain provisions which, subject to certain exceptions, grant Vestar/CS Holding, subsequent to the first public sale of Holdings Common Stock, the right to demand registration of Holdings Common Stock under the Securities Act (a "Demand Right"). Vestar/CS Holding will be able to exercise such Demand Right four times. All persons party to the Securityholders Agreement will have the right to participate, or "piggyback," in certain registrations initiated by Holdings or pursuant to a Demand Right.

Other Relationships

      Upon consummation of the Acquisition, the Company paid to Vestar Capital Partners an investment banking fee of approximately $1.5 million plus out-of-pocket expenses for its services in structuring the transaction and providing financial advice in connection therewith. Each of Messrs. Alpert, Levy and Nagle (all of whom are directors of the Company) is a Managing Director and Mr. O'Connell (a director of the Company), is the Chief Executive Officer of Vestar. Each of Messrs. Alpert, Levy, Nagle and O'Connell, four of the directors of the Company, benefits from any payments received by Vestar Capital Partners.

      Upon consummation of the Acquisition, the Company paid to Frank Greenberg, a transaction fee of $600,000 for Mr. Greenberg's services in connection with the transaction. Mr. Greenberg is a director of the Company.

      Pursuant to a management advisory agreement (the "Management Agreement"), Vestar Capital Partners will receive an annual fee and reimbursement of out-of-pocket expenses for management and financial consulting services provided to the Company. Such services include advising the Company on the establishment of effective banking, legal and other business relationships, and assisting management in developing and implementing strategies for improving the operational, marketing and financial performance of the Company. The management advisory fees to be paid per annum will equal the greater of (i) after fiscal 1996, 1.0% of the consolidated earnings of the Company before interest, taxes, depreciation and amortization or (ii) $350,000. Approximately $258,000 was paid to Vestar Capital Partners pursuant to the Management Agreement in 1996.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

Description of Certain Indebtedness

      General. Clark-S Acquisition entered into the Credit Agreement with Chase Manhattan Bank, as agent, and Bankers Trust Company, Fleet National Bank and NationsBank, N.A., as co-agents and BHF-Bank Aktiengesellschaft (collectively, the "Banks"). CSI, through its merger with CS Finance Corporation of Delaware and the merger with Fort Mill, assumed by operation of law the obligations under the Credit Agreement. The information relating to the Credit Agreement is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. The following is a description of the general terms of the Credit Agreement.

      The Credit Agreement, as amended through the date of this Prospectus, provides for a Revolving Credit Facility of $65.0 million. As of June 28, 1997, giving pro forma effect to the Transaction as if they had occurred on June 28, 1997, the Company had no borrowings outstanding under the Revolving Credit Facility. The $65.0 million undrawn amount under the Revolving Credit Facility is available for working capital and general corporate purposes.

      Security. The obligations of CSI under the Credit Agreement are unconditionally and irrevocably guaranteed by Holdings and certain future subsidiaries of Holdings and CSI. In addition, the Credit Agreement and the guarantees thereunder are secured by: (i) a first priority security interest in all of the assets and properties (including, without limitation, accounts receivable, inventory, real property, machinery, equipment, contracts and contract rights, trademarks, copyrights, patents, license agreements and general intangibles) of CSI and Holdings and certain future domestic subsidiaries of Holdings (direct or indirect), whether now owned or hereafter acquired subject to customary exceptions as set forth in the Credit Agreement; (ii) a first priority perfected pledge of certain capital stock owned by Holdings and certain future domestic subsidiaries of Holdings (direct or indirect), whether now owned or hereafter acquired (other than CS-Interglas, Asahi-Schwebel and CS Tech-Fab); and (iii) a first priority perfected pledge of 65% of the capital stock of foreign subsidiaries owned by Holdings and certain future domestic subsidiaries of Holdings (direct or indirect), whether now owned or hereafter acquired (other than CS-Interglas, Asahi-Schwebel and CS Tech-Fab).

      Interest. At CSI's option, the interest rates per annum applicable to the loans under the Credit Agreement will be based upon (i) the Base Rate (as defined in the Credit Agreement) or (ii) the London Interbank Offered Rate for one, two, three, six or, if available, nine or twelve months, plus 1.25%; provided, however, the interest rates are subject to reduction if certain requirements of financial performance are met.

      Maturity. Outstanding loans under the Revolving Credit Facility must be repaid in April 2002. Loans made pursuant to the Revolving Credit Facility may be borrowed, repaid and reborrowed from time to time, subject to the satisfaction of certain conditions on the date of any such borrowing. In addition, the Credit Agreement provides for mandatory repayments in the event of certain asset sales, debt issuances and sales of equity.

      Extension of Credit. The obligation of the Banks to make loans or extend letters of credit is subject to the satisfaction of certain customary conditions including the absence of a default or event of default under the Credit Agreement.

      Covenants. The Credit Agreement requires the Company to meet certain financial tests, including minimum fixed charge coverage ratio, minimum interest coverage ratio, maximum senior debt ratio and maximum amounts of capital expenditures. The Credit Agreement also contains covenants which, among other things, limits the incurrence of additional indebtedness, the nature of the business of the Company and its subsidiaries, investments, leases of assets, ownership of subsidiaries, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements. Certain of the Company's joint venture interests are not subject to the covenants under the Credit Agreement.

      Event of Default. The Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-default to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA violations, judgment defaults, failure of any guaranty or security agreement supporting the Credit Agreement to be in full force and effect and change of control of Holdings or CSI.

Description of CSI Indenture

      General. Clark-S Acquisition, CS Finance Corporation of Delaware, and Holdings entered the CSI Indenture with Fleet National Bank. The information relating to the CSI Indenture is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. The following is a description of the general terms of the CSI Indenture.

      CSI issued the Senior Notes pursuant to the CSI Indenture in an aggregate original principal amount of $110 million.

      Security. The obligations of CSI under the CSI Indenture are unconditionally and irrevocably guaranteed by Holdings and certain future subsidiaries of CSI.

      Interest. The Senior Notes bear interest at a rate of 10 1/2 % per annum, payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1996.

      Maturity. The Senior Notes will mature on April 15, 2006.

      Covenants. The CSI Indenture contains certain covenants which, among other things, limit the ability of CSI and the subsidiaries of CSI subject to the CSI Indenture to incur additional indebtedness and issue preferred stock, repay certain other indebtedness, pay dividends or make certain other distributions, repurchase equity interests, consummate certain asset sales, enter into certain transactions with affiliates, enter into sale and lease-back transactions, incur liens, merge or consolidate with any other person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of CSI. In addition, under certain circumstances, CSI will be required to make an offer to repurchase the Senior Notes at a price equal to the principal amount thereof, plus accrued and unpaid interest to the date of repurchase, with the proceeds of certain significant asset sales.

      Event of Default. The CSI Indenture contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-default to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA violations, judgment defaults, failure of any guaranty or security agreement supporting the CSI Indenture to be in full force and effect and change of control of Holdings or CSI.

                          DESCRIPTION OF NEW DEBENTURES

General

      The New Debentures will be issued pursuant to an Indenture dated as of August 14, 1997 (the "Indenture") between Holdings and States Street Bank and Trust, as trustee (the "Trustee"). The terms of the New Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The New Debentures are subject to all such terms, and Holders of New Debentures are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the Indenture and the Registration Rights Agreement is available as set forth under "--Additional Information." The definitions of certain terms used in this summary are set forth below under "--Certain Definitions."

      The New Debentures will be senior unsecured obligations of Holdings and will rank senior in right of payment to all subordinated Indebtedness of Holdings and pari passu in right of payment with all existing and future senior Indebtedness, including Indebtedness pursuant to the Credit Agreement. The New Debentures will be effectively subordinated to all existing and future secured Indebtedness of the Company, including Indebtedness pursuant to the Credit Agreement, to the extent of the value of the assets securing such Indebtedness and the New Debentures will be structurally subordinated to Indebtedness of CSI and the other Subsidiaries of Holdings. At June 28, 1997, on a pro forma basis after giving effect to the Transactions, the New Debentures would have been effectively subordinated to $110,000,000 of Indebtedness under the CSI Indenture. There would have been no borrowings outstanding under the Credit Agreement on a pro forma basis.

      Restrictions in the Indenture on the ability of Holdings and its Restricted Subsidiaries to incur additional Indebtedness, to make Asset Sales, to enter into transactions with Affiliates and to enter into mergers, consolidations or sales of all or substantially all of its assets, may make more difficult or discourage a takeover of Holdings or CSI, whether favored or opposed by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford holders of New Debentures protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

      Under certain circumstances, Holdings will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. In addition, Holdings' interests in the Joint Ventures have effectively been excluded from the Indenture's covenants. See "Business -- Joint Ventures."

Maturity and Interest

      The Debentures will mature on July 15, 2007. Interest on the Debentures will accrue at the rate of 12 1/2% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 1998, to Holders of record on the immediately preceding January 1 and July 1; provided, however, that if on any interest payment date CSI could not dividend or distribute a sufficient amount of cash to Holdings under the terms of the CSI Indenture or the Credit Agreement in order to make such interest payment in cash, Holdings may make such interest payment in the form of additional Debentures having an aggregate principal amount equal to the amount of such interest. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve-30 day months.

Principal, premium, if any, interest and Liquidated Damages on the Debentures will be payable at the office or agency of Holdings maintained for such purpose within the City and State of New York or, at the option of Holdings, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Debentures at their respective addresses set forth in the register of Holders of Debentures; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and cash interest, premium, if any, and Liquidated Damages, if any, on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to Holdings or the Paying Agent. Until otherwise designated by Holdings, Holdings' office or agency in New York will be the office of the Trustee maintained for such purpose. The New Debentures will be issued in denominations of $1,000 and integral multiples thereof.

Optional Redemption

      The Debentures are not redeemable at the Company's option prior July 15, 2002. Thereafter, the Debentures are subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

            Year                                       Percentage
            ----                                       ----------
            2002                                        106.250%
            2003                                        104.167%
            2004                                        102.083%
            2005 and thereafter                         100.00%

      Notwithstanding the foregoing, Holdings may redeem the Debentures, in whole or in part, after January 15, 1998 at a redemption price of 106% of the principal amount thereof, in each case plus an amount in cash equal to all accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an Equity Offering; provided, that such redemption will occur within 60 days of the date of the closing of such Equity Offering. In addition, notwithstanding the foregoing, Holdings may redeem Debentures, in whole or in part, at the option of Holdings, after January 15, 1998, at a redemption price of 106% of the principal amount thereof, in each case plus an amount in cash equal to all accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, in the event of a Change of Control or a Subsidiary Change of Control.

      If less than all of the Debentures are to be redeemed at any time, selection of Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed, or, if the Debentures are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate; provided that no Debentures of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at its registered address. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture will state the portion of the principal amount thereof to be redeemed. A new Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Debenture. On and after the redemption date, interest ceases to accrue on Debentures or portions of them called for redemption.

Mandatory Redemption

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the Debentures.

Repurchase at the Option of Holders

Change of Control

      The Indenture provides that upon the occurrence of a Change of Control, each Holder of Debentures will have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Holdings will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures pursuant to the procedures required by the Indenture and described in such notice. Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control.

      The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), Holdings will purchase all Debentures tendered in response to the Change of Control Offer. Payment for any Debentures so purchased will be made in the same manner as cash interest payments are made.

      If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Debentures pursuant to the Change of Control Offer.

      On the Change of Control Purchase Date, Holdings will, to the extent lawful, (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by Holdings. The Paying Agent will promptly mail to each Holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each such new Debenture will be in a principal of $1,000 or an integral multiple thereof.

      Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of Debentures to require that Holdings repurchase or redeem the Debentures in the event of a takeover, recapitalization or other restructuring.

      The Credit Agreement provides that certain Change of Control events with respect to Holdings would constitute a default thereunder permitting the lending parties thereto to accelerate the Indebtedness thereunder. In addition, the CSI Indenture requires CSI to make an offer to repurchase the Senior Notes upon the occurrence of substantially all of the events that would constitute a Change of Control for purposes of the Indenture. The Company may not have sufficient resources to repay Indebtedness under the Credit Agreement, to repurchase tendered Senior Notes and to repurchase tendered Debentures. Furthermore, any future credit agreements or other agreements relating to senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time the Company is prohibited from purchasing Debentures, the Company could seek the consent of its lenders to the purchase of Debentures or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Debentures. Holdings' failure to purchase tendered Debentures would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement and may constitute a default under the CSI Indenture.

      The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of the assets of Holdings and its Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precisely established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Debentures to require the Company to repurchase such Debentures as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale in excess of $10.0 million unless (i) Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to Holdings (or the Restricted Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the board of directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or other disposed of, and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of Holdings or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Debentures) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by Holdings or such Subsidiary into cash (to the extent of the cash received), will be deemed to be cash for purposes of this provision.

      Within 360 days after Holdings' actual receipt of any Net Proceeds from an Asset Sale, Holdings may apply such Net Proceeds (a) to permanently reduce long-term Indebtedness of a Restricted Subsidiary, (b) to permanently reduce Indebtedness (and, in the case of revolving Indebtedness, to permanently reduce the commitments) under the Credit Agreement, or (c) to make an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the same or a similar line of business as Holdings was engaged in on the date of the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $5.0 million, Holdings will be required to make an offer to all Holders of Debentures (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Debentures tendered pursuant to an Asset Sale Offer is less than the Excess

Proceeds, the Trustee shall select the Debentures to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Holdings will purchase the principal amount of Debentures required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Debentures tendered in response to the Asset Sale Offer. Payment for any Debentures so purchased will be made in the same manner as interest payments are made.

      If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Debentures pursuant to the Asset Sale Offer.

      On or before the Asset Sale Purchase Date, Holdings will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Debentures or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Debentures tendered, and will deliver to the Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. Holdings, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by Holdings for purchase, and Holdings will promptly issue a new Debenture, and the Trustee, upon delivery of an Officers' Certificate from Holdings will authenticate and mail or deliver such new Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted will be promptly mailed or delivered by Holdings to the Holder thereof. Holdings will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

Certain Covenants

Restricted Payments

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of Holdings' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings or dividends or distributions payable to Holdings or any Wholly Owned Subsidiary of Holdings); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings or other Affiliate or Restricted Subsidiary of Holdings; (iii) make any principal payment on, or purchase, redeem defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

            (b) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

            (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the date of the Indenture and all Restricted Payments made by the Restricted Subsidiaries during the period commencing after April 17, 1996 through the date of the Indenture, is less than the sum of, without duplication, (i) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after April 17, 1996 to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) to the extent not included in the amount described in clause (i) above, 100% of the aggregate net cash proceeds received after April 17, 1996 by Holdings from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of Holdings or of debt securities of Holdings or any Restricted Subsidiary that have been converted into, or canceled in exchange for, Equity Interests of Holdings (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary or an Unrestricted Subsidiary of Holdings and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of any cash dividends received by Holdings or a Wholly Owned Subsidiary from an Unrestricted Subsidiary of Holdings, plus (iv) 100% of the cash proceeds realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment to such person) following April 17, 1996, plus (v) to the extent that any Restricted Investment that was made after April 17, 1996, is sold to an unaffiliated purchaser for cash or otherwise liquidated or repaid for cash, the cash proceeds realized with respect to such Restricted Investment (less the cost of disposition, if any).

      The foregoing will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Holdings) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of Holdings (other than Disqualified Stock); (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Holdings in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Holdings) of, or from substantially concurrent additional capital contributions in respect of, other Equity Interests of Holdings (other than any Disqualified Stock); (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from (X) an incurrence of Permitted Refinancing Indebtedness or
(Y) the substantially concurrent sale (other than to a Subsidiary of Holdings) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of Holdings (other than Disqualified Stock); (v) the distribution of the Joint Ventures or interests in the Joint Ventures or Joint Venture Funds; (vi) the declaration or payment of any dividend to Holdings for, or the direct repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Restricted Subsidiary of Holdings or any direct or indirect parent of Holdings held by any member of Holdings' (or any of its Restricted Subsidiaries') management pursuant to any management agreement, stock option agreement or plan or stockholders agreement; provided that (x) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests will not exceed $1.0 million in any fiscal year (plus any amount available for such payments hereunder since the April 17, 1996 which have not been used for such purpose) or $5.0 million in the aggregate (in each case, net of the cash proceeds received by Holdings from subsequent reissuances of such Equity Interests to new members of management); (vii) loans to members of management of Holdings or any Restricted Subsidiary the proceeds of which are used for a concurrent purchase of Equity Interests of Holdings; (viii) payments under the Management Advisory Agreement; (ix) payments by Holdings of director's fees and the reasonable expenses of its directors in an aggregate amount not to exceed $100,000 per year; (x) any principal payment on, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness that is subordinated to the Debentures out of Excess Proceeds available for general corporate purposes after consummation of purchases of Debentures pursuant to an Asset Sale Offer; and (xi) any payments permitted under the CSI Indenture (and amounts expended in respect of such payments under this clause (xi) shall be excluded or included, as applicable, in the calculation of the aggregate amount of Restricted Payments under the Indenture made by the Restricted Subsidiaries to the extent such amounts are excluded or included, as applicable, in the calculation of "Restricted Payments" as defined in and calculated under the CSI Indenture); provided however that in the case of any transaction described in clauses (i), (ii), (iii), (iv) and (vi) no Default or Event of Default will have occurred and be continuing immediately after such transaction. In determining the aggregate amount of Restricted Payments made after the date of the Indenture, 100% of the amounts expended pursuant to the foregoing clauses (ii),
(iii), (iv)(Y), (vi) and (vii) shall be included in such calculation and none of the amounts expended pursuant to the foregoing clauses (i), (iv)(X), (v),
(viii), (ix) and (x) shall be included in such calculation.

      The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary (subject to clause (c) of the definition of "Permitted Investments") if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments (other than Investments of Joint Venture Funds) by Holdings and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments (i) in any Subsidiary that was not formerly a Joint Venture, in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time there were made or (ii) in any Subsidiary that was formerly a Joint Venture, in an amount equal to the amount of such Investments made by Holdings or a Restricted Subsidiary since the date of the Indenture. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      The amount of all Restricted Payments (other than cash) will be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, Holdings will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculation required by this covenant were computed, which calculations may be based upon Holdings' latest available financial statements.

Incurrence of Indebtedness and Issuance of Preferred Stock

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries and Unrestricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that Holdings will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries and Unrestricted Subsidiaries to issue any shares of preferred stock; provided, however, that Holdings and its Restricted Subsidiaries may incur Indebtedness (including

Acquired Indebtedness) or issue shares of Disqualified Stock if: (i) the Fixed Charge Coverage Ratio for Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; provided, that no Guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by Holdings or a Restricted Subsidiary pursuant to this paragraph.

      The foregoing provisions will not apply to:

            (i) Indebtedness permitted under the CSI Indenture (regardless of whether such Indenture is in effect);

            (ii) the incurrence by Holdings and its Restricted Subsidiaries of the Existing Indebtedness and the Guarantee by Holdings of Indebtedness under the Credit Agreement in an amount not to exceed the amount referred to in the CSI Indenture;

            (iii) the incurrence by Holdings of Indebtedness represented by the Debentures;

            (iv) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of Holdings or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

            (v) the incurrence by Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

            (vi) the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holdings and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Subsidiary, as the case may be;

            (vii) the incurrence by Holdings or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the Indenture to be incurred;

            (viii) the incurrence by Holdings, its Restricted Subsidiaries and its foreign subsidiaries that are Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $15.0 million; provided that such Indebtedness incurred by foreign subsidiaries that are Restricted Subsidiaries shall not exceed an aggregate principal amount at any time outstanding of $5.0 million;

            (ix) the incurrence by Holdings' Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted

      Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Holdings; and

            (x) Indebtedness incurred by Holdings or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in connection with the disposition of any business, assets or Restricted Subsidiary of Holdings (other than guarantees or similar credit support by Holdings or any of its Restricted Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of Holdings in good faith) actually received by Holdings or any of its Restricted Subsidiaries in connection with such disposition.

      Notwithstanding any other provision of this covenant, a Guarantee of Indebtedness permitted by the terms of the Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

Sale and Leaseback Transactions

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Holdings or any Restricted Subsidiary may enter into a sale and leaseback transaction if (i) Holdings or such Restricted Subsidiary could have
(a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant "--Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant "Liens," (ii) the net cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the covenant "--Asset Sales."

Liens

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to Holdings or any of its Restricted Subsidiaries, (ii) make loans or advances to Holdings or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Credit Agreement or the CSI Indenture including the Senior Notes, as the case may be, in each case as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement or the CSI Indenture (including the Senior Notes), as the case may be, in each case as in effect on the date of the Indenture, (c) the Indenture and the Senior Debentures, (d) applicable law, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (f) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of the Indenture, provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien or (i) any restriction or encumbrance contained in contracts for sale of assets permitted by the Indenture in respect of the assets being sold pursuant to such contract;
(j) or restrictions or encumbrances on dividends and distributions to Holdings or any of its Restricted Subsidiaries under any Indebtedness permitted by the Indenture that are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement or the CSI Indenture, as the case may be, in each case as in effect on the date of the Indenture.

Transactions with Affiliates

      The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person and (ii) Holdings delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of the Indenture involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to Holdings or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the following shall not be deemed to be Affiliate Transactions; (t) the existence of, or the performance by Holdings under the terms of, any securityholders agreement, registration rights agreement voting trust agreement, loan document with employees or purchase agreement with employees to which Holdings is a party on the Closing Date including any amendment thereto; provided, that any such amendment is no more disadvantageous to the holders of the Debentures in any material respect than the original agreement as in effect on the Closing Date;
(u) reasonable compensation paid to, and indemnity provided on behalf of, officers and directors of Holdings, CSI or any Restricted Subsidiary as determined in good faith by Holdings' Board of Directors or senior management;
(v) any employment agreement entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Holdings or such Restricted Subsidiary;

(w) transactions between or among Holdings and/or its Wholly Owned Subsidiaries;
(x) the provision of administrative or management services by CSI or any of its officers to any of Holdings or the Restricted Subsidiaries; (y) fees paid and reimbursement of out-of-pocket expenses pursuant to the Management Advisory Agreement; and (z) transactions permitted by the covenant described in "--Restricted Payments."

Line of Business

      Holdings will not, and will not permit any Restricted Subsidiary to, engage in any line of business which is not the same, similar, ancillary, complementary or related to the businesses in which Holdings and its Restricted Subsidiaries are engaged on the date of the Indenture.

Reports

      The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Debentures are outstanding, Holdings will furnish to the Holders of Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Holdings's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, at any time after Holdings files a registration statement with respect to the Exchange Offer, Holdings will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Holdings has agreed that, for so long as any Debentures remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Merger, Consolidation, or Sale of Assets

      The Indenture provides that Holdings shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not Holdings is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets determined on a consolidated basis for Holdings and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another corporation, Person or entity unless (i) Holdings is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Holdings) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Holdings, under the Senior Debentures and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) Holdings or the entity or Person formed by or surviving any such consolidation or merger (if other than Holdings), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "---Incurrence of Indebtedness and Issuance of Preferred Stock"; and (v) Holdings delivers to the

Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters.

Events of Default and Remedies

      The Indenture provides that each of the following constitutes an Event of
Default: ( i ) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures; (ii) default in payment, when due of the principal of or premium, if any, on the Debentures; (iii) failure by Holdings to comply with the provisions described under the captions "---Change of Control," "---Asset Sales," "---Restricted Payments," "--Incurrence of Indebtedness and Issuance of Preferred Stock," "---Sale and Leaseback Transactions" or "---Merger, Consolidation or Sale of Assets"; (iv) failure by Holdings for 60 days after notice to comply with any of its other agreements in the Indenture or the Debentures; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries or Holdings) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more; (vi) failure by Holdings or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to Holdings or any of its Significant Subsidiaries, or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Debentures will become due and payable without further action or notice. Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. However, the Trustee shall be under no obligation to exercise any powers vested by the Indenture at the request or direction of any of the Holders unless such Holders shall have furnished the Trustee reasonable security or indemnity against costs, expenses, and liabilities. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, premium and Liquidated Damages, if any, on the Debentures.

      Holdings is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Holdings is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of Holdings, as such, will have any liability for any obligations of Holdings under the Debentures, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

      Holdings may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Debentures ("Legal Defeasance") except for (i) the rights of the Holders of outstanding Debentures to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Debentures when such payments are due from the trust referred to below, (ii) Holdings' obligations with respect to the Debentures concerning issuing temporary Debentures, registration of Debentures, mutilated, destroyed, lost or stolen Debentures and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and Holdings' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, Holdings may, at its option and at any time, elect to have the obligations of Holdings released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the Debentures. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Debentures.

      In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Debentures, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Debentures on the stated maturity or on the applicable redemption date, as the case may be, and Holdings must specify whether the Debentures are being defeased to maturity or to a particular redemption date;
(ii) in the case of Legal Defeasance, Holdings will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Holdings will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Holdings will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default will have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound; (vi) Holdings must have delivered to the Trustee an opinion of counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Holdings must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders of Debentures over the other creditors of Holdings with the intent of defeating, hindering, delaying or defrauding creditors of Holdings or others; and (viii) Holdings must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

      A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holdings is not required to transfer or exchange any Debenture selected for redemption. Also, Holdings is not required to transfer or exchange any Debenture for a period of 15 days before a selection of Debentures to be redeemed.

      The registered Holder of a Debenture will be treated as the owner of its for all purposes.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for Debentures), and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting Holder): (i) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Debenture or alter the provisions with respect to the redemption of the Debentures (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Debenture, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal of the Debentures and a waiver of the payment default that resulted from such acceleration), (v) make any Debenture payable in money other than that stated in the Debentures, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of or premium, if any, or interest on the Debentures,
(vii) waive a redemption payment with respect to any Debenture (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any Holder of Debentures, Holdings and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of Holdings's obligations to Holders of Debentures in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of Holdings, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The Holders of a majority in principal amount of the then outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default will occur (which will not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Debentures, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

      Anyone who receives this Prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to Clark-Schwebel Holdings, Inc.

Book-Entry, Delivery and Form

      Except as set forth in the next paragraph, the Debentures to be resold as set forth herein will initially be issued in the form of one Global Debenture (the "Global Debenture"). The Global Debenture will be deposited on the date of the closing of the Exchange Offer with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Debenture Holder").

      The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

      Holdings expects that pursuant to procedures established by the Depositary
(i) upon deposit of the Global Debenture, the Depositary will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Debenture and (ii) ownership of the Debentures evidenced by the Global Debenture will be shown on, and the transfer of ownership thereof will be affected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Debentures evidenced by the Global Debenture will be limited to such extent.

      So long as the Global Debenture is the registered owner of any Debentures, the Global Debenture Holder will be considered the sole Holder under the Indenture of any Debentures evidenced by the Global Debenture. Beneficial owners of Debentures evidenced by the Global Debenture will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither Holdings nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Debentures.

      Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Debentures registered in the name of the Global Debenture Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Debenture Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Holdings and the Trustee may treat the persons in whose names Debentures, including the Global Debenture, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Holdings nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debentures. Holdings believes, however, that is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Debentures will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

Certificated Securities

      If (i) Holdings notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and Holdings is unable to locate a qualified successor within 90 days or (ii) Holdings, at its option, notifies the Trustee in writing that it elects to cause the issuance of Debentures in certificated form, then, upon surrender by the Global Debenture Holder of its Global Debenture, Debentures in certificated form will be issued to each person that the Global Debenture Holder and the Depositary identify as being the beneficial owner of the related Debentures.

      Neither Holdings nor the Trustee will be liable for any delay by the Depositary in identifying the beneficial owners of Debentures and Holdings and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes.

Same-Day Settlement and Payment

      The Indenture requires that payments in respect of the Debentures represented by the Global Certificate (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Certificate Holder; provided, however, that if on any interest payment date CSI could not dividend or distribute a sufficient amount of cash to Holdings under the terms of the CSI Indenture or the Credit Agreement in order to make such interest payment in cash, Holdings may make such interest payment in the form of additional Debentures having an aggregate principal amount equal to the amount of such interest. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Debentures represented by the Global Certificate are expected to be eligible to trade in the Depositary's Same- Day Funds Settlement System, and any permitted secondary market trading activity in such Debentures will, therefore, be required by the Depositary to be settled in immediately available funds. Holdings expects that secondary trading in the Certificated Exchange Debentures Securities will also be settled in immediately available funds.

Certain Definitions

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

            "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary or is designated a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary or Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

            "Agent" means any Registrar or Paying Agent.

            "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback, including any disposition by means of a merger, consolidation or similar transaction and including the issuance, sale or other transfer of any of the capital stock of any Restricted Subsidiary of such Person) other than to Holdings or to any of its Wholly Owned Subsidiaries; and (ii) the issuance of Equity Interests in any Restricted Subsidiaries or the sale of any Equity Interests in any Restricted Subsidiaries, in each case, in one or a series of related transactions, provided, that notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Holdings, as permitted pursuant to the covenant described under "--Merger, Consolidation or Sale of Assets," (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice, (c) a transfer of assets by Holdings to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to Holdings or to another Wholly Owned Subsidiary, (d) an issuance of Equity Interests by a Wholly Owned Subsidiary to Holdings or to another Wholly Owned Subsidiary, (e) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (f) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (g) the sale, lease, conveyance or other disposition of the Joint Ventures, the assets of the Joint Ventures or any interest therein, (h) Permitted Investments or (i) any cash dividend, distribution, Investment or payment made pursuant to the first or second paragraph of the "-- Restricted Payments" covenant.

            "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

            "Board of Directors" means the Board of Directors of Holdings, or any authorized committee of the Board of Directors.

            "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 85% of the face amount of all Eligible Accounts Receivable owned by Holdings and its Restricted Subsidiaries as of such date, and (ii) 65% of the book value (calculated on first in, first out basis) of all Eligible Inventory owned by Holdings and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP, calculated as of the end of the most recently completed fiscal quarter.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100.0 million or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100.0 million for direct obligations issued by or fully guaranteed by the United States of America in which Holdings shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b), (c) or (d) hereof.

            "Change of Control" means such time as (i) prior to the initial public offering by Holdings of its common stock (other than a public offering pursuant to a registration statement on Form S-8), Vestar and its Affiliates (collectively, the "Initial Investors") cease to have, directly or indirectly, in the aggregate at least 51% of the voting power of the voting stock of Holdings or (ii) after the initial public offering by Holdings of its common stock (other than a public offering pursuant to a registration statement on Form S-8), (A) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by Holdings which indicates that, or Holdings otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become, directly or indirectly, the "beneficial owner," by way of merger, consolidation or otherwise, of 35% or more of the voting power of the voting stock of Holdings on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of Holdings, as the case may be (whether or not such securities are then currently convertible or exercisable) and (B) such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the voting capital stock of Holdings, calculated on such fully diluted basis, than beneficially owned by the Initial Investors, or (iii) the sale, lease or transfer of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole to any person or group (other than a Wholly Owned Subsidiary or the Initial Investors), or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors of Holdings or whose nomination for election by the shareholders of Holdings, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Holdings, as the case may be, then in office.

            "Company Order" means a written order or request signed in the name of an Officer and delivered to the Trustee.

            "Consolidated EBITDA" means, with respect to Holdings and its Restricted Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) to the extent deducted from Consolidated Net Income for such period, (x) the Fixed Charges for such period, plus (y) non-cash dividends on Holdings's preferred stock, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of Holdings and its Restricted Subsidiaries required to be reflected as expenses on the books and records of Holdings, minus (v) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv), and (vi) excluding the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, whether or not distributed to Holdings or one of its Restricted Subsidiaries, (vi) income or loss attributable to discontinued operations shall be excluded; (vii) any increase in cost of sales or other write-offs resulting from the purchase accounting treatment of the Acquisition or other acquisitions shall be excluded; and (viii) all other extraordinary, unusual or nonrecurring gains or losses shall be excluded.

            "Consolidated Net Worth" of a Person at any date means the amount by which the assets of such Person and its consolidated Restricted Subsidiaries (less any revaluation or other write-up subsequent to the date of the Indenture in any such assets (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business)) exceed the sum of
(a) the total liabilities of such Person and its consolidated Restricted Subsidiaries, plus (b) any Disqualified Stock of such Person or any consolidated Restricted Subsidiaries of such Person issued to any Person other than such Person or a wholly owned Restricted Subsidiary of such Person, in each case determined in accordance with GAAP.

            "Credit Agreement" means, collectively, (i) that certain Credit Agreement, as in effect on the date of the Indenture, by and among Holdings, CSI, the lenders that may be from time to time parties thereto and The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent, as the foregoing may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto, including increases in the principal amount thereof; and (ii) after The Chase Manhattan Bank, as administrative agent, has acknowledged in writing that the Credit Agreement has been terminated and all then outstanding Indebtedness thereunder or with respect thereto have been repaid in full in cash and discharged, any successors to or replacements of (as designated by the board of directors of CSI in its sole judgment, and evidenced by a resolution) such Credit Agreement, as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced, including increases in the principal amount thereof.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Senior Debentures mature.

            "Eligible Accounts Receivable" means at a particular date, all accounts receivable owned by Holdings and Restricted Subsidiaries (i) which are not 90 or more days past due; (ii) which are not owed by an obligor which has taken any of the actions or suffered any of the events of the kind described in clause (ix) under "--Events of Default"; (iii) which are not subject to any asserted dispute, off-set, counterclaim or defense on the part of the account debtor or to any asserted claim on the part of the account debtor denying liability under such account in whole or in part and (iv) which are not owed by an obligor in respect of which 50% or more of the accounts receivable are 90 or more days past due or uncollectible.

            "Eligible Inventory" means at the time of any determination thereof, all inventory (less reserves for obsolescence) of Holdings and Restricted Subsidiaries as to which the following requirements have been fulfilled: (a) Holdings or a Restricted Subsidiary has lawful and absolute title to such Inventory;

and (b) none of such inventory is obsolete, unsalable, damaged or otherwise unfit for sale or further processing.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Equity Offering" means a Public Equity Offering or a Private Equity Offering, as applicable.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" means the offer that may be made by Holdings pursuant to the Registration Rights Agreement to exchange New Debentures for Old Debentures.

            "Existing Indebtedness" means the Indebtedness of Holdings and its Restricted Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

            "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person payable to a party other than Holdings or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP, but excluding from the calculation of fixed charges amortization of financing costs (except to the extent referred to in the parenthetical in clause (i) of this definition).

            "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Holdings or any of its Restricted Subsidiaries incurs, assumes, Guarantees or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by Holdings or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Consolidated EBITDA and Indebtedness of the Person which is the subject of any such acquisition, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Holder" means a Person in whose name a Debenture is registered on the Registrar's books.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person in each case, if held by any Person other than Holdings or a Wholly Owned Subsidiary of Holdings, and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the books of such Person) or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by Holdings for consideration consisting of common equity securities of Holdings or of any direct or indirect parent of Holdings shall not be deemed to be an Investment.

            "Joint Venture" means (a) each of Clark-Schwebel Corporation, Clark-Schwebel Tech-Fab Company, CS-Interglas AG and Asahi-Schwebel Co., Ltd.,
(b) any other Person whose sole asset is directly or indirectly (i) a Joint Venture (unless such Joint Venture or Person is a Restricted Subsidiary by virtue of an Investment pursuant to clause (d) of the definition of "Permitted Investment") (ii) any interest in a Joint Venture and (iii) Joint Venture Funds.

            "Joint Venture Funds" means any distributions or dividends, directly or indirectly, of or from any of the Joint Ventures or interests in the Joint Ventures or any proceeds from the sale of, or distributions or dividends from, any of the Joint Ventures.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

            "Management Advisory Agreement" means the agreement dated as of April 17, 1996, among Vestar, Holdings and CSI as in effect on April 17, 1996, with only such amendments, alterations, modifications or waivers thereto which are not materially adverse to the interests of the CSI or the holders of Senior Debentures.

            "Maturity Date" means July 15, 2007.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, and before reduction for non-cash preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss) and (iii) fees and expenses related to the acquisition of CSI in an amount not to exceed $11.5 million.

            "Net Proceeds" means the aggregate cash proceeds received by Holdings in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and net of any Purchase Money Obligations relating to the assets comprising such Asset Sale.

            "Non-Recourse Debt" means Indebtedness (i) as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering" means the Offering of the Debentures by Holdings.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

            "Officers' Certificate" means with respect to any Person a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements of the Indenture.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of the Indenture. The counsel may be an employee of or counsel to Holdings, any Subsidiary of Holdings or the Trustee.

            "Permitted Investments" means (a) any Investments permitted by the CSI Indenture (regardless of whether such Indenture is in effect at the time of such Investment); (b) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under "--Asset Sales"; (c) Investments by Holdings or any Restricted Subsidiary in cash in an amount not to exceed $5.0 million in the aggregate; (d) Investments by Holdings or any Restricted Subsidiary in cash in an amount not to exceed $15.0 million in the aggregate to enable Holdings or any Restricted Subsidiaries to purchase or otherwise acquire equity interests in the Joint Ventures; provided that upon the consummation of any such Investment pursuant to this clause (d) the Joint Venture in which the Investment is made becomes a Restricted Subsidiary; (e) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Holdings or any Subsidiary or in satisfaction of judgments; (f) the conversion or exchange of debt of CS-Interglas AG for common securities of CS-Interglas AG;
(g) the contribution of shares of stock or other equity securities of an Unrestricted Subsidiary to another Subsidiary; (h) Investments in any Wholly Owned Subsidiary of Holdings (or in CS Interglas AG to the extent it is a Wholly Owned Subsidiary of Holdings) and that is engaged in the same or a similar line of business as Holdings and its Restricted Subsidiaries were engaged in on the date of the Indenture and reasonable extensions or expansions thereof; or (i) Investments by Holdings in any Person if as a result of such Investment (1) such Person becomes a Wholly Owned Subsidiary of Holdings that is engaged in the same or a similar line of business as Holdings and its Restricted Subsidiaries were engaged in on the date of the Indenture and reasonable extensions or expansions thereof or (ii) such Person is merged, consolidated or amalgamated with or into or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Wholly Owned Subsidiary of Holdings that is engaged in the same or a similar line of business as Holdings and its Restricted Subsidiaries were engaged in on the date of the Indenture and reasonable extensions or expansions thereof; and (j) Investments by Holdings or any of its Restricted Subsidiaries using Joint Venture Funds.

            "Permitted Liens" means (i) Liens securing (a) Indebtedness permitted by clause (i) or clause (viii) under the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) related Hedging Obligations; (ii) Liens in favor of Holdings or any Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Holdings or any Restricted Subsidiary of Holdings; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings; (iv) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Holdings; (v) Liens on property existing at the time of acquisition thereof by Holdings or any Restricted Subsidiary of Holdings, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted; (x) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable; (xi) Liens incurred in the ordinary course of business of Holdings or any Restricted Subsidiary of Holdings with respect to obligations that do not exceed $2.5 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Holdings or such Restricted Subsidiary; (xii) nonconsensual Liens incurred in the ordinary course of business of any foreign subsidiary that is a Restricted Subsidiary that (a) are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Restricted Subsidiary; (xiii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiv) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Holdings or any of its Restricted Subsidiaries; (xv) Purchase Money Liens (including extensions and renewals thereof); (xvi) judgment and attachment Liens not giving rise to an Event of Default; (xvii) Liens arising out of consignment or similar arrangements for the sale of goods; (xviii) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; (xix) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and (xx) Liens permitted under the CSI Indenture.

            "Permitted Refinancing Debt" means (a) any Indebtedness included in the definition of "Permitted Refinancing Debt" in the CSI Indenture and (b) any other Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Holdings or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Debentures on terms at least as favorable to the Holders of Senior Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Holdings or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, other business entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "Private Equity Offering" means a private offering of (i) Equity Interests of Holdings other than Disqualified Stock of Holdings or (ii) of Equity Interests of Holdings' parent or indirect parent corporation to the extent that the cash proceeds therefrom are contributed to the equity capital of Holdings or are used to purchase Equity Interests of Holdings (other than Disqualified Stock of Holdings).

            "Public Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act of (i) Equity Interests of Holdings other than Disqualified Stock of Holdings or (ii) of Equity Interests of Holdings' parent or indirect parent corporation other than Disqualified Stock of Holdings' parent or indirect parent corporation to the extent that the cash proceeds therefrom are contributed to the equity capital of Holdings or are used to purchase Equity Interests of Holdings (other than Disqualified Stock of Holdings).

            "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under the Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

            "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 14, 1997, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Notes" means the 10 1/2% Senior Notes due 2006 issued pursuant to the CSI Indenture in a principal amount not to exceed $110 million.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "Subsidiary Change of Control" means, with respect to a Restricted Subsidiary, such time as (i) prior to the initial public offering by such Restricted Subsidiary of its common stock (other than a public offering pursuant to a registration statement on Form S-8), Vestar and its Affiliates (collectively, the "Initial Investors") cease to have, directly or indirectly, in the aggregate at least 51% of the voting power of the voting stock of such Restricted Subsidiary or Holdings ceases to own, directly or indirectly, 100% of the voting power of such Restricted Subsidiary or (ii) after the initial public offering by such Restricted Subsidiary of its common stock (other than a public offering pursuant to a registration statement on Form S- 8), (A) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by such Restricted Subsidiary which indicates that, or such Restricted Subsidiary otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become, directly or indirectly, the "beneficial owner," by way of merger, consolidation or otherwise, of 35% or more of the voting power of the voting stock of such Restricted Subsidiary on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of such Restricted Subsidiary, as the case may be (whether or not such securities are then currently convertible or exercisable), and (B) such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the voting capital stock of such Restricted Subsidiary, calculated on such fully diluted basis, than beneficially owned by the Initial Investors or Holdings, or (iii) the sale, lease or transfer of all or substantially all of the assets of such Restricted Subsidiary and its Subsidiaries taken as a whole to any person or group (other than the Initial Investors or Holdings or any of its Subsidiaries), or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of such Restricted Subsidiary (together with any new directors whose election by the board of directors of such Restricted Subsidiary or whose nomination for election by the shareholders of such Restricted Subsidiary, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of such Restricted Subsidiary, as the case may be, then in office.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which the Indenture is qualified under the TIA.

            "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such

Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings; (c) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described under the caption "--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," Holdings shall be in default of such covenant). The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) no Default or Event of Default would be in existence following such designation. Notwithstanding anything to the contrary in the foregoing, to the extent a Joint Venture is or becomes, as the case may be, a Subsidiary, it is or it shall, as the case may be, initially be an Unrestricted Subsidiary (A) except to the extent that it becomes a Subsidiary in connection with an Investment pursuant to clause (d) of the definition of "Permitted Investment" or (B) unless such Subsidiary is designated by the Board of Directors as a Restricted Subsidiary for purposes of the Indenture pursuant to a Board Resolution at the time such Joint Venture becomes a Subsidiary.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) (or in the case of CS-Interglas AG 90% of the outstanding Capital Stock or other ownership interests) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of the Indenture.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

      The Old Debentures were originally issued by Holdings on July 14, 1997 to the Initial Purchaser in exchange for and in redemption of all of Holdings' then outstanding shares of Preferred Stock. The Initial Purchaser originally acquired the Preferred Stock from Vestar/CS Holding pursuant to the Purchase Agreement, and upon issuance of the Old Debentures in redemption of the Preferred Stock, sold the Old Debentures to qualified institutional buyers and to institutional accredited investors in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, Holdings entered into the Registration Rights Agreement with the Initial Purchaser (the "Registration Rights Agreement") pursuant to which Holdings agreed, for the benefit of the holders of the Old Debentures to, among other things, (i) file the Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Closing Date and (ii) use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date. Holdings will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Debentures. For each Old Debenture surrendered to Holdings pursuant to the Exchange Offer, the holder of such Old Debenture will receive a New Debenture having a principal amount equal to that of the surrendered Old Debenture. Interest on each New Debenture will accrue from the date of its original issue.

      Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the New Debentures would in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Debentures who is an "affiliate" of Holdings or who intends to participate in the Exchange Offer for the purpose of distributing the New Debentures (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Debentures in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Debentures, unless such sale or transfer is made pursuant to an exemption from such requirements.

      As contemplated by these non-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to Holdings in the Letter of Transmittal that (i) the New Debentures are to be acquired by the holder or the person receiving such New Debentures, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the New Debentures, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Debentures, (iv) neither the holder nor any such other person is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the New Debentures it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Debentures and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Debenture for its own account in exchange for Old Debentures must acknowledge that it (i) acquired the Old Debentures for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with Holdings or any "affiliate" of Holdings (within the meaning of Rule 405 under the Securities Act) to distribute the New Debentures to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Debentures. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

      In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit Holdings to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated or if any holder of the Old Debentures (other than an "affiliate" of Holdings or an Initial Purchaser) is not eligible to participate in the Exchange Offer, Holdings will (a) file the Shelf Registration Statement covering resales of the Old Debentures, (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of three years after its effective date and such time as all of the applicable Old Debentures have been sold thereunder. Holdings will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Old Debentures copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Debentures. A holder of Old Debentures that sells such Old Debentures pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Old Debentures will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Debentures included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

      The Registration Rights Agreement provides that (i) Holdings will file an Exchange Offer Registration Statement with the Commission on or prior to 45 days after August 14, 1997, (ii) Holdings will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after August 14, 1997, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Holdings will commence the Exchange Offer and use its best efforts to issue on or prior to 150 days after the Closing Date (the "Exchange Offer Effectiveness Date"), New Debentures in exchange for all Old Debentures tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, Holdings will cause to be filed the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (a) Holdings fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) Holdings fails to consummate the Exchange Offer within 30 day business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then Holdings will pay Liquidated Damages to each Holder of Old Debentures, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Debentures held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Debentures. All accrued Liquidated Damages will be paid by Holdings on each Damages Payment Date to the Global Debenture Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

      Holders of Old Debentures will be required to make certain representations to Holdings (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Debentures included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

      Following the consummation of the Exchange Offer, holders of the Old Debentures who were eligible to participate in the Exchange Offer but who did not tender their Old Debentures will not have any further registration rights and such Old Debentures will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Debentures could be adversely affected.

Terms of the Exchange

      Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, Holdings will accept any and all Old Debentures validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Holdings will issue $1,000 principal amount of New Debentures in exchange for each $1,000 principal amount of outstanding Old Debentures accepted in the Exchange Offer. Holders may tender some or all of their Old Debentures pursuant to the Exchange Offer. However, Old Debentures may be tendered only in integral multiples of $1,000.

      The form and terms of the New Debentures are the same as the form and terms of the Old Debentures except that (i) the New Debentures bear a Series B designation and a different CUSIP Number from the Old Debentures, (ii) the New Debentures have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the New Debentures will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Debentures in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The New Debentures will evidence the same debt as the Old Debentures and will be entitled to the benefits of the Indenture.

      As of the date of this Prospectus, $45,994,000 aggregate principal amount of Old Debentures were outstanding. This Prospectus and the Letter of Transmittal will be mailed initially to the holders of record of the Old Debentures as of the close of business on _________, 199_.

      Holders of Old Debentures do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. Holdings intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

      Holdings shall be deemed to have accepted validly tendered Old Debentures when, as and if Holdings has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Debentures from Holdings.

      If any tendered Old Debentures are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old

Debentures will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

      Holders who tender Old Debentures in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Debentures pursuant to the Exchange Offer. Holdings will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

      The term "Expiration Date" shall mean 5:00 p.m., New York City time, on ________, 1998, unless Holdings, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

      In order to extend the Exchange Offer, Holdings will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      Holdings reserves the right, in its sole discretion, (i) to delay accepting any Old Debentures, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the New Debentures

      The New Debentures will bear interest from their date of issuance. Holders of Old Debentures that are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the New Debentures. Such interest will be paid with the first interest payment on the New Debentures on January 15, 1998 in the manner provided in the Debentures. Interest on the Old Debentures accepted for exchange will cease to accrue upon issuance of the New Debentures.

      Interest on the Debentures is payable semi-annually on each January 15 and July 15, commencing on January 15, 1998; provided, however, that if on any interest payment date CSI could not dividend or distribute a sufficient amount of cash to Holdings under the terms of the CSI Indenture or the Credit Agreement in order to make such interest payment in cash, Holdings may make such interest payment in the form of additional Debentures having an aggregate principal amount equal to the amount of such interest.

Procedures for Tendering

      Only a holder of Old Debentures may tender such Old Debentures in the Exchange Offer. To tender in the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer), an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Debentures must be received by the Exchange Agent at such address or (b) such Debentures must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal).

      The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Debentures which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Holdings may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Debentures that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

      By executing the Letter of Transmittal, each holder will make to Holdings the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

      The tender by a holder and the acceptance thereof by Holdings will constitute agreement between such holder and Holdings in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      THE METHOD OF DELIVERY OF OLD DEBENTURES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD DEBENTURES SHOULD BE SENT TO HOLDINGS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

      Any beneficial owner whose Old Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Debentures tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

      If the Letter of Transmittal is signed by a person other than the registered holder of any Old Debentures listed therein, such Old Debentures must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Debentures with the signature thereon guaranteed by an Eligible Institution.

      If the Letter of Transmittal or any Old Debentures or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to Holdings of their authority to so act must be submitted with the Letter of Transmittal.

      Holdings understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Debentures at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Debentures by causing such Book-Entry Transfer Facility to transfer such Old Debentures into the Exchange Agent's account with respect to the Old Debentures in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Debentures may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

      The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Debentures to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

      All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Debentures and withdrawal of tendered Old Debentures will be determined by Holdings in its sole discretion, which determination will be final and binding. Holdings reserves the absolute right to reject any and all Old Debentures not properly tendered or any Old Debentures Holdings's acceptance of which would, in the opinion of counsel for Holdings, be unlawful. Holdings also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Debentures. Holdings' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Debentures must be cured within such time as Holdings shall determine. Although Holdings intends to notify holders of defects or irregularities with respect to tenders of Old Debentures, neither Holdings, the Exchange Agent nor any other person shall incur any liability for failure to waive such notification. Tenders of Old Debentures will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Debentures received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

Guaranteed Delivery Procedures

      Holders who wish to tender their Old Debentures and (i) whose Old Debentures are not immediately available, (ii) who cannot deliver their Old Debentures, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

            (a) the tender is made through an Eligible Institution;

            (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Debentures and the principal amount of Old Debentures tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Debentures (or a confirmation of book-entry transfer of such Old Debentures into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

            (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Debentures in proper form for transfer (or a confirmation of book-entry transfer of such Old Debentures into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

      Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Debentures according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

      Except as otherwise provided herein, tenders of Old Debentures may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

      To withdraw a tender of Old Debentures in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Debentures to be withdrawn (the "Depositor"), (ii) identify the Old Debentures to be withdrawn (including the certificate number(s) and principal amount of such Old Debentures, or, in the case of Old Debentures transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Debentures were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Debentures register the transfer of such Old Debentures into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Debentures are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Holdings whose determination shall be final and binding on all parties. Any Old Debentures so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Debentures will be issued with respect thereto unless the Old Debentures so withdrawn are validly retendered. Any Old Debentures which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Debentures may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

Conditions

      Notwithstanding any other term of the Exchange Offer, Holdings shall not be required to accept for exchange, or exchange New Debentures for, any Old Debentures, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Debentures, if:

            (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of Holdings, might materially impair the ability of Holdings to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to Holdings or any of its subsidiaries, or

            (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of Holdings, might materially impair the ability of Holdings to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to Holdings; or

            (c) any governmental approval has not been obtained, which approval Holdings shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

      If Holdings determines in its reasonable judgment that any of the conditions are not satisfied, Holdings may (i) refuse to accept any Old Debentures and return all tendered Debentures to the tendering holders, (ii) extend the Exchange Offer and retain Old Debentures tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Debentures (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Debentures which have not been withdrawn.

Exchange Agent

      The Exchange Agent for the Exchange Offer is:


         To: State Street Bank and Trust Company (the "Exchange Agent")

              By Mail:                    By Overnight Courier or Hand Delivery:
State Street Bank and Trust Company         State Street Bank and Trust Company
     Corporate Trust Department                 Corporate Trust Department
            P.O. Box 778                    Two International Plaza, 4th Floor
  Boston, Massachusetts 02102-0078              Boston, Massachusetts 02110
    Attention: Sandra Szczsponik               Attention: Sandra Szczsponik

                           By Facsimile Transmission:
                        (for Eligible Institutions only)
                       State Street Bank and Trust Company
                                 (617) 664-5232
                          Attention: Sandra Szczsponik

                  For Information or Confirmation by Telephone:
                                 (617) 664-5314

      DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

Fees and Expenses

      The expenses of soliciting tenders will be borne by Holdings. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of Holdings and its affiliates.

      Holdings has not retained any dealer-manager in connection with the Exchange Officer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. Holdings, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

      The cash expenses to be incurred in connection with the Exchange Offer will be paid by Holdings. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

      The New Debentures will be recorded at the same carrying value as the Old Debentures, which is face value, as reflected in Holdings' accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Holdings. The expenses of the Exchange Offer will be expensed over the term of the New Debentures.

Consequences of Failure to Exchange

      The Old Debentures that are not exchanged for New Debentures pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Debentures may be resold only (i) to Holdings (upon redemption thereof or otherwise), (ii) so long as the Old Debentures are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to Holdings), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the New Debentures

      With respect to resales of New Debentures, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, Holdings believes that a holder or other person who receives New Debentures, whether or not such person is the holder (other than a person that is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act) who receives New Debentures in exchange for Old Debentures in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Debentures, will be allowed to resell the New Debentures to the public without further registration under the Securities Act and without delivering to the purchasers of the New Debentures a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires New Debentures in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Debentures, such holder cannot rely on the position of the staff of the Commission enunciated in such no- action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives New Debentures for its own account in exchange for Old Debentures, where such New Debentures were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Debentures.

      As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to Holdings in the Letter of Transmittal that (i) the New Debentures are to be acquired by the holder or the person receiving such New Debentures, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the New Debentures, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Debentures, (iv) neither the holder nor any such other person is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the New Debentures it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Debentures and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Debenture for its own account in exchange for Old Debentures must acknowledge that it (i) acquired the Old Debentures for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement with Holdings (within the meaning of Rule 405 under the Securities Act or understanding with Holdings or any "affiliate" of the Securities Act) to distribute the New Debentures to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Debentures. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Holdings recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Debentures for New Debentures, including the applicability and effect of any state, local or foreign tax laws.

      Kirkland & Ellis, special counsel to Holdings, has advised Holdings that in its opinion, the exchange of the Old Debentures for New Debentures pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Debentures will not be considered to differ materially in kind or extent from the Old Debentures. Rather, the New Debentures received by a holder will be treated as a continuation of the Old Debentures in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Debentures for New Debentures pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

      Each Participating Broker-Dealer that receives New Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Debentures. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Debentures received in exchange for Old Debentures where such Old Debentures were acquired as a result of market-making activities or other trading activities. Holdings has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until ___________, 1998, all dealers effecting transactions in the New Debentures may be required to deliver a prospectus.

      Holdings will not receive any proceeds from any sales of the New Debentures by Participating Broker-Dealers. New Debentures received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Debentures or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Debentures. Any Participating Broker-Dealer that resells the New Debentures that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Debentures may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Debentures and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                  LEGAL MATTERS

      The validity of the issuance of the New Debentures will be passed upon for Holdings by Kirkland & Ellis, Washington, D.C. Certain partners of Kirkland & Ellis are among the investors in Vestar/CS Holding.

                                     EXPERTS

      The financial statements of Fort Mill A, Inc. as of December 30, 1995, and for the two fiscal years in the period ended December 30, 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of Clark-Schwebel Holdings, Inc. as of December 28, 1996 and for the fiscal year then ended included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                          INDEX TO FINANCIAL STATEMENTS

Clark-Schwebel Holdings, Inc.

      Audited Financial Statements
      Independent Auditor's Report ....................................     F-2
      Consolidated Balance Sheets .....................................     F-4
      Consolidated Statements of Income ...............................     F-5
      Consolidated Statements of Cash Flows ...........................     F-6
      Notes to Consolidated Financial Statements ......................     F-7

      Unaudited Consolidated Financial Statements
      Consolidated Balance Sheets .....................................     F-19
      Consolidated Statements of Income ...............................     F-20
      Consolidated Statements of Cash Flows ...........................     F-21
      Notes to Condensed and Consolidated Financial Statements ........     F-22

Report of Independent Public Accountants


To the Board of Directors of
Clark-Schwebel Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of Clark-Schwebel Holdings, Inc. (a Delaware corporation) and subsidiaries as of December 28, 1996, and the related consolidated statements of income and cash flows for each of the two periods in the year ending December 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clark-Schwebel Holdings, Inc. and subsidiaries as of December 28, 1996, and the results of their operations and their cash flows for each of the two periods in the year ended December 28, 1996, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed in the index are the responsibility of the Company's management and are presented for the purposes of complying with the Securities and Exchange Commission's rules and are not a required part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


ARTHUR ANDERSEN LLP


Columbia, South Carolina,
  February 14, 1997.

INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheet of Fort Mill A Inc. (the "Predecessor") (a wholly owned subsidiary of Springs Industries, Inc.) as of December 30, 1995, and the related statements of income and cash flows for the two fiscal years in the period ended December 30, 1995. These financial statements are the responsibility of the Predecessor's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Fort Mill A Inc. as of December 30, 1995, and the results of its operations and its cash flows for each of the two fiscal years in the period ended December 30, 1995 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

Charlotte, North Carolina
February 9, 1996
(February 24, 1996 as to Note 2)

                          CLARK-SCHWEBEL HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 30, 1995 and DECEMBER 28, 1996
                  (Dollars in Thousands Except Per Share Data)

                                                             DECEMBER 30,    DECEMBER 28,
                                                                1995            1996
                                                              ---------       ---------
                                                              (Predecessor   (Successor
                                                                 Basis)         Basis)
ASSETS
CURRENT ASSETS:
      Cash and cash equivalents ........................      $     584       $   4,064
      Accounts receivable, net .........................         33,298          25,794
      Inventories, net .................................         28,791          33,625
      Other ............................................          2,069             592
                                                              ---------       ---------
            Total current assets .......................         64,742          64,075
                                                              ---------       ---------

PROPERTY, PLANT AND EQUIPMENT ..........................         96,791          67,936
      Accumulated depreciation .........................        (43,777)         (5,841)
                                                              ---------       ---------
            Property, plant and equipment, net .........         53,014          62,095
                                                              ---------       ---------

EQUITY INVESTMENTS .....................................         62,904          63,426

NET ASSETS OF DISCONTINUED OPERATIONS ..................          2,600               0

GOODWILL ...............................................          5,096          44,333

OTHER ASSETS ...........................................            373           6,808
                                                              ---------       ---------
TOTAL ASSETS ...........................................      $ 188,729       $ 240,737
                                                              =========       =========

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
      Accounts payable .................................      $   9,032       $  21,448
      Accrued liabilities ..............................          7,328          15,330
      Deferred tax liabilities -- current ..............          2,024           2,056
      Current maturities of long-term debt .............             79              51
                                                              ---------       ---------
            Total current liabilities ..................         18,463          38,885

LONG-TERM DEBT .........................................          5,907         123,440

DEFERRED TAX LIABILITIES ...............................         14,826          21,458

LONG-TERM BENEFIT PLANS, DEFERRED COMPENSATION AND OTHER          5,570           7,121

COMMITMENTS AND CONTINGENCIES ..........................
                                                              ---------       ---------

TOTAL LIABILITIES ......................................         44,766         190,904
                                                              ---------       ---------

EQUITY:

Preferred stock (par value per share -
  $.01) - 12.5% participating, 10,000
  shares authorized, 0 and 1,000 shares
  issued and outstanding, respectively .................              0          35,000

Common stock (par value per share -
  $.01) - 100,000 shares authorized,
  9,000 shares issued and outstanding,
  less management loans of $822 ........................              0           9,178

Common stock (par value per share -
  $1.00) - 1,000 shares authorized, 100
  shares issued and outstanding ........................              1               0

Retained earnings ......................................              0           7,005

Investment by Springs ..................................        134,357               0

Cumulative translation adjustment ......................          9,605          (1,350)
                                                              ---------       ---------

Total equity ...........................................        143,963          49,833
                                                              ---------       ---------

TOTAL LIABILITIES AND EQUITY ...........................      $ 188,729       $ 240,737
                                                              =========       =========

                 See notes to consolidated financial statements.

                          CLARK-SCHWEBEL HOLDINGS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
     YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996
                             (Dollars in Thousands)

                                                                                     December 31,
                                                                                         1995 -        April 18 -
                                                                                       April 17,      December 28,
                                                         1994            1995            1996            1996
                                                       ---------       ---------       ---------       ---------
                                                                  (Predecessor Basis)              (Successor Basis)
Net sales .......................................      $ 189,419       $ 231,306       $  68,911       $ 152,003
Cost of goods sold ..............................        160,747         191,978          54,958         118,605
                                                       ---------       ---------       ---------       ---------
Gross profit ....................................         28,672          39,328          13,953          33,398
Selling, general and adminstrative
      expenses ..................................         14,370          17,750           4,812          10,418
Idle equipment write-off ........................          1,836               0               0               0
                                                       ---------       ---------       ---------       ---------
      Operating income ..........................         12,466          21,578           9,141          22,980

Other income (expense):
      Interest expense ..........................           (401)           (401)           (148)        (10,061)
      Other, net ................................            (28)             12              (5)             50
                                                       ---------       ---------       ---------       ---------
Income before income taxes ......................         12,037          21,189           8,988          12,969
Provision for income tax ........................         (4,896)         (8,444)         (3,595)         (5,460)
Income from equity investees, net ...............          1,176           2,553           1,174           2,633
                                                       ---------       ---------       ---------       ---------
Income from continuing operations ...............          8,317          15,298           6,567          10,142
Discontinued operations:
      Income from discontinued operations, net ..            426             111               0               0
      Gain on sale of discontinued operation, net          2,573               0               0               0
                                                       ---------       ---------       ---------       ---------
Net income ......................................      $  11,316       $  15,409       $   6,567          10,142
                                                       =========       =========       =========
Accrued dividends on preferred stock ............                                                         (3,137)
                                                                                                       ---------
      Net income applicable to common shares ....                                                      $   7,005
                                                                                                       =========

                 See notes to consolidated financial statements.

                          CLARK-SCHWEBEL HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
     YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996
                             (Dollars in Thousands)

                                                                                                          December 31,
                                                                                                             1995 -      April 18 -
                                                                                                           April 17,    December 28,
                                                                                 1994          1995          1996          1996
                                                                               ---------     ---------     ---------     ---------
                                                                                         (Predecessor Basis)             (Successor
                                                                                                                           Basis)
OPERATING  ACTIVITIES:
      Net income ..........................................................    $  11,316     $  15,409     $   6,567     $  10,142
      Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization .....................................       10,028        11,128         3,526         7,284
        Idle equipment write-off ..........................................        1,836             0             0             0
        Deferred tax provision ............................................          577           176         1,404        (1,128)
        Income from equity investments, net ...............................       (1,176)       (2,553)       (1,174)       (2,633)
        Income from discontinued operations, net ..........................         (426)         (111)            0             0
        Gain on sale of discontinued operation, net .......................       (2,573)            0             0             0
        Changes in assets and liabilities, net of the effects of the purchase of the company:
            Accounts receivable ...........................................         (831)       (8,244)        1,832         3,811
            Inventories ...................................................       (1,825)       (2,931)       (2,883)        3,323
            Prepaid expenses and other ....................................       (2,055)        1,465          (187)        1,399
            Accounts payable ..............................................          833         3,181          (697)       14,011
            Accrued liabilities ...........................................          261           367          (289)        5,076
      Other ...............................................................          200           124          (131)         (151)
                                                                               ---------     ---------     ---------     ---------
                  Net cash provided by operating activities ...............       16,165        18,011         7,968        41,134
                                                                               ---------     ---------     ---------     ---------

INVESTING ACTIVITIES:
      Purchases of equipment ..............................................      (11,543)       (8,429)       (1,603)       (2,035)
      Proceeds from sale of discontinued operation ........................       19,130             0             0             0
      Proceeds from sale of assets ........................................           18            42             0             0
      Payment for purchase of company .....................................            0             0             0      (192,895)
                                                                               ---------     ---------     ---------     ---------
                  Net cash provided by (used in) investing activities .....        7,605        (8,387)       (1,603)     (194,930)
                                                                               ---------     ---------     ---------     ---------

FINANCING ACTIVITIES:
      Investment by Springs ...............................................      (23,774)       (8,982)      (10,955)            0
      Transfer of assets retained by Springs ..............................            0             0         4,461             0
      Proceeds from issuance of stock .....................................            0             0             0        45,000
      Payment of acquisition fees, net ....................................            0             0             0       (10,128)
      Loans to management investors .......................................            0             0             0          (822)
      Proceeds from long-term borrowings ..................................            0             0             0       160,000
      Principal payments under long-term debt and capital lease obligations          (43)          (87)          (29)      (36,616)
                                                                               ---------     ---------     ---------     ---------
                  Net cash provided by (used in) financing activities .....      (23,817)       (9,069)       (6,523)      157,434
                                                                               ---------     ---------     ---------     ---------

NET CHANGE IN CASH ........................................................          (47)          555          (158)        3,638
CASH, BEGINNING OF PERIOD / YEAR ..........................................           76            29           584           426
                                                                               ---------     ---------     ---------     ---------
CASH, END OF PERIOD / YEAR ................................................    $      29     $     584     $     426     $   4,064
                                                                               =========     =========     =========     =========
CASH PAID FOR INTEREST ....................................................    $     401     $     401     $     120     $   7,081
                                                                               =========     =========     =========     =========
CASH PAID FOR TAXES .......................................................    $       0     $       0     $       0     $   7,546
                                                                               =========     =========     =========     =========

Noncash Transaction: The Company accrued dividends on preferred stock of $3,137 for the period of April 18 - December 28, 1996.

                 See notes to consolidated financial statements.

                          CLARK-SCHWEBEL HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS in THOUSANDS)

1.    BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the assets, liabilities and results of operations as of December 28, 1996 and for the period from April 18, 1996 to December 28, 1996 of Clark-Schwebel Holdings, Inc., the successor company ("Company"), following the change in ownership (see Note 2). The Company's primary assets is the capital stock of Clark-Schwebel, Inc., its operating company. The statements also include the assets, liabilities, and results of operations as of and for the period ended December 30, 1995 and December 31, 1994, and for the period from December 31, 1995 to April 17, 1996 of Fort Mill A Inc., the predecessor company ("Predecessor Company"), prior to the change in ownership. The statements of the Predecessor Company include certain liabilities and expenses that historically were accounted for only at the Springs Industries, Inc. ("Springs") - parent company level. The financial statements of the Predecessor Company and Successor Company are not comparable in certain respects due to differences between the costs bases of certain assets and liabilities and the impact of interest expense on the Successor Company (see
Note 2).

      Summarized Financial Information---The following table provides summarized financial information for Clark-Schwebel, Inc., the operating company, on a stand alone basis. Clark-Schwebel, Inc. is a wholly owned subsidiary of Clark-Schwebel Holdings, Inc. and its separate financial statements are not included or filed separately because management has determined that they would not be material to investors since they are not significantly different from the financial statements of Clark-Schwebel Holdings, Inc. The balance sheet information is as of December 28, 1996 and the income statement information is for the period of April 18, 1996 through December 28, 1996.

                                                              1996
                                                              ----
                                                           (Successor)

Current assets                                              $ 64,038
Noncurrent assets                                            176,662
                                                            --------
Total assets ............................................   $240,700
                                                            ========

Current liabilities                                         $ 38,881
Noncurrent liabilities                                       152,019
Equity                                                        49,800
                                                            --------
Total liabilities and equity ............................   $240,700
                                                            ========

Net sales                                                   $152,003
Gross profit                                                  33,398
Income from continuing operations                             10,135
Net income ..............................................      6,998
                                                            ========

      All assets of Clark-Schwebel, Inc. represent restricted net assets with the exception of the foreign equity investments and distributions received from the foreign equity investments. Except in limited circumstances, Clark-Schwebel, Inc. is prohibited from transferring restricted net assets to Clark-Schwebel Holdings, Inc. in the form of cash dividends, loans, or advances without the consent of a third party lender. The amount of unrestricted net assets at December 28, 1996 is $61,221, which represents the book value of the foreign equity investments ($59,906) and distributions received in the form of cash from the foreign equity investments ($1,315).

      Operations---The Company consists primarily of the operations, assets, and liabilities of manufacturing facilities located in Anderson, SC, Statesville, NC, Cleveland, GA, and Washington, GA, which produce woven fiber glass and aramid fabrics. The Company's products are used in electronic circuit boards, coated and laminated composites, aircraft construction and protective apparel such as anti-ballistic vests and helmets.

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

2.    PURCHASE TRANSACTION

      On February 24, 1996, the Company, Springs and affiliates of Vestar Equity Partners, L.P. (Vestar), entered into an Agreement and Plan of Merger (Agreement) whereby affiliates of Vestar would acquire the Company. Pursuant to the Agreement, on April 17, 1996 (Closing Date), Vestar/CS Holding Company, LLC (Vestar/CS) purchased all of the issued and outstanding capital stock of Fort Mill A Inc. from Springs for approximately $192,895. The sources of cash for this purchase included $110,000 of senior notes, an equity contribution of $45,000 and bank debt. On the day following the Closing Date, Vestar/CS had an 82% common equity interest and management investors had an 18% common equity interest in the Company.

      Under the Agreement, Springs agreed to (i) assume responsibility for repayment of the Industrial Revenue Bonds payable in 2010 and related accrued interest (see Note 4), (ii) pay $959 in certain accrued employee benefits, (iii) provide indemnification for certain environmental, tax and other matters (including the environmental matter described in Note 14 for which $175 was accrued at December 30, 1995), (iv) retain the accounts receivable from one customer (which totaled $2,782 as of December 30, 1995) and related $1,400 reserve described in Note 3, and (v) retain the $99 accrued obligation related to the Company's Long-Term Disability Plan. At the Closing Date, all payable and receivable accounts between the Company and Springs were canceled.

      The acquisition was accounted for as a purchase business combination. The adjustment to net assets represents the step-up to fair value of the net assets acquired as follows:

Purchase price ...................................................    $ 192,895
Nonfinancing portion of fees and expenses ........................        2,780
                                                                      ---------
Total purchase price .............................................      195,675
Less fair value of net assets acquired ...........................     (150,547)
                                                                      ---------
Excess of purchase price over fair value of net assets acquired ..    $  45,128
                                                                      =========

      The fair values of Clark-Schwebel, Inc.'s assets and liabilities at the date of acquisition are presented below:

Current  assets ..........................................            $  68,410
Property, plant and equipment ............................               66,391
Equity investments .......................................               62,314
Current liabilities ......................................              (20,282)
Other liabilities ........................................              (26,286)
                                                                      ---------
Net assets acquired ......................................            $ 150,547
                                                                      =========

      Following the acquisition, the purchase cost (including the fees and expenses related thereto) was allocated to the tangible and intangible assets and liabilities of the Company based upon their respective fair values. This resulted in a step-up in the basis of inventory of $5,274 and property, plant and equipment of $15,000. The excess of the purchase price over the fair value of net assets acquired of $45,128 was recorded as goodwill, and is being amortized on a straight-line basis over a period of 40 years.

      Additional agreements include Transition Agreements for specified periods in which Springs would be compensated for certain services provided to the Company, and a Management Agreement that specifies services to be provided to the Company by Vestar.

      In accordance with agreements related to the change of ownership transaction, certain assets totaling $4,461 were transferred to Springs in the first quarter of 1996. This balance has been separately disclosed on the face of the accompanying 1996 statements of cash flows.

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Following is a summary of the significant accounting policies used in the preparation of the financial statements of the Company.

      Basis of Consolidation - The consolidated financial statements include the accounts of the Company and its operating company and wholly-owned subsidiary, Clark-Schwebel, Inc. All material intercompany amounts and transactions have been eliminated.

      Fiscal Year - The Company's operations are based on a fifty-two or fifty-three week fiscal year ending on the Saturday closest to December 31. The fiscal years ended December 31, 1994, December 30, 1995 and December 28, 1996 are referred to herein as 1994, 1995 and 1996, respectively. The 1994, 1995 and 1996 fiscal years each consisted of 52 weeks. Due to the purchase transaction on April 17, 1996, the 52 week fiscal year in 1996 is comprised of the operations of the Predecessor Company and the Successor Company.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include the allowance for doubtful accounts receivable and the liabilities for certain long-term benefit plans. Actual results could differ from such estimates.

      Revenue Recognition - Revenue from product sales is recognized at the time ownership of the goods transfers to the customer and the earnings process is complete. This generally occurs when the goods are shipped.

      Cash and Cash Equivalents - Cash and cash equivalents include cash on hand and in the bank as well as short term investments held for the purpose of general liquidity. Such investments normally mature within three months from the date of acquisition.

      Accounts Receivable - The Company establishes an allowance for doubtful accounts based upon factors including the credit risk of specific customers, historical trends and other information. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The reserve for doubtful accounts was $2,133 at December 30, 1995 and $853 at December 28, 1996. The reserve at December 30, 1995 included $1,400 applicable to $2,782 of accounts receivable from one customer. The provision for uncollectible amounts was $240, $1,842, ($84), and $160 for fiscal 1994, 1995, 1996 (Predecessor) and 1996 (Successor), respectively. Net write-offs were $29, $349, ($6), and ($38), respectively, for the same periods.

      Inventories - Inventories are valued at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for substantially all inventories.

      Property, Plant, and Equipment - Property, plant, and equipment is recorded at cost and depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Estimated useful lives are as follows:

      Land improvements .................................   10 to 20 years
      Buildings and improvements ........................   20 to 40 years
      Machinery and equipment ...........................    3 to 11 years

      Equity Investments -The company owns equity interests in CS-Interglas AG (headquartered in Germany), Asahi-Schwebel Co., Ltd. (headquartered in Japan) and Clark Schwebel Tech-Fab Company (located in Anderson, SC), which are accounted for using the equity method of accounting.

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

      Foreign Currency - The foreign equity investments are translated at year-end exchange rates. Equity income and losses are translated at the average rate during the year. Cumulative translation adjustments are reflected as a separate component of stockholders' equity.

      Postretirement Benefits - Postretirement benefits are accounted for pursuant to Statement of Financial Accounting Standards ("SFAS") No. 106, Employers Accounting for Postretirement Benefits Other Than Pensions. SFAS No. 106 requires that the projected future cost of providing postretirement benefits, such as health care and life insurance, be recognized as an expense as employees render service rather than when claims are incurred.

      Income Taxes - Income taxes are accounted for pursuant to SFAS 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income tax assets and liabilities represent the future income tax effect of temporary differences between the book and tax bases of assets and liabilities assuming they will be realized and settled at the amounts reported in the financial statements. The provision for income taxes included in the accompanying financial statements is computed in a manner consistent with SFAS No. 109.

      Certain Compensation Plans - Certain key employees of the Company were granted stock options and certain types of deferred compensation related to Springs common stock under Springs' executive plans. Compensation expense allocated from Springs for these grants for 1994, 1995, 1996 (Predecessor) and 1996 (Successor) was approximately $125, $145, $418 and $0, respectively.

4.    LONG-TERM DEBT

      Long-term debt consisted of the following:

                                                                            December 30,   December 28,
                                                                               1995           1996
                                                                             ---------      ---------
Senior Notes, payable in 2006, interest at 10.5% .......................     $       0      $ 110,000
Term Loan payable in quarterly installments of $440 beginning
  December 31, 1997, $500 beginning March 31, 1998, $750 beginning
  September 30, 1999, and $1,000 beginning September 30, 2001 through maturity in 2002, interest at
  variable rates .......................................................             0         13,440
Revolving Credit Agreement, due 2002, interest at variable rates .......             0              0
Capitalized lease obligation payable in equal monthly
  installments of $7, through August 1997 ..............................           136             51
Industrial Revenue Bonds, payable in 2010, interest at 6.85%
  (See Note 2) .........................................................         5,850              0
                                                                             ---------      ---------
Total ..................................................................         5,986        123,491
Less current maturities ................................................           (79)           (51)
                                                                             ---------      ---------
Long-term debt .........................................................     $   5,907      $ 123,440
                                                                             =========      =========

      The senior notes accrue interest at a fixed rate of 10.5% per annum, with interest payable semiannually in arrears on April 15 and October 15. The senior notes are not redeemable at the option of the Company prior to April 15, 2001. The debt under the credit facility bears interest which varies with LIBOR plus a margin which fluctuates based on the Company's leverage ratio. On December 28, 1996 the interest rate was 6.9375% per annum. Interest is typically payable monthly. The Company pays a quarterly commitment fee equal to 0.375% on the unused portion of the revolving credit facility which was $55,000 at December 28, 1996. Management estimates the fair value of the Senior Notes is $115,500 at December 28, 1996, based on the estimated market

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

4.    LONG-TERM DEBT - (Continued)

trading price for the Senior Notes as of December 28, 1996. The senior notes and the debt under the credit facility represent liabilities of Clark-Schwebel, Inc., the operating company, and are guaranteed by Clark-Schwebel Holdings, Inc.

      The revolving credit facility and the senior notes' indenture contain certain restrictive covenants which provide limitations on Clark-Schwebel, Inc., the operating company, with respect to restricted payments, indebtedness, liens, investments, dividends, distributions, transactions with affiliates, debt repayments, capital expenditures, mergers, and consolidations. The bank facility and senior note covenants also require maintenance of certain financial ratios. At December 28, 1996, the Company was in compliance with such covenants.

      Substantially all of the assets of Clark-Schwebel, Inc., the operating company, are subject to liens in favor of the revolving credit facility lenders.

      The aggregate five-year maturities of long-term debt subsequent to December 28, 1996 follow: 1997 - $491; 1998 - $2,000; 1999 - $2,500; 2000 -
$3,000; 2001 - $3,500.

5.    INVENTORIES

      Inventories consisted of the following:

                                                    December 30,    December 28,
                                                        1995             1996
                                                      --------         --------
Finished goods ...............................        $ 10,145         $ 10,256
Raw material and supplies ....................           9,868            9,254
In process ...................................          12,828           15,215
                                                      --------         --------
Total at standard cost
  (which approximates average cost) ..........          32,841           34,725
Less LIFO reserve ............................          (4,050)          (1,100)
                                                      --------         --------
Inventories, net .............................        $ 28,791         $ 33,625
                                                      ========         ========

6.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consisted of the following:

                                                       1995              1996
                                                     --------          --------
Land .......................................         $  1,306          $  1,875
Buildings and improvements .................           22,479            19,381
Machinery and equipment ....................           69,438            43,113
Construction in progress ...................            3,568             3,567
                                                     --------          --------
Total ......................................           96,791            67,936
Less accumulated depreciation ..............          (43,777)           (5,841)
                                                     --------          --------
Property, plant and equipment, net .........         $ 53,014          $ 62,095
                                                     ========          ========

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

7.    OTHER CURRENT LIABILITIES

      Accrued liabilities consisted of the following:

                                                            1995          1996
                                                          --------      --------
Accrued retirement and incentive ...................      $  2,361      $  3,841
Employee benefit accruals ..........................         1,868         3,017
Accrued payroll ....................................         1,050         2,759
Accrued interest ...................................             4         2,477
Other accrued liabilities ..........................         1,044         2,235
Unearned revenue ...................................         1,001         1,001
                                                          --------      --------
Total accrued liabilities ..........................      $  7,328      $ 15,330
                                                          ========      ========

8.    INVESTMENT BY SPRINGS

      The changes in Investment by Springs for the fiscal years ended December 31,1994 and December 30, 1995 were as follows:

                                                       1994             1995
                                                     ---------        ---------
Beginning of year ............................       $ 143,044        $ 127,930
Net income ...................................          11,316           15,409
Intercompany charge for current
  income tax provision .......................           6,905            9,919
Intercompany charge for certain
  administrative services ....................           2,452            3,041
Net cash paid to Springs, other
  intercompany charges and cash paid by
  Springs on behalf of the Company ...........         (35,787)         (21,942)
                                                     ---------        ---------
End of year ..................................       $ 127,930        $ 134,357
                                                     =========        =========
Weighted average of Investment by Springs ....       $ 135,487        $ 131,144
                                                     =========        =========

      The Investment by Springs account was eliminated at April 17, 1996 as part of the accounting for the purchase transaction (see Note 1).

9.    STOCKHOLDERS' EQUITY

      Changes in stockholders' equity on a successor basis for the period of April 18, 1996 through December 28, 1996 consisted of the following (in thousands, except share amounts):

                                               Preferred Stock             Common Stock                      Cumulative
                                               ---------------             ------------          Retained    Translation
                                             Shares        Amount       Shares       Amount      Earnings    Adjustment
                                             ------        ------       ------       ------      --------    ----------
Preferred stock issued on April 17,1996        1,000      $ 35,000
Common stock issued on April 17,1996 ..                                  9,000      $ 10,000
Management loans (see Note 16) ........                                                 (822)
Net income ............................                                                          $ 10,142
Accrued preferred stock dividend ......                                                            (3,137)
Cumulative translation adjustment .....                                                                       ($ 1,350)
                                            --------      --------     --------     --------     --------     --------
Balance at December 28, 1996 ..........        1,000      $ 35,000        9,000     $  9,178     $  7,005     ($ 1,350)
                                            ========      ========     ========     ========     ========     ========

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

10.   EMPLOYEE BENEFIT PLANS

                    Employees Profit Sharing/Retirement Plans

      Substantially all associates of the Company are covered by defined contribution plans. In 1994, 1995, and 1996 (Predecessor Company) the plan was provided by Springs. The 1996 Successor Company plan operated substantially the same as the Springs plan. The Company makes contributions to a defined contribution Profit Sharing Plan annually based upon the profitability of the Company. The contribution is allocated to participant accounts based upon participant compensation. The amount of the Company contribution is subject to approval by the Board of Directors.

      In addition, associates are allowed to contribute a percentage of their compensation to a defined contribution plan and the Company will match a portion of their contribution. This plan, available to substantially all associates, contains a matched savings provision that permits pre-tax employee contributions. Participants can contribute from 1% to 12% of their compensation and receive a 50% matching employer contribution on up to 4% of the participant's contribution.

      Defined contribution plan expense for 1994, 1995, 1996 (Predecessor) and 1996 (Successor) was $1,974, $1,810, $964 and $1,655, respectively.

                   Postretirement Benefits Other Than Pensions

      The Company participates in a defined benefit postretirement medical plan which covers substantially all salaried and nonsalaried employees. In 1994, 1995 and 1996 (Predecessor Company) the plan was provided by Springs. The benefit cost and benefit obligation for these periods was allocated by Springs to the Predecessor Company. The 1996 Successor Company plan operated identically as the Springs plan, but was a separate plan on a stand alone company basis. The plan provides medical coverage to age 65 for employees who retire at age 62 or later, have at least 25 years of service and participated in the plan prior to retirement. The plan is funded on a "pay-as-you-go" basis and is contributory, with retiree contributions adjusted periodically. Postretirement benefit cost consisted of the following components:

                                     1994       1995       1996       1996
                                            (Predecessor)          (Successor)
Service cost                        $   89     $  138     $   41     $   71
Interest cost                          287        278         83        229
                                    ------     ------     ------     ------
                                    $  376     $  416     $  124     $  300
                                    ======     ======     ======     ======

      Management believes that the 1994, 1995 and 1996 (Predecessor) allocated amounts are reasonable and approximate the amounts that would have resulted from a SFAS 106 calculation of postretirement benefit cost on a separate company basis. The 1996 Successor amounts were determined on a stand alone company basis.

      The Company has assumed responsibility for the accrued benefits attributable to employees of the Company. Pursuant to the Agreement, the Company established employee benefit plans which are substantially similar to Springs' employee benefit plans.

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

10.   EMPLOYEE BENEFIT PLANS - (Continued)

      The following table sets forth the status of the Company's obligation under SFAS No. 106 at the end of 1995 and 1996:

Accumulated postretirement benefit obligation ("APBO")      1995         1996
                                                          --------     --------
Retirees ............................................     $  1,200     $  1,473
Fully eligible active plan participants .............          800          393
Other active participants ...........................        2,000        2,145
                                                          --------     --------
Accumulated postretirement benefit obligation .......     $  4,000     $  4,011
Unrecognized gain/(loss) ............................            0          (27)
                                                          --------     --------
Total recorded obligation ...........................     $  4,000     $  3,984
                                                          ========     ========

      The 1995 and 1996 balance sheets include a liability of $4,000 and $3,984, respectively, which is classified in "Long-Term Benefit Plans, Deferred Compensation and Other."

      For measurement purposes, an 11.4% annual rate of increase in the per capita cost of covered health care benefits was assumed. This 11.4% rate is assumed to decrease gradually to 6.3% until the year 2006 and remain at that level thereafter. If the health care cost trend rate were increased by one percent, the APBO would increase by 11% and postretirement benefit cost would increase by approximately 10%. The discount rate used in determining the APBO at December 28, 1996 was 7.75%.

11.   INCOME TAXES

      The following tables present the components of the provision for income taxes, a reconciliation of the statutory U.S. income tax rate to the effective income tax rate, and the principal items of deferred income tax assets and liabilities at the end of 1994, 1995, 1996 (Predecessor) and 1996 (Successor).

      Components of the total income tax provision were as follows:

                                 1994         1995         1996         1996
                               --------     --------     --------     --------
                                         (Predecessor)               (Successor)
Current federal ..........     $  6,002     $  8,622     $  3,739     $  6,011
Current state ............          903        1,297          563        1,096
                               --------     --------     --------     --------
Total current ............        6,905        9,919        4,302        7,107
                               --------     --------     --------     --------
Deferred federal                    502          129           56          (18)
Deferred state                       75           47           20           (3)
                               --------     --------     --------     --------
Total deferred                      577          176           76          (21)
                               --------     --------     --------     --------
Total provision                $  7,482     $ 10,095     $  4,378     $  7,086
                               ========     ========     ========     ========

      The total provision is included in the statements of income as follows:

                                                   1994         1995         1996         1996
                                                 --------     --------     --------     --------
                                                           (Predecessor)               (Successor)
Provision on income before income taxes ....     $  4,896     $  8,444     $  3,595     $  5,460
Income from equity investees ...............          728        1,582          783        1,626
Income of discontinued operations ..........          264           69            0            0
Gain on sale of discontinued operations ....        1,594            0            0            0
                                                 --------     --------     --------     --------
Total provision                                  $  7,482     $ 10,095     $  4,378     $  7,086
                                                 ========     ========     ========     ========

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

11.   INCOME TAXES - (Continued)

      The difference between the federal statutory tax rate and the effective tax rate on income before income taxes was as follows:

                                                   1994         1995         1996         1996
                                                 --------     --------     --------     --------
                                                           (Predecessor)               (Successor)
Provision at federal statutory tax rate ......       35.0%        35.0%        35.0%        35.0%
State income tax, net of federal tax effect ..        3.5          3.4          3.4          4.2
Amortization of acquisition price not
  deductible for tax purposes ................        1.2          0.7          0.7          2.1
Other ........................................        1.0          0.8          0.9         (0.2)
                                                 --------     --------     --------     --------
Effective tax rate                                   40.7%        39.9%        40.0%        41.1%
                                                 ========     ========     ========     ========

      Temporary differences and the related balances of deferred tax assets and liabilities were as follows:

                                                            1995          1996
                                                          --------      --------
Employee benefit accruals ..........................      $  1,975      $  3,356
Deferred compensation ..............................           186             0
Equity investments .................................         2,562         2,376
Environmental reserve ..............................            67             0
Other items ........................................           940           419
                                                          --------      --------
Total deferred tax assets ..........................         5,730         6,151
                                                          --------      --------
Property ...........................................         6,638        12,185
Equity investments .................................        12,719        12,551
Inventories ........................................         2,943         4,362
Other items ........................................           280           566
                                                          --------      --------
Total deferred tax liabilities .....................        22,580        29,665
                                                          --------      --------
Net deferred tax liabilities .......................      $ 16,850      $ 23,514
                                                          ========      ========

12.   EQUITY INVESTMENTS

      CS-Interglas AG ("Interglas")---In March 1993, the Company contributed two European subsidiaries and $8.8 million to Interglas, a company which manufactures fiber glass, aramid and carbon fabrics, in exchange for a 24.9% common stock interest and convertible notes with a face value of 20 million Deutsche marks (the "Convertible Notes"). No gain or loss was recognized as a result of this exchange. The Company's common stock investment in Interglas had a carrying value of $12,809 and $14,282 at December 30, 1995 and December 28,1996, respectively.

      The Convertible Notes, which had a carrying value of $13,922 and $13,037 at December 30, 1995 and December 28, 1996, respectively, are convertible into common stock of Interglas at any time after December 31, 1996. At the Company's option, conversion would result in the Company owning a total of 42% of the outstanding common stock of Interglas as of December 28, 1996. Interest on the Convertible Notes, which is included in income from equity investees, is at 8% through December 31, 1996 and 5% thereafter. Interest income in 1994, 1995 and 1996 was recognized on an accrual basis. If Convertible Notes are not converted, the principal balance plus outstanding interest becomes due on June 30, 2007.

      Asahi-Schwebel Co. Ltd. ("ASCO")--- The Company owns a 39% common equity interest in ASCO, a company which manufactures fiber glass fabrics. ASCO operates a facility in Japan and, in 1996, acquired a majority interest in a fiberglass manufacturer located in Taiwan. The Company's investment in ASCO had a carrying value of $33,205 and $32,586 at December 30, 1995 and December 28, 1996,

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

12.   EQUITY INVESTMENTS - (Continued)

respectively. The carrying value at December 28, 1996 exceeds 39% of ASCO's total equity by approximately $2,700, which is being amortized on a straight-line basis through 2008.

      Clark-Schwebel Tech-Fab Company ("Tech-Fab")---The Company owns a 50% partnership interest in Tech-Fab, a joint venture which manufactures nonwoven fabrics using fiber glass and other synthetic materials. The Company's investment in Tech-Fab had a carrying value of $2,968 and $3,521 at December 30, 1995 and December 28, 1996, respectively.

      Combined Summarized Financial Information---The following table provides combined summarized balance sheet information for these investees as of December 30, 1995 and December 28, 1996:

                                                        1995              1996
                                                      --------          --------
Current assets .............................          $139,541          $138,351
Noncurrent assets ..........................           101,538           127,221
                                                      --------          --------
Total assets ...............................          $241,079          $265,572
                                                      ========          ========
Current liabilities ........................          $ 47,883          $ 54,975
Noncurrent liabilities .....................            92,345            85,665
Minority interest ..........................                 0             9,715
Redeemable equity instrument ...............            21,341            21,341
Equity .....................................            79,510            93,876
                                                      --------          --------
Total liabilities and equity ...............          $241,079          $265,572
                                                      ========          ========

      The following table provides combined summarized income statement information for these investees for the years ended December 31, 1994, December 30, 1995, and December 28,1996:

                                        1994             1995             1996
                                      --------         --------         --------
Net sales ...................         $266,251         $328,145         $317,918
Operating income ............            8,303           20,761           35,163
Net income ..................            3,045           13,207           16,643
                                      ========         ========         ========

13. MAJOR CUSTOMERS, CERTAIN CONCENTRATIONS, AND FAIR VALUE OF FINANCIAL INSTRUMENTS

      Sales to two customers exceeded 10% of net sales during fiscal 1994, 1995, and 1996. Sales to the two customers represented as a percentage of net sales 40.2% in 1994, 42.3% in 1995, 43.4% in 1996 (Predecessor), and 43.2% in 1996
(Successor), respectively. Accounts receivable due from the these two customers as a percent of total accounts receivable was 52% at December 30, 1995 and 57.8% at December 28, 1996. Although the Company's exposure to credit risk could be affected by conditions or occurrences within these customers' industry, no indication of such adverse circumstances existed at December 28, 1996.

      The Company currently buys substantially all of its fiberglass yarn, an important component of its products, from two suppliers and substantially all of its aramid yarn from one supplier. There are a limited number of manufacturers of fiberglass yarn and aramid yarn.

      The Company's financial instruments include cash, short term investments, accounts receivable, Convertible Notes, accounts payable and long-term debt. Management estimates that the carrying value of such instruments approximates fair value, with the exception of the Senior Notes (see Note 4).

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

14.   COMMITMENTS AND CONTINGENCIES

      The Company leases certain machinery and equipment under noncancelable operating leases. Rent expense attributed to such leases was $432, $384, $177, and $314 in 1994, 1995, 1996 (Predecessor), and 1996 (Successor), respectively.

      Future minimum payments under the non-cancelable operating leases as of December 28, 1996 were as follows:

            1997 ..................................   $ 473
            1998 ..................................     217
            1999 ..................................      96
            2000 ..................................      81
            2001 ..................................      79
                                                      -----
                                                      $ 946
                                                      =====

      Prior to the Closing Date of the Acquisition, the Company was involved in administrative proceedings under environmental laws and regulations, including proceedings under the Comprehensive Environmental Response, Compensation and Liability Act. On the closing date, Springs assumed all liabilities related to the costs associated with these environmental matters. The Company had an accrual of $175 related to these matters as of December 30, 1995. There was no material provision for environmental matters in 1994, 1995 or 1996.

      The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not materially affect the Company's financial position or results of operations.

15.   DISCONTINUED OPERATIONS

      In June 1994, the Company sold substantially all the assets of certain subsidiaries engaged in a separate line of business which had revenues of $42,925 for the first six months of 1994. The Company reported a gain on this transaction of $2,573, net of taxes of $1,594.

      In January 1996, the Company sold its equity investment in a company engaged in a separate line of business for an amount which approximated book value. The proceeds received were distributed to Springs. The equity earnings from this investment also are included in Discontinued Operations in the Company's financial statements.

16.   RELATED PARTY TRANSACTIONS

      In connection with the Acquisition, certain members of management (the "Management Investors") made equity contributions to the Company pursuant to a Management Subscription Agreement which provided the terms under which the Management Investors could purchase shares in the Company. The Management Subscription Agreement set forth the share price, vesting provisions, disposition of shares upon termination of employment, and certain other rights of the Management Investors with respect to the shares.

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
                             (DOLLARS in THOUSANDS)

16.   RELATED PARTY TRANSACTIONS - (Continued)

      The Management Investors purchased $1.8 million, or 18%, of the common equity in the Company. Approximately $0.8 million of the purchase price was financed by the Company through a promissory note (the "Note"). The Note bears interest at a rate of 6.51% annually. Principal and interest payments are payable annually on April 17 through 2001. The remaining principal and accrued interest are due in a balloon payment on April 17, 2006. In the event of the sale or disposition of the shares, net proceeds from the sale or disposition will be first applied to repayment of the Note.

      The Management Investors have entered into a Securityholders Agreement with the Company and Vestar/CS Holding which contains certain agreements among such parties with respect to the capital stock and corporate governance of the Company. The Securityholders Agreement gives Vestar/CS Holding the right to appoint all members to the Board of Directors of the Company. Additionally, the Securityholders Agreement restricts the ability of Management Investors to transfer their equity interest except upon (A) the exercise of their tag along rights, which allows Management Investors to sell their equity interest when Vestar/CS Holding sells its equity interest in the Company; (B) a sale of the Company; (C) the exercise of certain put and call options under the Management Subscription Agreement; (D) a public sale of the Company's common stock.

      The Management Investors have entered into a Voting Trust Agreement with the Company and Vestar/CS Holding which requires Management Investors to vote all of their common stock as directed by Vestar/CS Holding for the approval of any of the following: amendment to the Company's Certificate of Incorporation, merger, share exchange, combination or consolidation of the Company with any other person, the sale, lease or exchange of all or substantially all of the property and assets of the Company, or the reorganization, recapitalization, liquidation, or dissolution of the Company.

      Pursuant to a Management Advisory Agreement (the "Management Agreement"), Vestar Capital Partners will receive an annual fee and reimbursement of out-of-pocket expenses for management and financial consulting services provided to the Company. Such services include advising the Company on the establishment of effective banking, legal and other business relationships, and assisting management in developing and implementing strategies for improving the operational, marketing and financial performance of the Company. The management advisory fees to be paid per annum will equal the greater of (i) 1.0% of the consolidated earnings of the Company before interest, taxes, depreciation and amortization or (ii) $350. Approximately $258 was paid to Vestar pursuant to the Management Agreement for services rendered between April 18, 1996 and December 28, 1996 (Successor Company).

      Upon consummation of the Acquisition, the Company paid to Vestar Capital Partners an investment banking fee of approximately $1.5 million plus out-of-pocket expenses for its services in structuring the transaction and providing financial advice in connection therewith. Additionally, a member of the Company's Board of Directors received a fee of approximately $600 for his consulting services in connection with the Acquisition.

                          CLARK-SCHWEBEL HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                       DECEMBER 28, 1996 and JUNE 28, 1997
                  (Dollars in Thousands Except Per Share Data)

                                                 DECEMBER 28,      JUNE 28,
                                                    1996             1997
                                                    ----             ----
                                             (Successor Basis) (Successor Basis)
                                                                  (Unaudited)
ASSETS
CURRENT ASSETS:
      Cash and cash equivalents ..............    $   4,064         $  14,352
      Accounts receivable, net ...............       25,794            26,351
      Inventories, net .......................       32,633            36,763
      Other ..................................          592               703
                                                  ---------         ---------
            Total current assets .............       63,083            78,169
                                                  ---------         ---------
PROPERTY, PLANT AND EQUIPMENT ................       67,936            68,149
      Accumulated depreciation ...............       (5,841)           (8,514)
                                                  ---------         ---------
            Property, plant and equipment, net       62,095            59,635
                                                  ---------         ---------
EQUITY INVESTMENTS ...........................       63,426            62,130
GOODWILL .....................................       44,333            43,780
OTHER ASSETS .................................        6,808             6,391
                                                  ---------         ---------
TOTAL ASSETS .................................    $ 239,745         $ 250,105
                                                  =========         =========
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
      Accounts payables ......................    $  21,448         $  28,973
      Accrued liabilities ....................       14,338            13,561
      Deferred tax liabilities - current .....        2,056             2,056
      Current maturities of long-term debt ...           51               366
                                                  ---------         ---------
            Total current liabilities ........       37,893            44,956
                                                  ---------         ---------
LONG-TERM DEBT ...............................      123,440           120,824
DEFERRED TAX LIABILITIES .....................       21,458            20,170
LONG-TERM BENEFIT PLANS AND OTHER ............        7,121             9,535
                                                  ---------         ---------
COMMITMENTS AND CONTINGENCIES
TOTAL LIABILITIES ............................      189,912           195,485
                                                  ---------         ---------
EQUITY
      Preferred stock (par value per
        share - $.01) - 12.5%
        participating, 10,000 shares
        authorized, 1,000 shares issued
        and outstanding (see Note 6) .........       35,000            35,000
      Common stock (par value per
        share - $.01) - 100,000
        shares authorized, 9,000
        shares issued and outstanding, less
        management loans of $822 and $799,
        respectively (see Note 6) ............        9,178             9,201
      Retained earnings ......................        7,005            13,987
      Cumulative translation adjustment ......       (1,350)           (3,568)
                                                  ---------         ---------
            Total equity .....................       49,833            54,620
                                                  ---------         ---------
TOTAL LIABILITIES AND EQUITY .................    $ 239,745         $ 250,105
                                                  =========         =========

                 See notes to consolidated financial statements.

                          CLARK-SCHWEBEL HOLDINGS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                       (UNAUDITED - Dollars in Thousands)

                                                   March 31,      December 31,      April 18,        March 30,      December 29,
                                                     1996 -          1995 -           1996 -           1997 -          1996 -
                                                   April 17,       April 17,        June 29,         June 28,         June 28,
                                                     1996            1996             1996             1997             1997
                                                   ---------       ---------        ---------        ---------        ---------
                                                       (Predecessor Basis)                       (Successor Basis)
Net sales .................................        $   8,741       $  68,911        $  47,330        $  61,061        $ 123,299
Cost of goods sold ........................            7,107          54,958           37,744           47,217           95,851
                                                   ---------       ---------        ---------        ---------        ---------
Gross profit ..............................            1,634          13,953            9,586           13,844           27,448
Selling, general and administrative
    Expenses ..............................              937           4,812            3,023            3,825            7,727
                                                   ---------       ---------        ---------        ---------        ---------
    Operating income ......................              697           9,141            6,563           10,019           19,721

Other income  (expense):
    Interest expense ......................              (20)           (148)          (3,134)          (3,147)          (6,427)
    Other, net ............................               (5)             (5)              (1)              (3)              (3)
                                                   ---------       ---------        ---------        ---------        ---------
Income before income taxes ................              672           8,988            3,428            6,869           13,291
Provision for income tax ..................             (269)         (3,595)          (1,471)          (2,824)          (5,475)
Income from equity investees, net .........              267           1,174              985              944            1,582
                                                   ---------       ---------        ---------        ---------        ---------
Net income ................................        $     670       $   6,567            2,942            4,989            9,398
                                                   =========        =========
Accrued dividends on preferred stock ......                                              (873)          (1,225)          (2,416)
                                                                                    ---------        ---------        ---------
    Net income applicable to common  shares                                         $   2,069        $   3,764        $   6,982
                                                                                    ---------        ---------        ---------

                 See notes to consolidated financial statements.

                          CLARK-SCHWEBEL HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (UNAUDITED - Dollars in Thousands)

                                                                                     December 31,                       December 29,
                                                                                        1995 -         April 18 -           1996 -
                                                                                      April 17,         June 29,          June 28,
                                                                                        1996              1996              1997
                                                                                      ---------         ---------         ---------
                                                                                 (Predecessor Basis)          (Successor Basis)
OPERATING ACTIVITIES:
      Net income .............................................................        $   6,567         $   2,942         $   9,398
      Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization of goodwill
         and unearned revenue ................................................            3,526             2,006             4,562
         Amortization of deferred financing cost .............................                0               173               417
         Deferred tax provision ..............................................            1,404              (112)             (595)
         Income from equity investments, net .................................           (1,174)             (985)           (1,540)
         Loss on sale of equipment ...........................................                0                 0                11
         Changes in assets and liabilities, net of the Effects of the purchase of the company:
               Accounts receivable ...........................................            1,832             1,620              (557)
               Inventories ...................................................           (2,883)            1,466            (4,130)
               Prepaid expenses and other ....................................             (187)              105                98
               Accounts payable ..............................................             (697)            7,784             7,525
               Accrued liabilities ...........................................             (289)            5,301              (570)
         Other ...............................................................             (131)            1,208                (6)
                                                                                      ---------         ---------         ---------
           Net cash provided by operating activities .........................            7,968            21,508            14,613
                                                                                      ---------         ---------         ---------
INVESTING ACTIVITIES:
      Purchases of equipment .................................................           (1,603)             (396)           (3,541)
      Payment for purchase of Company ........................................                0          (192,895)                0
      Proceeds from sale of equipment ........................................                0                 0             1,494
                                                                                      ---------         ---------         ---------
                 Net cash used in investing activities .......................           (1,603)         (193,291)           (2,047)
                                                                                      ---------         ---------         ---------
FINANCING ACTIVITIES:
      Investment by ..........................................................          (10,955)                0                 0
      Springs
      Transfer of assets retained by Springs .................................            4,461                 0                 0
      Proceeds from issurance of stock .......................................                0            45,000                 0
      Payment of acquisition fees, net .......................................                0           (10,500)                0
      Loans to management investors ..........................................                0              (822)                0
      Proceeds from long-term borrowings .....................................                0           160,000                 0
      Principal payments under long-term debt and
         capital lease obligations ...........................................              (29)          (18,764)           (2,301)
      Proceeds from repayment of loans to
         management investors ................................................        ---------         ---------         ---------
                 Net cash provided by (used in) financing
                 activities ..................................................           (6,523)          174,914            (2,278)
                                                                                      ---------         ---------         ---------
NET CHANGE IN CASH ...........................................................             (158)            3,131            10,288
CASH, BEGINNING OF PERIOD ....................................................              584               426             4,064
                                                                                      ---------         ---------         ---------
CASH, END OF PERIOD ..........................................................        $     426         $   3,557         $  14,352
                                                                                      =========         =========         =========
CASH PAID FOR INTEREST .......................................................        $     120         $     516         $   6,030
                                                                                      =========         =========         =========
CASH PAID FOR TAXES ..........................................................        $       0         $     100         $   6,372
                                                                                      =========         =========         =========

Noncash Transaction: The company accrued dividends on preferred stock of $2,416 for the period of December 29, 1996 - June 28, 1997.

                 See notes to consolidated financial statements

                          CLARK-SCHWEBEL HOLDINGS, INC.
            NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS in THOUSANDS)

1.    BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the assets, liabilities and results of operations as of June 28, 1997 and for the period from December 29, 1996 to June 28, 1997 of Clark-Schwebel Holdings, Inc., the successor company ("Company"), following the change in ownership (see Note 2). The Company's primary asset is all of the capital stock of Clark-Schwebel, Inc., its operating company. The statements also include the assets and liabilities of the Company as of December 28, 1996, and the results of operations for the period of December 31, 1995 to April 17, 1996 of Fort Mill A Inc., the predecessor company ("Predecessor Company"), prior to the change in ownership, and the results of operations of Clark-Schwebel Holdings, Inc., the successor company, for the period from April 18, 1996 to June 29, 1996, following the change in ownership. The statements of the Predecessor Company include certain expenses that historically were accounted for only at the Springs Industries, Inc. ("Springs") - parent company level.

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X of the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All significant intercompany balances and transactions have been eliminated. The balance sheet at December 28, 1996 has been derived from the audited financial statements at that date. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for interim periods are not necessarily indicative of results for the entire year. For further information, refer to the Company's consolidated financial statements and footnotes for the year ended December 28, 1996 included in the Company's Form 10-K for the year then ended.

2.    CHANGE IN OWNERSHIP TRANSACTION

      On February 24, 1996, the Company, Springs and affiliates of Vestar Equity Partners, L.P. (Vestar), entered into an Agreement and Plan of Merger (Agreement) whereby an affiliate of Vestar would acquire the Company (the "Acquisition"). Pursuant to the Agreement, on April 17, 1996 (Closing Date), Vestar/CS Holding Company, LLC (Vestar/CS) purchased all of the issued and outstanding capital stock of Fort Mill A Inc. from Springs for approximately $192,895. The sources of cash for this purchase included $110,000 of senior notes, an equity contribution of $45,000 and bank debt. On the day following the Closing Date, Vestar/CS had an 82% common equity interest and management investors had an 18% common equity interest in the Company.

      Under the Agreement, Springs agreed to (i) assume responsibility for repayment of the Industrial Revenue Bonds payable in 2010 and related accrued interest, (ii) pay $959 in certain accrued employee benefits, (iii) provide indemnification for certain environmental, tax and other matters, (iv) retain the accounts receivable from one customer (which totaled $2,782 as of December 30, 1995) and related $1,400 reserve, and (v) retain the $99 accrued obligation related to the Company's Long-term Disability Plan. At the Closing Date, all payable and receivable accounts between the Company and Springs were canceled.

      The acquisition was accounted for as a purchase business combination. The adjustment to net assets represents the step-up to fair value of the net assets acquired as follows:

Purchase price ....................................................   $ 192,895
Nonfinancing portion of fees and expenses .........................       2,780
                                                                      ---------
Total purchase price ..............................................     195,675
Less fair value of net assets acquired ............................    (150,547)
                                                                      ---------
Excess of purchase price over fair value of net assets acquired ...   $  45,128
                                                                      =========

      The fair values of Clark-Schwebel, Inc.'s assets and liabilities at the date of acquisition are presented below:

Current  assets ...................................................   $  68,410
Property, plant and equipment .....................................      66,391
Equity investments ................................................      62,314
Current liabilities ...............................................     (20,282)
Other liabilities .................................................     (26,286)
                                                                      ---------
Net assets acquired ...............................................   $ 150,547
                                                                      =========

      Following the acquisition, the purchase cost (including the fees and expenses related thereto) was allocated to the tangible and intangible assets and liabilities of the Company based upon their respective fair values. This resulted in a step-up in the basis of inventory of $5,274 and property, plant and equipment of $15,000. The excess of the purchase price over the fair value of net assets acquired of $45,128 was recorded as goodwill, and is being amortized on a straight-line basis over a period of 40 years.

      Additional agreements include Transition Agreements for specified periods in which Springs would be compensated for certain services provided to the Company, and a Management Agreement that specifies services to be provided to the Company by an affiliate of Vestar.

      In accordance with agreements related to the change of ownership transaction, certain assets totaling $4,461 were transferred to Springs in the first quarter of 1996. This balance has been separately disclosed on the face of the accompanying 1996 statements of cash flows.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Following is a summary of the significant accounting policies used in the preparation of the financial statements of the Company.

      Basis of Consolidation - The consolidated financial statements include the accounts of the Company and its operating company and wholly-owned subsidiary, Clark-Schwebel, Inc. All material intercompany amounts and transactions have been eliminated.

      Fiscal Year - The Company's operations are based on a fifty-two or fifty-three week fiscal year ending on the Saturday closest to December 31. Accordingly, the interim periods will also be reported on the Saturday closest to the calendar quarter end. The fiscal year ended January 3, 1998 is referrred to herein as 1997. The fiscal year ended December 28, 1996 is referred to herein as 1996. The 1996 fiscal year consisted of 52 weeks, while the 1997 fiscal year will consist of 53 weeks.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include the allowance for doubtful accounts receivable and the liabilities for certain long-term benefit plans. Actual results could differ from such estimates.

      Revenue Recognition - Revenue from product sales is recognized at the time ownership of the goods transfers to the customer and the earnings process is complete. This generally occurs when the goods are shipped.

      Cash and Cash Equivalents - Cash and cash equivalents include cash on hand and in the bank as well as short term investments held for the purpose of general liquidity. Such investments normally mature within three months from the date of aquisition.

      Accounts Receivable - The Company establishes an allowance for doubtful accounts based upon factors including the credit risk of specific customers, historical trends and other information. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral.

      Inventories - Inventories are valued at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for substantially all inventories.

      Property, Plant, and Equipment - Property, plant, and equipment is recorded at cost and depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Estimated useful lives are as follows:

      Land improvements ..................................  10 to 20 years
      Buildings and improvements .........................  20 to 40 years
      Machinery and equipment ............................   3 to 11 years

      Equity Investments - The company owns equity interests in CS-Interglas AG (headquartered in Germany), Asahi-Schwebel Co., Ltd. (headquartered in Japan) and Clark Schwebel Tech-Fab Company (located in Anderson, SC), which are accounted for using the equity method of accounting.

      Foreign Currency - The foreign equity investments are translated at year-end exchange rates. Equity income and losses are translated at the average rate during the year. Cumulative translation adjustments are reflected as a separate component of stockholders' equity.

      Postretirement Benefits - Postretirement benefits are accounted for pursuant to Statement of Financial Accounting Standards ("SFAS") No. 106, Employers Accounting for Postretirement Benefits Other Than Pensions. SFAS No. 106 requires that the projected future cost of providing postretirement benefits, such as health care and life insurance, be recognized as an expense as employees render service rather than when claims are incurred.

      Income Taxes - Income taxes are accounted for pursuant to SFAS 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income tax assets and liabilities represent the future income tax effect of temporary differences between the book and tax bases of assets and liabilities assuming they will be realized and settled at the amounts reported in the financial statements. The provision for income taxes included in the accompanying financial statements is computed in a manner consistent with SFAS No. 109.

4.    LONG-TERM DEBT

      Long-term debt consisted of the following:

                                                                December 28,    June 28,
                                                                   1996           1997
                                                                 ---------      ---------
Senior Notes, payable in 2006, interest at 10.5% ...........     $ 110,000      $ 110,000
Term Loan payable in quarterly installments; subsequently
    prepaid in July 1997 (see Note 6) ......................        13,440         11,190
Revolving Credit Agreement, due 2002, interest at variable
    rates ..................................................             0              0
Capitalized lease obligation payable in equal monthly
    installments of $7, through June 1997 ..................            51              0
                                                                 ---------      ---------
Total ......................................................       123,491        121,190
Less current maturities ....................................           (51)          (366)
                                                                 ---------      ---------
Long-term debt .............................................     $ 123,440      $ 120,824
                                                                 =========      =========

      The senior notes accrue interest at a fixed rate of 10.5% per annum, with interest payable semiannually in arrears on April 15 and October 15. The senior notes are not redeemable at the option of the Company prior to April 15, 2001, except in the event of a public equity offering of the Company, at which time a portion of the senior notes would be redeemable. The debt under the credit facility bears interest which varies with LIBOR plus a margin which varies with the Company's leverage ratio. On June 28, 1997 the interest rate was 7.19% per annum. Interest is typically payable monthly. The Company pays a quarterly commitment fee equal to 0.375% on the unused portion of the revolving credit facility which was $55,000 at June 28, 1997.

      The revolving credit facility and the senior notes contain certain restrictive covenants which provide limitations on the company with respect to restricted payments, indebtedness, liens, investments, dividends, distributions, transactions with affiliates, debt repayments, capital expenditures, mergers, and consolidations. The bank facility and senior note covenants also require maintenance of certain financial ratios. At June 28, 1997, the Company was in compliance with such covenants.

      The aggregate five-year maturities of long-term debt subsequent to June 28, 1997 follow: 1997 - $366; 1998 - $1,665; 1999 - $2,081; 2000 - $2,498; 2001
- $2,914. These amounts relate to the Term Loan which was subsequently prepaid in July 1997.

5.    INVENTORIES

      Inventories consisted of the following:

                                                                December 28,   June 28,
                                                                   1996          1997
                                                                 --------      --------
                                                                 --------      --------
Finished goods .............................................     $  9,264      $ 12,452
Raw material and supplies ..................................        9,254        10,093
In process .................................................       15,215        15,581
                                                                 --------      --------
Total at standard cost (which approximates average cost) ...       33,733        38,126
Less LIFO reserve ..........................................       (1,100)       (1,363)
                                                                 --------      --------
Inventories, net ...........................................     $  2,633      $ 36,763
                                                                 ========      ========

6.    Subsequent Events

      On July 14, 1997, the Company amended the terms of its outstanding participating preferred stock (the "Preferred Stock") by amending and restating its certificate of incorporation (the "Certificate") to allow the Company to redeem such Preferred Stock using one of the following alternatives: (i) on or after August 14, 1997 for 12.5% Senior Debentures due 2007 (the "Senior Debentures") of the Company and up to $5 million in cash (on the terms and subject to the conditions set forth in the Certificate); (ii) on or after August 14, 1997 but prior to July 15, 2002 for cash in an amount equal to 112.5% of the sum of the liquidation value of the Preferred Stock and all accumulated dividends thereon; (iii) after July 15, 2002 for cash in an amount equal to a percentage of the sum of the liquidation value of the Preferred Stock and all accumulated dividends thereon (106.25% for redemptions in the year beginning on July 15, 2002; 104.167% for redemptions in the year beginning on July 15, 2003; 102.083% for redemptions in the year beginning on July 15, 2004; and 100% for redemptions in the year beginning on July 15, 2005 and thereafter); and (iv) upon the consummation of a change of control transaction or a public or private equity offering for cash in an amount equal to 106% of the liquidation value of the Preferred Stock and all accumulated dividends thereon. All accrued but unpaid dividends on the Preferred Stock to the date of redemption and certain consideration (either cash or shares of the Company's Common Stock) for the participation feature of the Preferred Stock will be payable on the date of any such redemption. The Preferred Stock must be redeemed by the Company on July 15, 2007. Accordingly, Preferred Stock outstanding subsequent to July 14, 1997 will not be included in the Equity classification on the Company's consolidated balance sheet.

      If the Company does not exercise one of its redemption options, or until it does, the Company's Certificate provides that dividends will be paid quarterly in cash at the rate of 12.5% to the extent permitted by the Credit Agreement and the indenture governing the Senior Notes. If the Company chooses not to redeem all of its outstanding Preferred Stock by August 28, 1997, the holders thereof are entitled to certain shelf registration rights.

      The Senior Debentures, if issued, would be subject to an indenture containing terms similar to those contained in the indenture governing the Senior Notes and the holders thereof would be entitled to certain registration rights. Interest on the Senior Debentures would be payable in cash semi-annually to the extent permitted by the Credit Agreement and the indenture governing the Senior Notes. If the Company is unable to pay interest in cash due to the prohibitions contained in the Credit Agreement or such indenture, interest on the Senior Debentures would be payable in additional Senior Debentures.

      Additionally, on July 14, 1997, the Company prepaid all of its outstanding indebtedness under the Term Loan and amended the Credit Agreement to provide, among other things, that the Company may, subject to certain conditions, pay cash dividends on the Preferred Stock, pay up to $5 million in cash and issue Senior Debentures in a redemption of the Preferred Stock, and make semi-annual interest payments in cash on the Senior Debentures. The Revolving Credit Facility under the Credit Agreement was also amended to increase the aggregate amount of commitments thereunder to $65 million.

      Vestar/CS-Holding sold the Preferred Stock on July 14, 1997 and simultaneously purchased 10% of the outstanding Common Stock of the Company from the management investors on a pro rata basis. Upon the consummation of that transaction, all of the Company's outstanding loans to management were repaid in full.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE CLARK-SCHWEBEL, INC. AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               ------------------
                                TABLE OF CONTENTS

                                                                            PAGE

Available Information ....................................................     4
Prospectus Summary .......................................................     6
Summary Historical and Pro Forma Financial Data ..........................    15
Risk Factors .............................................................    19
The Transactions .........................................................    25
Use of Proceeds ..........................................................    27
Capitalization ...........................................................    28
Selected Historical Financial Data .......................................    29
Unaudited Pro Forma Financial Statements .................................    33
Management's Discussion and Analysis
  of Financial Condition and Results of
  Operations .............................................................    41
The Business .............................................................    54
Management ...............................................................    62
Security Ownership .......................................................    67
Certain Relationships and Related Transactions ...........................    69
Description of Certain Indebtedness ......................................    71
Description of New Debentures ............................................    73
The Exchange Offer .......................................................   101
Certain Federal Income Tax Consequences ..................................   111
Plan of Distribution .....................................................   111
Legal Matters ............................................................   112
Experts ..................................................................   112
Index to Financial Statements ............................................   F-1

                               ------------------

      Until November 8, 1996, (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                     [LOGO]



                                 CLARK-SCHWEBEL
                                 HOLDINGS, INC.






                             ----------------------

                                   PROSPECTUS

                             ----------------------






                              OFFER TO EXCHANGE ITS
                       12 1/2% SERIES B SENIOR DEBENTURES
                                    DUE 2007
                                 FOR ANY AND ALL
                               OF ITS OUTSTANDING
                       12 1/2% SERIES A SENIOR DEBENTURES
                                    DUE 2007

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Holdings is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, inter alia, ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Holdings' Certificate of Incorporation and By-laws provides for the indemnification of directors and officers of Holdings to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it currently exists or may hereafter be amended.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Holdings maintains and has in effect insurance policies covering all of Holdings' directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 21.  Exhibits and Financial Statement Schedules.


(a)   Exhibits.

       3.1 Amended and Restated Certificate of Incorporation of Clark-Schwebel Holdings, Inc.*

       3.2  Amended and Restated By-laws of Clark-Schwebel Holdings, Inc.*

       4.1 Indenture dated as of August 14, 1997 between Clark-Schwebel Holdings, Inc. and State Street Bank and Trust Company.

       4.2 Rights Agreement dated as of July 14, 1997 between Clark-Schwebel Holdings, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.*

       5.1  Form of Opinion and consent of Kirkland & Ellis.*****

       9.1 Voting Trust Agreement, made as of April 17, 1996, by and among Clark-Schwebel Holdings, Inc., Vestar/CS Holding Company, L.L.C. and other parties thereto.**

      10.1 Credit Agreement, dated as of April 17, 1996, among Clark-Schwebel Holdings, Inc., Clark-Schwebel, Inc., and the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank (the "Agent").**

      10.2 Security Agreement, dated as of April 17, 1996, made by Clark-Schwebel Holdings, Inc. in favor of the Agent.**

      10.3 Pledge Agreement, dated as of April 17, 1996, made by Clark-Schwebel Holdings, Inc. in favor of the Agent.**

      10.4 Guarantee Agreement, dated as of April 17, 1996, made by Clark-Schwebel Holdings, Inc. in favor of the Agent.**

      10.5 Management Agreement, dated as of April 17, 1996, between Clark-Schwebel Holdings, Inc. and Springs Industries, Inc.**

      10.6 Intellectual Property Security Agreement, among Clark-Schwebel Holdings, Inc., Clark-Schwebel, Inc. and the other parties thereto.**

      10.7 Indenture, dated as of April 17, 1996, among Clark-Schwebel Holdings, Inc., Clark-S Acquisition Corporation, CS Finance Corporation of Delaware and Fleet National Bank, as Trustee.**

      10.8 First Amendment to the Credit Agreement, dated as of March 27, 1997, among Clark-Schwebel Holdings, Inc., Clark-Schwebel, Inc., the Agent and the other parties thereto.***

      10.9 Second Amendment to the Credit Agreement, dated as of July 14, 1997, among Clark-Schwebel Holdings, Inc., Clark-Schwebel, Inc., the Agent and the other parties thereto.*

---------------------------

* Previously filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997.

** Previously filed with the Company's Registration Statement on Form S-4, Registration No. 333-4722.

*** Previously filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997.

**** Previously filed with the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

***** To be filed by amendment.

      10.1  Executive Bonus Plan 1996.****

      10.1  Executive Bonus Plan 1997.****

      12.1  Statement of Computation of Ratio of Earnings to Fixed Charges.

      21.1  Subsidiaries of the Registrant.

      23.1  Consent of Arthur Andersen, L.L.P.

      23.2  Consent of Deloitte & Touche LLP.

      23.3  Consent of Kirkland & Ellis (included in Exhibit 5.1).*****

      24.1  Powers of Attorney (included in signature page).

      25.1  Statement of Eligibility of Trustee on Form T-1.*****

      27.1  Financial Data Schedule.*/****

      99.1  Form of Letter of Transmittal.*****

      99.2  Form of Notice of Guaranteed Delivery.*****

      99.3  Form of Tender Instructions.*****

(b)   Financial Statement Schedules.

      Not Applicable.

---------------------------

* Previously filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997.

** Previously filed with the Company's Registration Statement on Form S-4, Registration No. 333-4722.

*** Previously filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997.

**** Previously filed with the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

***** To be filed by amendment.

Item 22.  Undertakings.

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of the chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

            (5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (6) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of South Carolina, on September __, 1997.

                                    CLARK-SCHWEBEL HOLDINGS, INC.

                                    By: /s/ William D. Bennison
                                    -------------------------------------
                                    Name:  William D. Bennison
                                    Title:  President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald R. Burnette, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Clark-Schwebel Holdings, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

Signature                           Capacity                        Date
---------                           --------                        ----

      /s/William D. Bennison        President and             September __, 1997
--------------------------------    Director (principal
      William D. Bennison           executive officer)


      /s/Jack P. Schwebel           Chairman of the Board     September __, 1997
--------------------------------
      Jack P. Schwebel


      /s/Richard C. Wolfe           Executive Vice            September __, 1997
--------------------------------    President and
      Richard C. Wolfe              Director


      /s/Donald R. Burnette         Vice President and        September __, 1997
--------------------------------    Chief Financial
      Donald R. Burnette            Officer (principal
                                    financial officer)

      /s/Kyle J. Davidson           Controller (principal     September __, 1997
--------------------------------    accounting
      Kyle J. Davidson              officer)


      /s/Norman W. Alpert           Director                  September __, 1997
--------------------------------
      Norman W. Alpert


      /s/John D. Howard             Director                  September __, 1997
--------------------------------
      John D. Howard


      /s/Sander M. Levy             Director                  September __, 1997
--------------------------------
      Sander M. Levy


      /s/Daniel S. O'Connell        Director                  September __, 1997
--------------------------------
      Daniel S. O'Connell